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As filed with the Securities and Exchange Commission on May 5, 2004

Registration No. 333-104639

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NAVISTAR FINANCIAL SECURITIES CORPORATION
(Exact name of originator of the trusts and co-registrant as specified in its charter)

NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST
(Co-registrant and issuer with respect to the Collateral Certificate)

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST
(Co-registrant and issuer with respect to the Notes)

Delaware (Registrant's State or other jurisdiction of incorporation or organization)	36-3731520 (Registrant's I.R.S. Employer Identification No.)

Navistar Financial Securities Corporation
2850 West Golf Road
Rolling Meadows, IL 60008
(847) 734-4000
(Address, including zip code, and telephone
number, including area code,
of Registrant's principal executive offices)
Steven K. Covey
Navistar Financial Securities Corporation
2850 West Golf Road
Rolling Meadows, IL 60008
(847) 734-4000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Jeffrey S. O'Connor
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant in light of market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(3)

Dealer Note Asset Backed Notes	$660,000,000	100%	$660,000,000	$83,622

Collateral Certificate(2)	$660,000,000	—	—	—

(1)
Estimated solely for purposes of calculating the registration fee.

(2)
No additional consideration will be paid by the purchasers of the Dealer Note Asset Backed Notes for the Collateral Certificate, which is pledged as security for the Dealer Note Asset Backed Notes.

(3)
$80.90 has previously been paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MAY 5, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

PROSPECTUS

Navistar Financial Dealer Note Master Owner Trust
Issuer

Dealer Note Asset Backed Notes

Navistar Financial Securities Corporation
Seller

Navistar Financial Corporation
Servicer

Before you purchase any of the notes, you should consider carefully the risk factors beginning on page 4 in this prospectus and in the prospectus supplement for the notes.

The sole source of payments on the notes is the assets of the Issuer allocable to those notes. The notes are not interests in or obligations of Navistar Financial Securities Corporation, Navistar Financial Dealer Note Master Trust, Navistar Financial Corporation, or any other person or entity.

This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the notes.

The Issuer—

•
may periodically issue one or more series of notes; and

•
will own—

•
an investor certificate, the collateral certificate, issued by another trust, which owns a portfolio of dealer notes arising from revolving floor plan financing agreements with truck, bus, body and trailer dealers;

•
distributions on the collateral certificate, which consist of payments on those dealer notes; and

•
other property described in this prospectus and in the prospectus supplement.

The notes—

•
will be obligations of the Issuer only;

•
will be paid only from the assets of the Issuer;

•
will represent the right to payments in the amounts and at the times described in the prospectus supplement for the notes;

•
will be rated investment grade by at least one nationally recognized rating agency if they are offered by this prospectus;

•
may benefit from one or more forms of credit enhancement; and

•
may be issued as part of a designated series which may include one or more classes.

        Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        ,

i

Addresses for Notices	48
Issuer's Annual Compliance Statement	48
Indenture Trustee's Annual Report	48
List of Noteholders	48
Reports to Noteholders	48
Satisfaction and Discharge of Indenture	48
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT	49
Transfer of Dealer Notes to the Dealer Note Trust	49
Eligible Dealer Notes	49
Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest	50
Due Periods; Distribution Periods	52
Advances	53
The Servicer	53
Dealer Note Trust Accounts; Series Accounts	55
Excess Funding Account	56
Collections	56
Distributions	56
Early Amortization Events	56
Termination; Fully Funded Date	57
Reports to Investor Certificateholders	58
Evidence as to Compliance	59
The Seller's Certificates	60
New Issuances	61
Indemnification of Dealer Note Trust and Trustee of the Dealer Note Trust; Limitation on Liability of Certain Persons	62
The Trustee of the Dealer Note Trust	63
Amendments	63
List of Investor Certificateholders	64
Seller Authorized to File Reports Pursuant to the Securities Act and the Securities Exchange Act	64
Certain Limitations on Rights of Investor Certificateholders	64
Governing Law	64
DESCRIPTION OF THE PURCHASE AGREEMENT	64
Daily Sales of Dealer Notes	64
Representations and Warranties	65
Repurchase Obligations	65
Certain Covenants	66
Termination	66
CERTAIN MATTERS RELATING TO BANKRUPTCY	66
CERTAIN MATTERS RELATING TO THE DEALER NOTES AND THE COLLATERAL CERTIFICATE	67
MATERIAL FEDERAL INCOME TAX MATTERS	68
General	68
Characterization of the Notes as Indebtedness	68
Stated Interest on Notes	69
Original Issue Discount	69
Treatment of Market Discount and Acquisition Premium	70
Disposition of Notes	70
Information Reporting and Backup Withholding	70
Tax Shelter Disclosure and Investor List Requirements	71
Tax Consequences to Foreign Holders	71
Tax Characterization of the Trust	72
STATE TAX MATTERS	73
General	73
Illinois and New York	73
ERISA CONSIDERATIONS	74
Plan Asset Status of Debt Instruments	75
PLAN OF DISTRIBUTION	75
LEGAL MATTERS	76
WHERE YOU CAN FIND MORE INFORMATION	76
GLOSSARY	78
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	88
Initial Settlement	88
Secondary Market Trading	88
Certain U.S. Federal Income Tax Documentation Requirements	90

ii

WHERE TO FIND INFORMATION IN THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT

        We provide information to you about the notes in two separate documents that provide varying levels of detail:

  (1)
  this prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series; and

  (2)
  the prospectus supplement for a series of notes, which will provide financial and other information regarding the receivables held by the Dealer Note Trust as of a specified date and will specify the terms of a particular series of notes, including:

  •
  which classes of notes of the series are being offered;

  •
  the timing of interest and principal payments;

  •
  the priority of interest and principal payments;

  •
  information about credit enhancement, if any;

  •
  the ratings for each class of offered notes; and

  •
  the method for selling each class of offered notes.

        You should rely only on the information provided in this prospectus and the prospectus supplement for your series of notes. If the terms of your series of notes vary between this prospectus and the prospectus supplement for that series, you should rely on the information in the prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in this prospectus and any prospectus supplement is accurate on any date other than the dates stated on their respective covers.

        We are not offering the notes in any state where the offer is not permitted.

        You can find definitions of terms frequently used in this prospectus and references to pages where terms are defined under the caption "Glossary" which appears at the end of this prospectus.

        We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

iii

SUMMARY

        This summary highlights selected information from this prospectus and provides an overview to aid in your understanding of the notes. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of a series of notes, carefully read this entire prospectus and the prospectus supplement.

Issuer

        Navistar Financial Dealer Note Master Owner Trust, a Delaware statutory trust formed by the Seller and the Owner Trustee.

Seller

        Navistar Financial Securities Corporation, a wholly-owned, special purpose subsidiary of Navistar Financial Corporation, which buys dealer notes from Navistar Financial Corporation and transfers those dealer notes to the Dealer Note Trust.

Servicer

        Navistar Financial Corporation, a wholly-owned subsidiary of International Truck and Engine Corporation, is the servicer of the dealer notes.

Indenture Trustee

        The Bank of New York.

Owner Trustee

        Chase Manhattan Bank USA, National Association.

Dealer Note Trust

        Navistar Financial Dealer Note Master Trust, an Illinois common law trust, which holds the dealer notes and issued the collateral certificate held by the Issuer.

Dealer Note Trust Trustee

        The Bank of New York.

Assets of the Issuer

        The primary asset of the Issuer consists of an investor certificate, the collateral certificate, issued by the Dealer Note Trust. The collateral certificate represents an undivided beneficial interest in the Dealer Note Trust and the right to receive distributions of finance charge and principal collections on the dealer notes and other assets of the Dealer Note Trust allocated to the collateral certificate from the assets of the Dealer Note Trust. The assets of the Issuer also include:

  •
  amounts on deposit in specified accounts maintained for the Issuer or for a series of notes;

  •
  derivative agreements that the Issuer may enter into or obtain for the benefit of any series or class of notes; and

  •
  any other property described in this prospectus and in the prospectus supplement.

        Of the assets described above, only the portion allocated to a series of notes will be available to make payments on that series of notes.

Assets of the Dealer Note Trust

        The primary assets of the Dealer Note Trust consist of a revolving pool of dealer notes arising under floor plan financing agreements between Navistar Financial Corporation and retail dealers to finance their inventories of new and used trucks, truck bodies, buses and trailers manufactured by International and others. The assets of the Dealer Note Trust also include:

  •
  the outstanding dealer notes that have been transferred to the Dealer Note Trust, all monies due or to become due on and all proceeds of the dealer notes;

  •
  the security interests in the financed vehicles related to the dealer notes and all proceeds of those security interests;

  •
  the interest of Navistar Financial Securities Corporation in any insurance proceeds from the vehicles securing the dealer notes;

  •
  any interest rate swap, interest rate cap, or other interest rate hedge that the trust may enter into or obtain for the benefit of any series or class of investor certificates; and

  •
  amounts on deposit in specified trust accounts maintained for the Dealer Note Trust or for a series of investor certificates.

        As new dealer notes arise, Navistar Financial Securities Corporation will purchase from Navistar Financial Corporation those dealer notes meeting predetermined eligibility criteria and transfer them to the Dealer Note Trust. Accordingly, the aggregate amount of dealer notes in the Dealer Note Trust will fluctuate from day to day as new dealer notes are generated and existing dealer notes are paid, charged-off as uncollectible or otherwise adjusted or removed from the Dealer Note Trust.

The Investor Certificates

        In addition to the collateral certificate, the Dealer Note Trust has issued other series of investor certificates, which also represent undivided beneficial interests in the Dealer Note Trust and the right to receive distributions from the assets of the Dealer Note Trust. The Dealer Note Trust also has issued a certificate, the seller certificate, which represents the equity interest in the Dealer Note Trust and the right to receive distributions not allocated to a series of investor certificates. The seller certificate is currently held by Navistar Financial Securities Corporation and is not being offered by this prospectus.

The Notes

        The Issuer will issue one or more series of notes. Each series of notes will contain one or more classes. The notes offered under this prospectus may include all or only selected classes from a newly issued series of notes or may include new or existing classes of notes from a previously issued series. The related prospectus supplement will contain additional information about the notes, including the classes to be offered.

        The notes are obligations of the Issuer. The notes are not interests in or obligations of and are not insured or guaranteed by Navistar Financial Corporation, Navistar Financial Securities Corporation, the Dealer Note Trust or any other person or entity. The sole source of payments on the notes is the assets of the Issuer that are allocable to those notes.

Interest

        Each series or class of notes will have its own interest rate, which may be fixed, variable, contingent, adjustable or any combination of these characteristics. The interest rate or the method for determining the interest rate for a series or class of notes will be specified in the related prospectus supplement.

        The Issuer will pay interest on each series or class of notes at the times and in the priorities specified in the prospectus supplement. The sources of funds the Issuer will use to pay interest on the notes will be specified in the related prospectus supplement. These sources generally will include:

  •
  the portion of finance charge and reallocated principal collections distributed to the collateral certificate allocable to that series or class;

  •
  any available credit enhancement allocable to that series or class; and

  •
  any other amounts described in this prospectus or the related prospectus supplement allocable to that series or class.

Principal

        The timing, priority of payment, seniority and amount and method of determining payments of principal on each series or class of notes will be described in the related prospectus supplement. The sources of funds the Issuer will use to pay principal will be specified in the prospectus supplement. These sources generally will include:

  •
  the portion of principal collections distributed to the collateral certificate allocable to that series or class;

  •
  the portion of finance charge collections distributed to the collateral certificate allocable to that series or class remaining after the payment of the servicing fee and interest on that series or class;

  •
  any available credit enhancement allocable to that series or class; and

  •
  any other amounts described in this prospectus or the related prospectus supplement allocable to that series or class.

        Generally, each series of notes will have a revolving period during which no payments of principal are made. During the revolving period, distributions of principal on the collateral certificate allocated to such series, which represent collections of principal on the dealer notes, generally will be set aside for future distributions to the noteholders, used to make distributions to other series of securities or distributed to the holders of the seller certificate. However, if the assets of the Dealer Note Trust fall below a specified level, the Dealer Note Trust will retain these principal collections and invest them in eligible assets.

        The manner in which the Issuer will accumulate or apply available funds to the payment of principal of a series or class of notes after the end of the revolving period will be specified in the related prospectus supplement. Payments of principal on the notes or any class of notes may be made:

  •
  in a lump sum on a single date; or

  •
  in installments on specified dates in specified amounts or according to a specified formula.

        Upon the occurrence of specified events, payments of principal of a series or class of notes may begin earlier than the date specified in the related prospectus supplement. Upon the occurrence of an early redemption event specified for a series of notes, subject to any applicable cure period, the Issuer will apply all funds allocated to that series available to pay principal to the repayment of the outstanding principal amount of the notes of that series. An early redemption event will likely result in the commencement of the repayment of principal on the notes beginning earlier than the date specified in the prospectus supplement for that series. In addition, the occurrence of an early redemption event may result in delays in the final payment or reductions in the amount ultimately paid on the notes.

        The related prospectus supplement may specify events upon which the Issuer will retain the funds allocated to a series of notes and invest those funds in eligible investments for payment to the noteholders on a later date.

Tax Status

        Kirkland & Ellis LLP, special tax counsel, is of the opinion that for federal income tax purposes, the notes will be characterized as indebtedness and the Issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each noteholder, by the acceptance of a note, agrees to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See "Material Federal Income Tax Matters" and "State Tax Matters" in this prospectus concerning the application of certain federal, state and local tax laws.

ERISA Considerations

        Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan regulated by the Employee Retirement Income Security Act of 1974 may purchase the notes, including any subordinated notes. See "ERISA Considerations" for a description of the limitations on the purchase of notes by employee benefit plans. Prior to purchasing any notes on behalf of an employee benefit plan, the plan fiduciary should determine whether an investment in the notes is permitted under the documents and instruments governing the plan. The plan fiduciary should also consult with counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of the plan's acquisition and ownership of any notes.

Ratings of the Notes

        All of the notes offered by this prospectus will be rated investment grade by at least one nationally recognized statistical rating organization. Additional ratings, if any, for a series or class of offered notes will be set forth in the prospectus supplement.

Risk Factors

        An investment in the notes involves risks. See "Risk Factors" in this prospectus and the prospectus supplement for a description of these risks.

RISK FACTORS

        The primary assets of the Issuer are the collateral certificate and the distributions made on the collateral certificate. Consequently, the factors that affect the ability of the Dealer Note Trust to make distributions on the collateral certificate also affect the Issuer's ability to make payments on your notes.

A bankruptcy of Navistar Financial or the Seller may delay or reduce payments on the collateral certificate and therefore on your notes	Navistar Financial will sell dealer notes to Navistar Financial Securities Corporation (the "Seller"), and the Seller will transfer the dealer notes to the Dealer Note Trust. Navistar Financial and the Seller have taken steps, such as the creation of the Seller as a special purpose entity, to ensure that the transactions described in this prospectus are respected and to reduce the likelihood that the Seller would voluntarily file for bankruptcy. However, if Navistar Financial or the Seller were to become a debtor in bankruptcy, a court could conclude that the dealer notes transferred to the Dealer Note Trust are not owned by the Dealer Note Trust and the collateral certificate transferred to the Issuer is not owned by the Issuer, but rather are part of the estate of the debtor in bankruptcy. The court might conclude that the transfer of the dealer notes from the party in bankruptcy was not really a sale, but rather a secured financing. The court might also conclude that the party in bankruptcy and the owner of the dealer notes or the collateral certificate should be treated as a single entity rather than separate entities. If either of these were to occur, you could experience delays or reductions in payments on your notes as a result of:
•
the "automatic stay" provisions of the U.S. Bankruptcy Code, which prevent creditors from exercising remedies against a debtor in bankruptcy, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in specified circumstances;
•
any tax or government liens on Navistar Financial's or the Seller's property that arose prior to the transfer of dealer notes to the Dealer Note Trust having a right to be paid from collections on the dealer notes before those collections are used to make payments on your notes; and
•
the fact that the Dealer Note Trust or the trustee of the Dealer Note Trust may not have a perfected security interest in the financed vehicles or cash collections on the dealer notes held by Navistar Financial at the time a bankruptcy proceeding begins, which may result in delays or reductions in payments on the collateral certificate and therefore on your notes.

If Navistar Financial or the Seller were to become a debtor in bankruptcy, the Seller might be able to recover payments made by it to the Dealer Note Trust to repurchase dealer notes prior to the date of the bankruptcy petition. This could result in delays or reductions in payments on the collateral certificate and therefore on your notes.

In addition, if Navistar Financial, International, any of their affiliates, or any of the manufacturers of the underlying vehicles filed for bankruptcy, the dealers might respond by delaying or withholding payments on the dealer notes, even without legal or contractual justification. This could result in delays or reductions in payments on the collateral certificate and therefore on your notes.
Failure of Navistar Financial or the Seller to fulfill its repurchase obligations may adversely affect the Dealer Note Trust
Navistar Financial, the Seller and their respective affiliates generally are not obligated to make payments to you on your notes and do not insure or guarantee the payment of the dealer notes, the collateral certificate or your notes. However, Navistar Financial will make representations and warranties to the Seller regarding the characteristics of the dealer notes. The Seller will assign these representations and warranties to the Dealer Note Trust, and the Seller will make its own representations and warranties to the Dealer Note Trust in connection with the transfer of the dealer notes to the Dealer Note Trust. If Navistar Financial or the Seller breaches its representations and warranties, and the breach materially and adversely affects a dealer note or the interests of the investor certificates, including the collateral certificate, in that dealer note, the Seller will be obligated to repurchase that dealer note from the Dealer Note Trust. In that event, Navistar Financial would be required to purchase that dealer note from the Seller. If Navistar Financial fails to repurchase that dealer note from the Seller, the Seller may not have adequate funds to repurchase the affected dealer note from the Dealer Note Trust and there may be delays or reductions in payments on the collateral certificate and therefore on your notes. See "Description of the Pooling and Servicing Agreement—Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest."

The trustees for the Issuer and the Dealer Note Trust have not made, and we do not anticipate that the trustees will make, any examination of the dealer notes or the records relating to the dealer notes for the purpose of establishing compliance with eligibility requirements, representations and warranties or any other purpose.
The Dealer Note Trust assets are limited to the dealer notes and limited amounts of credit enhancement
The investor certificates, including the collateral certificate, represent obligations of the Dealer Note Trust only. The sole source of payments on the investor certificates are the assets of the Dealer Note Trust. The Dealer Note Trust will not have any significant assets or sources of funds other than the dealer notes, its limited rights in accounts, and other rights or credit enhancements as specified in the prospectus supplement. The investor certificates are not obligations of and are not insured or guaranteed by Navistar Financial, the Seller or any other entity or person (including any affiliate of Navistar Financial, International, or the Seller). See "Description of the Investor Certificates Issued by the Dealer Note Trust."

You must rely primarily on payments on the dealer notes in the Dealer Note Trust, funds in the specified accounts and any other credit enhancements for distributions on the collateral certificate and therefore repayment of your notes. In addition, you may have to look to the proceeds from the repossession and sale of the collateral that secures defaulted dealer notes and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, there may be delays or reductions in payments on the collateral certificate and therefore on your notes.
The Dealer Note Trust is dependent on Navistar Financial and International
The Dealer Note Trust depends on Navistar Financial as its primary source for new dealer notes. Navistar Financial depends on the ability of International to sell International vehicles to dealers in exchange for new dealer notes.

We cannot assure that International will continue to sell International vehicles at the same rate as in prior years. Decreased sales could result from declining sales in the trucking industry generally, strikes or other unforeseeable events. A significant decline in sales of International vehicles may cause delays or reductions in payments on the collateral certificate and therefore on your notes.

International currently purchases all new International vehicles that Navistar Financial has repossessed from terminated dealers. International pays cash for these vehicles equal to the balance due on the underlying dealer notes. If International were to stop purchasing these repossessed vehicles, the amount of dealer notes written off as uncollectible may increase. An increase in the amount of dealer notes written off may result in reductions in payments on the collateral certificate and therefore in losses on your notes if all sources of credit enhancement for your notes were exhausted. International currently plans to continue these purchases.

International provides a substantial amount of floor plan and other financial assistance to dealers through a number of formal and informal programs. See "The Navistar Financial Dealer Floor Plan Financing Business" and "Relationship with International Truck and Engine Corporation." This financial assistance often accounts for more than half of all outstanding interest obligations on the dealer notes. International deposits the amount of this assistance in the interest deposit account of the Dealer Note Trust at approximately the same time that it gives a dealer financial assistance. However, sales of International vehicles could decrease if International were to discontinue providing financial assistance to dealers. A reduction in sales of International vehicles could cause delays or reductions in payment on the collateral certificate and therefore on your notes.

Navistar Financial currently services the dealer notes. If Navistar Financial were to stop acting as servicer, there may be delays in payments on the collateral certificate and therefore on your notes. Navistar Financial plans to continue servicing the dealer notes.

The failure of dealers to make payments on the dealer notes could delay or reduce payments on the collateral certificate and therefore on your notes
The Dealer Note Trust's ability to make payments on the collateral certificate generally depends on collections from dealers on the dealer notes. The prospectus supplement will describe past patterns of dealer payments on the dealer notes.
The timing of the sale of vehicles is uncertain. It depends on many economic and social factors that are beyond the control of Navistar Financial, the Seller and the Dealer Note Trust. Navistar Financial does not guarantee that dealers will pay on the dealer notes at the same rate as in the past or in any particular pattern. If the dealers' ability to pay on the dealer notes declines, there may be delays or reductions in payments on the collateral certificate and therefore on your notes.
Dealer notes may be unsecured due to sales out of trust
Dealers give Navistar Financial a security interest in the vehicles they purchase to secure their obligations under the dealer notes. When the financed vehicle is sold, Navistar Financial's security interest in the vehicle generally will terminate. If the dealer who sold the vehicle fails to pay Navistar Financial the amount owed on the dealer notes, the dealer notes will become unsecured because the buyer generally takes the vehicle free of the security interest. If the financed vehicle is sold "out of trust," that is, sold without the dealer applying the proceeds of the sale to repay the dealer notes, the Dealer Note Trust will not be able to foreclose on the financed vehicle. This may result in delays or reductions in payments on the collateral certificate and therefore on your notes.
Failure of Navistar Financial to generate sufficient new dealer notes may result in the Dealer Note Trust holding assets with a lower yield
The Dealer Note Trust depends upon Navistar Financial to generate new dealer notes to replace the dealer notes that are repaid. In the event that Navistar Financial is unable to generate sufficient new dealer notes, or is unable to transfer the dealer notes it generates to the Dealer Note Trust because of restrictions in its financing arrangements or otherwise, the Dealer Note Trust may be required to hold cash or investment securities rather than dealer notes. The yield on cash or investment securities may be lower than the yield on dealer notes. Because the Dealer Note Trust's assets are the sole source of payments on the collateral certificate, this decreased yield could result in delays or reductions in payments on your notes. Navistar Financial does not guarantee that it will continue to generate dealer notes at historical rates. The following events could negatively impact Navistar Financial's ability to generate new dealer notes:
	•	A decline in the manufacture and sale of trucks, truck bodies, buses and trailers due to an economic downturn, a labor disruption, competitive pressure or other factors;
	•	A change in vehicle distribution practices;
	•	A change in dealer inventory management practices;
	•	A change in the interest rates charged by Navistar Financial to dealers;

	•	A change in the amounts of the credit lines or other terms offered by Navistar Financial to dealers;
	•	Defaults on accounts by dealers;
	•	Termination of dealer distribution agreements;
	•	Dealers becoming insolvent or filing for bankruptcy; or
	•	Seasonal fluctuations in the sale of vehicles.
Dealer concentration may result in larger losses from a single dealer default
As of January 31, 2004, Navistar Financial provided wholesale financing to 285 of International's domestic dealers. Of these dealers, 96 are expected to account for approximately 80% of the dealer notes. As a result of this level of dealer concentration, the financial failure of any single dealer could adversely affect the noteholders. In order to reduce the potential impact of the financial failure of any single large dealer on the Dealer Note Trust, the balance of dealer notes from a single dealer in the Dealer Note Trust is limited.
International's ability to change terms of dealer notes could adversely impact the Dealer Note Trust
International may change the terms governing new dealer notes at any time so long as any change is made on a non-discriminatory basis. The Dealer Note Trust is obligated to acquire only eligible dealer notes, which include those dealer notes with an interest rate:
	•	based on the prime rate or another benchmark floating interest rate; and
	•	subject to adjustment at least monthly.

We cannot assure that the interest rate on dealer notes will always exceed the interest rate on the offered notes. Failing to maintain an appropriate spread between the interest rate on dealer notes and the interest rate on the offered notes may cause delays or reductions in payments on the collateral certificate and therefore on your notes.
Only some of the assets of the Issuer are available for payments on a series or class of notes	The sole source of payment of principal of or interest on a series or class of notes is provided by:
	•	the portion of the principal collections and finance charge collections received by the Issuer under the collateral certificate and available to that series or class of notes after giving effect to all allocations and reallocations;
	•	the applicable Issuer accounts for that series or class of notes; and
	•	payments received under any applicable credit enhancement or derivative agreements for that series or class of notes.

As a result, you must rely only on the particular assets allocated to your series or class of notes as security for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the Issuer or any other person for payment of your notes. See "Sources of Funds to Pay the Notes."

Allocations of charged-off dealer notes in the Dealer Note Trust could reduce payments to you
The servicer will charge-off the dealer notes in the Dealer Note Trust if the dealer notes become uncollectible. The collateral certificate will be allocated a portion of the charged-off dealer notes and that charged-off amount will be further allocated among each series of outstanding notes and the Seller Certificates. If the amount of charged-off dealer notes allocated to the collateral certificate exceeds the amount of funds available for reimbursement of those charge-offs, the available funds under the collateral certificate may not be sufficient to pay interest on and the principal of your notes.

You will not receive full payment of your notes if the nominal liquidation amount of your notes has been reduced by charge-offs of dealer notes in the Dealer Note Trust or as the result of reallocations of principal collections to pay interest on the notes, and those amounts have not been reimbursed from excess finance charge collections or excess available interest amounts. See "The Notes—Stated Principal Amount, Outstanding Principal Amount and Nominal Liquidation Amount of Notes."
You may receive principal payments earlier or later than the expected principal payment date
We cannot assure that you will receive the principal amount of your notes on its expected principal payment date. An early redemption event, generally, is an event that indicates that we may not be able to make payments on your notes as we had intended. See "The Notes—Redemption and Early Redemption of Notes." If an early redemption event or an event of default for a series occurs, the Issuer will apply all distributions of principal allocated to that series to the repayment of the principal of the notes of that series, unless we otherwise specify in the related prospectus supplement. The occurrence of an early redemption event or an event of default will likely cause us to begin payment of principal earlier than the related expected principal payment date. However, such events may result in delays or reductions in the payment of principal and could result in a loss on your notes.
Class B notes and Class C notes bear losses before Class A notes bear any losses
A series may include Class B notes and Class C notes. Class B notes of a series may be subordinated in right of payment to Class A notes of that series, and Class C notes of a series may be subordinated in right of payment to Class A notes and Class B notes of that series.

In all series with subordinated classes of notes, collections that are allocable to the subordinated classes of notes may be reallocated to make payments on senior classes of notes of that series. Also, unless we specify otherwise in the related prospectus supplement, losses on charged-off dealer notes in the Dealer Note Trust that are allocated to a series of notes are allocated first to the subordinated classes of a series. See "The Notes—Stated Principal Amount, Outstanding Principal Amount and Nominal Liquidation Amount of Notes—Nominal Liquidation Amount" and "—Subordination of Principal." If these reallocations and losses are not reimbursed from excess finance charge collections or excess available interest amounts, the stated principal amount of the subordinated classes of notes may not be repaid.

If there is a sale of the dealer notes owned by the Dealer Note Trust, the net proceeds of the sale allocable to principal payments with respect to the collateral certificate that are allocable to a series will generally be used first to pay amounts due to Class A noteholders of that series, next to pay amounts due to Class B noteholders, if any, of that series, and lastly, for amounts due to Class C noteholders, if any, of that series. This could cause a loss to Class C noteholders or the Class B noteholders.
Payment of Class B notes and Class C notes may be delayed due to the subordination provisions
In general, no payment of principal of Class B notes, if any, will be made until all principal of Class A notes has been paid, and no payment of principal of Class C notes, if any, will be made until all principal of Class A notes and Class B notes has been paid, even if the subordinated notes have reached their expected principal payment date, or have had an early redemption event, event of default or other optional or mandatory redemption. See "The Notes—Subordination of Principal."
Issuance of additional notes may affect the timing and amount of payments to you
The Issuer expects to issue notes from time to time. New notes may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes. For a description of the conditions that must be met before the Issuer can issue new notes, see "The Notes—Issuance of New Series, Classes and Subclasses of Notes."

The issuance of a new series of notes could adversely affect the timing and amount of payments on outstanding notes. For example, if notes issued after your notes have a higher interest rate than your notes, the result could be that there is a smaller amount of excess finance charge collections and excess available interest amounts available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes may be diluted. See "Risk Factors—You may have limited control of actions under the indenture and the pooling and servicing agreement."

You may have limited control of actions under the indenture and the pooling and servicing agreement
Under the indenture, some actions require the vote of noteholders holding a specified percentage of the outstanding principal amount of notes of a series, class or subclass or all the notes. These actions include accelerating the payment of principal of the notes or consenting to amendments relating to the notes or the collateral certificate. In the case of votes by series or votes by holders of all of the notes of a series that has subordinated notes, the Class A outstanding principal amount generally will be substantially greater than the Class B or Class C outstanding principal amounts. Consequently, the Class A noteholders generally will have the ability to determine whether and what actions should be taken and may be expected to act solely in their interest. The Class B and Class C noteholders generally will need the concurrence of the Class A noteholders to cause actions to be taken.
Your remedies upon default may be limited
Your remedies may be limited if an event of default under your class of notes occurs. After an event of default affecting your class of notes, any funds in the accounts for the funding of principal or interest with respect to a series or class of notes will be applied to pay principal of and interest on those notes or reallocated or retained for the benefit of any senior classes of notes of that series. Then, in each following month, principal collections and finance charge collections allocated to those notes either will be deposited into the applicable principal or interest funding account and applied to make principal and interest payments on those notes or reallocated or retained for the benefit of any senior classes of notes until the earlier of the date those notes are no longer necessary to provide subordination protection for senior classes of notes or until the legal maturity date of those notes.

Any funds in the applicable principal funding account that are not reallocated to other classes of that series and any funds in the applicable interest funding account will be available to pay principal of and interest on that class of notes. However, if your notes are Class B notes or Class C notes, you generally will receive full payment of principal of those notes only to the extent provided in the related prospectus supplement.
Transfers of dealer notes to the Dealer Note Trust may terminate prior to the expected principal payment date	Transfers of dealer notes to the Dealer Note Trust may terminate upon:
• the occurrence of specified bankruptcy events involving the Seller, Navistar Financial, International or Navistar International Corporation,
• the termination of the Dealer Note Trust, or
• the date specified in a notice from the Seller stating that the Seller will no longer sell dealer notes to the Dealer Note Trust.
This may result in delays or reductions in payments on the collateral certificate and therefore on your notes.

THE SELLER, THE DEALER NOTE TRUST AND THE ISSUER

The Seller

        Navistar Financial Securities Corporation, or the Seller, was incorporated in the State of Delaware on September 13, 1990. The Seller was organized for the limited purpose of purchasing dealer notes from Navistar Financial and transferring those dealer notes to third parties. The Seller's executive offices are located at 2850 W. Golf Road, Rolling Meadows, IL, telephone (847) 734-4000.

The Dealer Note Trust

        The Dealer Note Trust, the trust that holds the dealer notes, was formed in 1995 in accordance with the laws of the State of Illinois pursuant to the pooling and servicing agreement. The assets of the Dealer Note Trust include:

  •
  the outstanding dealer notes that have been transferred to the Dealer Note Trust, all monies due or to become due and all proceeds of the dealer notes;

  •
  the interest of the Seller in the security interests in the financed vehicles related to the dealer notes and all proceeds of those security interests;

  •
  the interest of the Seller in any Insurance Proceeds;

  •
  any interest rate swap, interest rate cap or other interest rate hedge entered into or obtained by the trustee of the Dealer Note Trust for the benefit of any series; and

  •
  all funds on deposit in specified accounts of the Dealer Note Trust, including funds on deposit in the Series Principal Account, the Distribution Account, any spread account, the Excess Funding Account, the Interest Deposit Account and any other Series Account created under a supplement to the pooling and servicing agreement associated with an investor certificate.

        On each business day during the term of the Dealer Note Trust, Navistar Financial generally sells dealer notes to the Seller and the Seller transfers those dealer notes to the Dealer Note Trust based on criteria provided in the pooling and servicing agreement. Accordingly, the aggregate amount of dealer notes in the Dealer Note Trust fluctuates from day to day as new dealer notes are generated and as existing dealer notes are collected, charged-off as uncollectible or otherwise adjusted or removed from the Dealer Note Trust.

        The Dealer Note Trust was formed for these and similar transactions. Prior to formation, the Dealer Note Trust had no assets or obligations. The Dealer Note Trust has not engaged and will not engage in any business activity other than:

  •
  acquiring and holding the dealer notes and the other assets of the Dealer Note Trust described in this prospectus and proceeds from those assets;

  •
  issuing investor certificates, including the collateral certificate, of any series or class; and

  •
  issuing the Seller's Certificates.

The Issuer

        Navistar Financial Dealer Note Master Owner Trust, a Delaware statutory trust, will be the Issuer of the notes.

        The Issuer exists for the exclusive purposes of:

  •
  acquiring, managing and holding the collateral certificate and other assets, including the proceeds of these assets;

  •
  issuing series of notes;

  •
  making payments on the notes; and

  •
  engaging in other activities that are necessary or incidental to accomplish these limited purposes.

        The Issuer will be operated pursuant to a trust agreement between Navistar Financial Securities Corporation and Chase Manhattan Bank USA, National Association, as owner trustee. The Issuer will not have any officers or directors. The administrator of the Issuer is Navistar Financial. As administrator of the Issuer under an administration agreement, Navistar Financial will generally direct the administrative actions to be taken by the Issuer.

        The assets of the Issuer will consist primarily of:

  •
  the collateral certificate;

  •
  derivative agreements that, subject to the terms of the related indenture supplement, the Issuer has entered into or may enter into to manage interest rate or currency risk relating to some classes of notes;

  •
  the Issuer accounts; and

  •
  any other property described in this prospectus and in the prospectus supplement.

        The Issuer does not expect to have any other significant assets.

        Navistar Financial Securities Corporation and the owner trustee may amend the trust agreement for specified types of amendments without the consent of the noteholders or the indenture trustee so long as the Issuer delivers to the indenture trustee an officer's certificate to the effect that the Issuer reasonably believes that the amendment will not adversely affect in any material respect the interests of the noteholders. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

        In addition, the trust agreement may also be amended with the consent of the indenture trustee and holders of at least a majority of the outstanding principal amount of the notes affected by the amendment in any material respect. However, an amendment to the trust agreement that increases or reduces the amount of, or accelerates or delays the timing of, collections of payments in respect of the collateral certificate or distributions to the noteholders requires the consent of all noteholders affected by the amendment.

USE OF PROCEEDS

        Except as provided in the prospectus supplement, the net proceeds from the sale of a series of notes will be paid to the Seller. The Seller will use those proceeds to repay indebtedness to Navistar Financial incurred by the Seller in connection with the Seller's purchase of dealer notes from Navistar Financial prior to the related closing date. The Seller incurs this indebtedness under the Master Revolving Credit Agreement between Navistar Financial and the Seller (the "Master Revolving Credit Agreement"). Interest accrues on the outstanding principal amount of the note representing this indebtedness (the "Master Revolving Note") at a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan Chase Bank, or its successors and assigns. The principal amount of the Master Revolving Note is due and payable on the date on which the purchase agreement terminates in accordance with its terms. Navistar Financial will use the proceeds received from the Seller to repay outstanding short term indebtedness or for other purposes set forth in the prospectus supplement.

THE NAVISTAR FINANCIAL DEALER FLOOR PLAN FINANCING BUSINESS

        Wholesale promissory notes issued by dealers to International or Navistar Financial are conveyed to the Dealer Note Trust by the Seller under the pooling and servicing agreement. When used in this prospectus, unless the context otherwise requires, "dealer notes" refers to those dealer notes which are held by the Dealer Note Trust. The dealer notes are issued by dealers to purchase new trucks, truck bodies, buses and trailers manufactured by or for International or its affiliates (we call these "International vehicles") or other manufacturers (we call these "OEM vehicles") or used trucks, truck bodies, buses or trailers or a new trailer for which Navistar Financial chooses to provide financing to a dealer (we call these, including International vehicles and OEM vehicles, "financed vehicles").

        As of January 31, 2004, Navistar Financial was the principal source of "wholesale" or "floor plan" financing for approximately 285 International dealers in the United States. The percentage of new International vehicles sold directly to dealers in the United States for which Navistar Financial provided financing was approximately 96% and 96% for the first three months of fiscal years 2004 and 2003, and 96%, 96%, 96%, 96% and 96% for the fiscal years 2003, 2002, 2001, 2000 and 1999, respectively. Navistar Financial finances truck, trailer and bus dealers and a small number of allied equipment manufacturers (such as school bus distributors and manufacturers or their affiliates and distributors of cement mixers and other bodies). Navistar Financial services the dealers through its home office located in Rolling Meadows, Illinois and through three regional offices located throughout the United States.

Creation of Dealer Notes

        Navistar Financial finances 100% of the wholesale invoice price of new financed International vehicles, including destination charges. International creates a wholesale note upon shipment of each new International truck to a dealer and executes that wholesale note under the signature authority of the dealer granted to International. Navistar Financial purchases all wholesale notes relating to new International vehicles from dealers financed by Navistar Financial on a daily basis from International, as described in "Relationship With International Truck and Engine Corporation."

        Navistar Financial creates wholesale notes with respect to OEM vehicles in accordance with procedures established with the vehicle manufacturers and OEM dealers, but generally they are created when, upon Navistar Financial's receipt of an invoice from the vehicle manufacturer, Navistar Financial executes wholesale notes under the signature authority of the OEM dealer granted to it.

        Navistar Financial generally finances 75% of the as-is appraised retail value of used vehicles taken in trade by a dealer or purchased by a dealer from outside sources, and 100% of the purchase price for used vehicles purchased by a dealer from an International Used Truck Center and at 100% of the Navistar Financial appraised value for repossessed vehicles purchased from Navistar Financial. Used vehicles represented approximately 6%, 6%, 6%, 6%, 6%, 7% and 6% of the aggregate amount of wholesale notes serviced by Navistar Financial as of January 31, 2004 and 2003, October 31, 2003, 2002, 2001, 2000 and 1999, respectively.

        Navistar Financial will continue to purchase from International wholesale notes issued by a dealer for new International vehicles and to provide floor plan financing to a dealer for OEM vehicles and used vehicles so long as the dealer agreement of that dealer is in effect and that dealer satisfies Navistar Financial's credit guidelines. See "—Credit Approval Process and Credit Guidelines" and "—Dealer Monitoring; Write-Offs."

Credit Approval Process and Credit Guidelines

        Navistar Financial provides floor plan financing to dealers based upon pre-established credit guidelines (the "Credit Guidelines"). Navistar Financial must approve each prospective dealer before that dealer receives a dealer agreement.

        Navistar Financial bases its approval upon a credit evaluation of the principal owners of a prospective dealer and that dealer's capital structure. In conducting a credit evaluation, representatives of Navistar Financial's wholesale credit department will conduct interviews with prospective dealer principal(s), obtain credit applications and personal financial statements, review "letters of intent" provided by management of the prospective dealership and review existing business plans and proposed funding sources for the purchase or financing of the prospective dealership (which proposals generally include pro forma financials for the following three to five years). In addition, Navistar Financial will obtain both personal and business credit references and will evaluate any available credit bureau reports.

        If a prospective dealer is approved by Navistar Financial, the dealer and International enter into a dealer agreement and International offers the dealer wholesale floor plan terms approved by Navistar Financial. The principal owner of the dealer is generally required by Navistar Financial to guarantee the dealer's obligations to International and Navistar Financial. Pursuant to the dealer agreement, in order to secure all indebtedness of the dealer to Navistar Financial or International, the dealer grants to Navistar Financial and International a first priority security interest in its inventory of new and used vehicles. Generally, the dealer also grants Navistar Financial a first priority security interest in its service parts inventory. Navistar Financial maintains a master physical damage insurance policy providing coverage for each financed vehicle. The policy provides coverage to Navistar Financial and the related dealer on all financed vehicles for the actual cash value of each financed vehicle up to an aggregate amount of $20 million per contiguous dealer location for each loss occurrence. The policy has been endorsed to provide that the Seller and the trustee of the Dealer Note Trust are loss payees as their interests may appear.

        Navistar Financial establishes a base inventory guideline to provide floor plan financing adequate for a dealer's normal vehicle sales. The inventory guidelines are based upon the dealer's financial strength, its current credit and collection history and the dealer's historical or projected sales volume. Navistar Financial reviews a dealer's guideline at least annually.

        The Navistar Financial corporate office staff and the wholesale credit department compare each dealer's prescribed inventory guideline with the aggregate principal amount of wholesale notes actually issued by that dealer and outstanding. If the amount of notes outstanding exceeds the dealer's guideline by a certain percentage (the percentage is based upon the dealer's financial strength rating), the Navistar Financial wholesale credit manager may place the dealer on inventory control. In addition, a dealer also may be placed on inventory control if:

  •
  the dealer fails to remit proceeds as agreed;

  •
  the dealer's new or used vehicle inventory is over-aged;

  •
  the dealer's open account is past due; or

  •
  the dealer's check is returned unpaid.

        Once a dealer is placed on inventory control, the wholesale credit department will report monthly to Navistar Financial's corporate office management any progress made to resolve the deficiency. Upon its review, Navistar Financial's corporate office management will take appropriate actions with respect to that dealer. For example, International may be requested to sell and transfer specified truck inventory to another dealer. In extreme cases, Navistar Financial may foreclose on all outstanding wholesale notes, place the dealer on cash-on-delivery terms or terminate its financing arrangements with the dealer.

        Dealers that are placed on inventory control will not receive Navistar Financial financing for shipments unless specifically approved by Navistar Financial. Accordingly, if International generates a wholesale note to finance the purchase of an International vehicle by a dealer on inventory control without the prior approval of Navistar Financial, Navistar Financial will charge International for the amount of that wholesale note. Navistar Financial may approve shipments to a dealer on inventory control to fill orders for trucks that have already been sold to a retail purchaser or to permit the dealer to stock a particular model vehicle. A dealer will remain on inventory control until the circumstances that caused it to be placed on inventory control are remedied to the satisfaction of the regional finance office credit manager. Navistar Financial will not purchase the invoice or set up a floor plan note for OEM vehicles if a dealer is in default or shipment is otherwise not approved by Navistar Financial.

        The following table shows the percentage of dealers on inventory control and the percentage of the total wholesale note balances of those dealers as of the end of the fiscal year specified:

	As of January 31		As of October 31
	2004	2003	2003	2002	2001	2000	1999
Percentage of Dealers on Inventory Control	3.3%	4.7%	3.6%	4.3%	6.3%	2.5%	2.1%
Percentage of Notes (total balance) from Dealers on Inventory Control	1.2	3.2	3.3	3.4	3.3	1.4	0.5

Payment Terms

        A wholesale note issued by a dealer for a new financed vehicle is due on the earlier of the sale of the vehicle or a specified date generally within 365 days from the first day of the calendar month following the date of shipment of the vehicle to the dealer. If the wholesale note is not paid at the end of the 365 day period, the dealer may extend the term of the wholesale note for 90 days in exchange for a quarterly curtailment payment equal to 10% of the original balance of the wholesale note. These curtailment payments and 90-day extensions are permitted until the balance of the wholesale note is paid in full or until the unit is sold, as long as the dealer maintains its floor plan financing arrangements with Navistar Financial and the underlying new financed vehicle has not been sold and delivered to the customer. Navistar Financial may, in its discretion, waive any curtailment payment.

        A wholesale note secured by a used financed vehicle is due on the earlier of the sale of the used financed vehicle or a specified date generally no later than 180 days from the date of financing. A dealer is allowed to extend quarterly the term of a used vehicle wholesale note for 90-day periods upon payment of a curtailment amount equal to 10% of the original principal balance of the wholesale note, as long as the vehicle is in dealer inventory. These extensions may continue until the wholesale note is paid in full. Navistar Financial may, in its discretion, waive any curtailment payment.

        Currently, Navistar Financial charges interest on wholesale notes outstanding during any month at a rate equal to the prime rate plus a designated spread. The prime rate currently is reset monthly by Navistar Financial based upon the reference banks' prime rate as of the third Monday of the preceding month and is applied to all balances outstanding during the applicable period. Wholesale notes secured by new financed vehicles generally bear interest at a spread equal to 1% or more over the prime rate, while used vehicle wholesale notes generally bear interest at a spread equal to 1 1/2% or more over the prime rate.

        The competitive rate environment may change the pricing of dealer floor plan financing. Upon giving notice to the dealers, International or Navistar Financial may change the reference rate mechanism in any manner—for example, by changing the reference banks, the intervals between which the reference rate is reset or the reference rate itself—or the applicable spread(s).

        In addition, Navistar Financial may offer special pricing programs to dealers who enroll in those programs. Navistar Financial currently is offering the Advantage program which allows an enrolled dealer to obtain discounts based on the volume and finance market share of retail finance and lease business generated by that dealer. A dealer can earn rebates that effectively reduce its base floor plan financing charges by up to 100 basis points. Additional pricing actions may be taken by Navistar Financial to meet competition in a market area.

        Navistar Financial also currently charges each dealer a monthly charge, called the flat charge, equal to 0.065% of the dealer's aggregate outstanding wholesale note balance as of the end of each month, subject to specified monthly minimum charges. Under some rebate programs a dealer may reduce its flat charges by up to 50%. Upon giving notice to the dealers, International or Navistar Financial may change the flat charge percentage.

Billing and Collection Procedures

        An open account statement, which describes interest and flat charges and other billing and account information, is prepared by Navistar Financial and distributed on a monthly basis to each dealer. Each dealer's open account statement is currently generated on approximately the second business day of the month, and payments are due on the fifteenth day of the month in which they are billed. Interest and flat charges are billed in arrears. Dealers remit interest payments by check or electronic funds transfer to a lockbox owned by Navistar Financial. See "Relationship with International Truck and Engine Corporation—Open Account."

        Each dealer also receives a "Wholesale Note and Inventory Statement" prepared by Navistar Financial, listing each outstanding note issued by the dealer and detailing all credits and debits applied to each wholesale note during the period. Dealers are required to remit principal payments on wholesale notes when due by check or electronic funds transfer to Navistar Financial's lockbox.

Dealer Monitoring; Write-Offs

        Navistar Financial's financial services representatives or agents of Navistar Financial conduct cash and physical inventory checks of each dealer's inventory on a regular basis to verify that the dealer is paying its wholesale notes upon receiving payment for the related financed vehicles from retail customers. Navistar Financial performs these inventory checks monthly for most dealers, although some dealers with satisfactory financial strength and good payment histories or with small dealerships in remote areas are inventoried every 60 to 90 days. The timing of each visit is varied and no advance notice is given to the dealer. Representatives conduct a physical inventory check by comparing the serial numbers of the vehicles on the dealer's premises to a current listing of vehicles being financed by Navistar Financial. Representatives also confirm with outside sources such as body shops that they hold units of a dealer's inventory. Navistar Financial regional finance offices perform approximately five test checks per month to ensure that each financial services representative's inventory checking procedures are proper. Test check procedures are more stringent than inventory checks and involve a review of a dealer's remittance habits and financial records.

        When Navistar Financial discovers that a dealer is experiencing financial difficulties, Navistar Financial closely monitors the dealer while working with the dealer to improve its financial condition. In these circumstances, Navistar Financial may perform a more detailed audit to verify a dealer's inventory, cash and sales records. These detailed audits also take place when:

  •
  the routine inventory check reveals a shortage in a dealer's inventory;

  •
  Navistar Financial receives from a dealer a check for which the dealer does not have sufficient funds; or

  •
  Navistar Financial deems itself insecure.

        The dealer is required to make a payment in certified funds of all amounts owing to Navistar Financial before the Navistar Financial representative leaves the dealer's premises. If the dealer cannot pay the amount owing to Navistar Financial, Navistar Financial may place the dealer on cash-on-delivery status for parts orders, and prohibit future shipment of vehicle orders to the dealer unless those orders are "sold orders" and specific arrangements are made to assure prompt receipt of the proceeds by Navistar Financial.

        If Navistar Financial's review reveals that a dealer has used proceeds from vehicle sales due to Navistar Financial for other purposes, the Navistar Financial regional finance office will place the dealer on cash-on-delivery terms. Navistar Financial causes International to hold all shipments to the dealer and sends letters to the dealer's guarantors and bank advising them of Navistar Financial's interest in the dealer's funds. In addition, Navistar Financial's regional finance office management takes certain actions at the dealership, including obtaining the manufacturer's statement of origin or the certificate of title for each vehicle in the dealer's inventory.

        If a dealer is unable to pay amounts owing to Navistar Financial, International may terminate the dealer agreement in accordance with the terms of the dealer agreement and applicable state law. Generally, in these circumstances the dealer will return all new vehicles and parts inventory to International in accordance with the terms of the dealer agreement and may receive credit against the dealer's outstanding wholesale notes. If the dealer resists termination, Navistar Financial will declare the dealer in default of its obligations, accelerate its wholesale notes and foreclose on its collateral by taking possession of the dealer's vehicle and parts inventory. If necessary, Navistar Financial will obtain a court order requiring foreclosure. The dealer's new vehicle inventory purchased from International is returned to International in exchange for International's cash payment in full of the dealer's wholesale notes and the fulfillment of any other obligations owing to Navistar Financial subject to the terms of the dealer agreement and applicable state law. Similar arrangements are in effect with most other OEM suppliers with respect to OEM notes. New vehicles not covered by an OEM repurchase agreement and used vehicles are sold to the highest bidder; the proceeds are paid to Navistar Financial to satisfy amounts owing to it. Navistar Financial will seek to collect any remaining amounts it is owed from any other collateral that it may hold and from the dealer's guarantors.

        Once Navistar Financial has commenced liquidating a dealer's inventory, it writes off any amounts that it identifies as uncollectible. During the course of a liquidation, Navistar Financial may recognize additional losses or recoveries. Collections under a parts security agreement, a guarantee or other security arrangement generally are allocated to the following items in the following order:

  (1)
  open account balances, new wholesale note balances, parts note balances and deficiency balances on used floor plan notes;

  (2)
  dealer retail note deficiencies, retail note recourse obligations; and

  (3)
  obligations owed to International by the dealer.

        Wholesale notes secured by new OEM vehicles also are generally foreclosed by return of these vehicles to the manufacturer in the event of dealer termination.

RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE CORPORATION

        International Truck and Engine Corporation is a leading producer of mid-range diesel engines and commercial trucks and a provider of parts and services sold under the International brand, as well as IC brand school buses, primarily for sale in the United States and Canada, as well as Mexico and other selected export markets. International has been manufacturing trucks for approximately 100 years. It offers a full line of diesel-powered products in the common carrier, private carrier, government/service, leasing, construction, energy/petroleum and student transportation markets. International also produces mid-range diesel engines for use in its medium duty trucks, school buses and selected heavy duty truck models and for sale to original equipment manufacturers. As Navistar Financial is a wholly owned finance subsidiary of International, the level of Navistar Financial's floor plan financing activity is substantially dependent on the level of sales of International and its dealers so that any continuing material change in International and its dealers may have a corresponding effect on Navistar Financial's floor plan financing business.

        International provides floor plan assistance to dealers through several formal and informal programs, which are specifically discussed in "—Special Price Allowances at Retail" and "—Floor Plan Financing Assistance." Much of this assistance is provided at the option of International, which may terminate any of these optional programs in whole or in part at any time.

Interest Deposit Agreements and Interest Deposit Accounts

        In order to promote the sale of International vehicles, International periodically grants interest credits to dealers and implements programs pursuant to which International undertakes to pay, on behalf of the dealers, interest owing on some of the dealer notes. We refer to these dealer notes as "temporary non-interest bearing dealer notes." In order to insure that the amount of the interest owed to the Dealer Note Trust will be available, International, the servicer and the Dealer Note Trust have entered into an Interest Deposit Agreement (the "Interest Deposit Agreement"). Pursuant to the Interest Deposit Agreement, International makes weekly deposits into the Interest Deposit Account in an amount equal to the amount of interest International has undertaken during that week to pay on behalf of the dealers. International has never failed to make any deposit of amounts required under the Interest Deposit Agreement. Pursuant to the terms of the Interest Deposit Agreement, International and the servicer will calculate the ITEC Interest Amount as of each Calculation Day.

        If on any Calculation Day the amount on deposit in the Interest Deposit Account, including any interest earned on that account (collectively, the "Deposit Amount"), is less than the ITEC Interest Amount, International will deposit the amount of the deficiency in the Interest Deposit Account. However, if on any Calculation Day the Deposit Amount exceeds the ITEC Interest Amount, the servicer will direct the trustee of the Dealer Note Trust to withdraw the excess from the Interest Deposit Account on the business day following that Calculation Day (the "ITEC Payment Date") and refund that amount to International.

Master Intercompany Agreement

        The operating relationship between Navistar Financial and International is governed by a Master Intercompany Agreement dated as of April 26, 1993 (as amended from time to time, the "Master Intercompany Agreement").

        Purchase of Notes and Accounts Receivable.    The Master Intercompany Agreement requires that International, with limited exceptions, offer Navistar Financial all wholesale notes which International acquires in the regular course of its business from sales of trucks and related equipment to dealers and customers. These offers must be on terms which will (together with charges made to others for financing services) afford reasonable compensation for the financing services rendered by Navistar Financial to International and the dealers with respect to the sale of International products and used goods. Navistar Financial in turn has agreed, to the extent that it is able to finance these purchases, that it will purchase all of these receivables without recourse except those, if any, as to which the risk of loss is unacceptable to Navistar Financial.

        Pursuant to the Master Intercompany Agreement, Navistar Financial also purchases International wholesale accounts receivable from the dealers arising out of International's sales of goods (primarily parts) and services to those dealers. Navistar Financial receives compensation from International in the form of a floating rate service charge for financing these accounts.

        Payments to International for Administrative and Other Services.    The Master Intercompany Agreement provides for payment by Navistar Financial to International of service fees for data processing and other administrative services provided by International to Navistar Financial. The amounts of these service fees are agreed upon periodically, taking into consideration the nature and costs of those services. Navistar Financial paid International service fees of $1.9 million, $2.2 million, $2.5 million, $3.0 million and $2.6 million for fiscal years 2003, 2002, 2001, 2000 and 1999, respectively.

No Guarantee by International

        None of the operating agreements are guarantees by International of the interest on or principal of the notes, the account balances or any other obligation of the obligors under the agreements.

Special Price Allowances at Retail

        International may agree with a dealer to pay a portion of the principal amount of a wholesale note issued by the dealer when the dealer sells the vehicle financed by that note to a retail customer. These "retail special price allowances" are intended to respond to competitive pressures by allowing a dealer to offer a lower price to a potential customer.

        Generally, International will approve a retail special price allowance for a vehicle held in inventory only when the dealer has identified a potential buyer. A representative of the dealer submits to International an electronic application for the retail special price allowance specifying certain pertinent information for the retail special price allowance. International will quote the dealer the retail special price allowance electronically or on the telephone and later confirm it on a computer printout sent to the dealer. Once approved, a retail special price allowance is only effective for a 60-day period. If the dealer does not sell the vehicle to the identified customer during that time, the dealer must reapply for, or seek an extension of, the retail special price allowance.

        International is required to remit the amount of a retail special price allowance to Navistar Financial upon the sale by the dealer of the vehicle financed by the wholesale note. However, Navistar Financial does not reduce the principal balance of the wholesale note until it actually receives payment of the retail special price allowance from International. Although International has never failed to make such a payment, it is the policy of Navistar Financial and International that the dealer is obligated to the holder of the wholesale note for the entire principal amount of the wholesale note until Navistar Financial receives payment from International. If International becomes financially unable to continue providing this assistance or otherwise refuses to meet its payment obligations, delays in the payment of dealer notes could occur as a result of dealer disputes with Navistar Financial. In a dispute, a dealer could assert that the outstanding balance of the disputed dealer note should be reduced by the amount of any credit or deduction previously approved by International with respect to that dealer note.

Floor Plan Financing Assistance

        General.    International currently has a number of formal and informal floor plan assistance programs for dealers. International implements these programs in two ways:

  (1)
  by issuing dealers interest credits to be applied to their monthly statements; or

  (2)
  by paying wholesale note interest to Navistar Financial on the dealers' behalf for a specified period of time. In each case, these programs are agreements between International and the dealers and do not affect the dealers' obligations on the wholesale notes until Navistar Financial receives payment of amounts owing to it on the wholesale notes. International may choose to discontinue or alter these programs in the future.

        Interest Credits.    International's floor plan assistance terms currently provide that, upon issuance of a wholesale note by a dealer, International will issue a credit (an "Interest Credit") to a dealer's floor plan statement and then transfer the Interest Credit to the dealer's open account balance in order to provide the dealer with a specified free interest period for the underlying financed vehicle. International presently provides a free interest period of 15 days for new financed vehicles that the dealer has sold to retail customers, 45 days for new financed vehicles that the dealer intends to hold as inventory and 105 days for school bus chassis. The Interest Credit is issued when International issues an invoice for the financed vehicle and is computed at the interest rate in effect as of that date, taking into account the principal amount of the wholesale note and the number of days covered by the Interest Credit.

        The aggregate amount of Interest Credits is transferred from the dealer's floor plan statement to its open account balance on a monthly basis. If the aggregate amount of these credits exceeds the interest charges for the month, the dealer is entitled to apply the excess to any of its outstanding obligations to Navistar Financial and International that appear on its open account statement. The dealer remains obligated to pay interest on the wholesale note to which the Interest Credit relates.

        Pursuant to the Interest Deposit Agreement, International deposits in the Interest Deposit Account on a weekly basis an amount equal to all Interest Credits granted by it to dealers during that week. See "—Interest Deposit Agreements and Interest Deposit Accounts."

        Payment of Interest by International.    International's current floor plan assistance terms also include an agreement by International to pay interest on behalf of the dealers for the period during which the financed vehicles are in transit to the dealers. In addition, International periodically implements special sales programs in which it agrees to pay interest on behalf of the dealers for extended periods. Pursuant to the Master Intercompany Agreement, International pays the amount of interest owing on the wholesale notes directly to Navistar Financial. The dealers are not billed for interest owing on the wholesale notes for the specified period. International will continue to pay interest on a wholesale note on behalf of a dealer until the first to occur of the end of the specified time period or the sale of the underlying financed vehicle.

        The Interest Deposit Agreement requires International to deposit in the Interest Deposit Account on a weekly basis an amount equal to the aggregate amount of interest that International has agreed during that week to pay on behalf of the dealers, regardless of whether that interest has been earned on the wholesale notes or if that interest is to be earned in the future. International has never failed to make a deposit as required by the Interest Deposit Agreement.

        The following table describes the average monthly amount of Interest Credits and International interest payments (in millions of dollars) for the periods ended on the date specified:

	Three Months Ended January 31		Fiscal Year Ended October 31,
	2004	2003	2003	2002	2001	2000	1999
Average monthly amount of Interest Credits	$0.4	$0.3	$0.4	$0.4	$0.8	$1.5	$1.5
Average monthly amount of International interest payments	1.3	1.2	1.3	1.4	2.4	3.8	2.9

Open Account

        International sells parts, accessories and other miscellaneous items, and charges for services provided, to dealers through their open accounts. Dealers are billed monthly on their open account balances.

        The open account billing period is for a calendar month, from the first day of the month through the last day of the month. Navistar Financial issues open account statements on approximately the second business day following the end of the due period. If a dealer fails to pay its open account balance by the fifteenth day of the month following the end of the due period, interest on the balance of the account is charged retroactively from the beginning of that month until the balance is paid. The dealer's open account statement is accompanied by Navistar Financial's Wholesale Note and Inventory Statement, which lists each truck in the dealer's inventory being financed during the month. The Wholesale Note and Inventory Statement shows by unit, the amount of interest charged by Navistar Financial during that month and the amount of interest credits or other adjustments issued by

International. The net interest owed by the dealer after application of interest credits is shown at the bottom of the Wholesale Note and Inventory Statement and is also reflected on the dealer's open account statement.

        International also issues credits to the open account, which include Interest Credits, warranty work reimbursements, other sales and interest adjustments and miscellaneous credits. A dealer's monthly open account statement includes Navistar Financial's charge to the dealer for accrued wholesale note interest. This charge appears as a net item (which is calculated in the Wholesale Note and Inventory Statement that accompanies the open account statement), and includes the application of any Interest Credits issued to the dealer by International. The open account statement also contains the flat charge billed to the dealer.

        Navistar Financial purchases the aggregate open account balances of all dealers from International on a non-recourse basis. Navistar Financial's purchase of open account items occurs during the month as part of the daily, weekly or monthly settlements between International and Navistar Financial pursuant to the Master Intercompany Agreement. Credits due the dealer for warranty work, floor plan interest reimbursement and other items are netted against the price paid by Navistar Financial for the aggregate dealer open account balance.

THE NOTES

        The notes will be issued pursuant to the indenture between the Issuer and the indenture trustee. The indenture does not limit the amount of notes that may be issued.

        The notes will be issued in series. Each series of notes will consist of one or more classes. Each class of notes may have subclasses. Whenever a "class" of notes is referred to in this prospectus or any prospectus supplement, it also includes all subclasses of that class, unless the context otherwise requires.

        The Issuer may offer notes denominated in a foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.

        The noteholders of one or more classes may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other agreement. The terms of any derivative agreement for the benefit of a class or classes of notes and the financial institution that provides the derivative agreement will be described in the related prospectus supplement.

        The Issuer will pay principal of and interest on a class of notes solely from the portion of finance charge collections and principal collections distributed to the collateral certificate allocable to that class, amounts in any Issuer account relating to that class, and amounts received under any derivative agreement or any enhancement relating to that class of notes. If those sources are not sufficient to pay the noteholders of that class, those noteholders will have no recourse to any other assets of the Issuer or the assets of any other entity for the payment of principal of or interest on those notes.

        The prospectus supplement for any offered notes will include:

  •
  the series designation and, if there is more than one class of notes, the designations of the classes and any subclasses;

  •
  the rate per annum at which the notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

  •
  the payment dates for the notes;

  •
  the stated principal amount of the notes;

  •
  the overcollateralization amount, if any, for the notes;

  •
  the currency of payment of principal of and interest on the notes, if other than U.S. dollars;

  •
  the expected principal payment date of the notes, if any;

  •
  the legal final maturity date of the notes, which will be no later than the termination date of the collateral certificate;

  •
  the times at which the notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions, if any;

  •
  any changes to or additional events of default or early redemption events for the notes of that series;

  •
  if the notes have the benefit of a derivative agreement, the terms of that agreement and a description of the counterparty to that agreement; and

  •
  other terms of the notes.

        Holders of notes of any outstanding series or class will not have the right to review or consent to the issuance of any other notes. In addition, a series or class of notes may be issued in a transaction not registered under the Securities Act of 1933, which series or class would therefore not be offered pursuant to this prospectus.

        The Issuer may also, without the consent of any noteholder, issue additional notes of an existing class or new classes from an existing series. Any such issuance of additional notes must satisfy the applicable conditions under "—Issuances of New Series, Classes and Subclasses of Notes" below.

Interest

        Each note, except zero-coupon discount notes, will bear interest at either a fixed rate or a floating rate, which will be specified in the related prospectus supplement. The interest accrual period will be specified in the related prospectus supplement. Until the expected principal payment date for a discount note, accreted interest will be capitalized as part of the principal of the note and reinvested in the collateral certificate. The related prospectus supplement will specify the interest rate to be borne by a discount note after an event of default or after its expected principal payment date.

        If finance charge collections allocable to the collateral certificate are less than expected, principal collections allocable to that series may be used to pay interest on the notes of that series to the extent specified in the related prospectus supplement. However, this reallocation of principal would reduce the Adjusted Invested Amount of the collateral certificate allocable to that series by reducing the overcollateralization amount of the series or the nominal liquidation amount of the notes of that series. Reductions of the overcollateralization amount of the series or the nominal liquidation amount of the notes would have the effect of reducing the amount of principal collections and finance charge collections distributed to the collateral certificate that are allocable to that series, unless these reductions are reimbursed from future recoveries or excess finance charge collections. See "Sources of Funds to Pay the Notes—Deposit and Application of Funds from the Collateral Certificate to the Notes."

        Unless specified otherwise in the related prospectus supplement, if interest on a note is not paid within five business days after it is due, an event of default will occur with respect to that note. See "Description of the Indenture—Events of Default."

Principal

        The timing and the amount of payments of principal of a note will be specified in the related prospectus supplement.

        For some notes, the Issuer expects to pay the stated principal amount of those notes in one payment on the note's expected principal payment date, and the Issuer is obligated to do so if funds are available for that purpose. It is not an event of default if the principal of a note is not paid on its expected principal payment date because no funds are available for that purpose.

        Principal of a note may be paid earlier than its expected principal payment date if an early redemption event or an event of default occurs. See "Description of the Indenture—Early Redemption Events" and "—Events of Default."

        Principal of a note may be paid later than its expected principal payment date if there are insufficient funds allocable from the Dealer Note Trust to the collateral certificate or from the collateral certificate to the applicable series or class. If the stated principal amount of a note is not paid in full on its legal final maturity date, an event of default will occur with respect to that note. See "Description of the Indenture—Events of Default."

        A series of notes may provide for the variable funding and amortization of those notes from time to time.

        See "Risk Factors—You may receive principal payments earlier or later than the expected principal payment date" for a discussion of factors that may affect the timing of principal payments on the notes.

Stated Principal Amount, Outstanding Principal Amount and Nominal Liquidation Amount of Notes

        Each note will have:

  •
  a stated principal amount;

  •
  an outstanding principal amount; and

  •
  a nominal liquidation amount.

        Stated Principal Amount.    The "stated principal amount" of a note is the amount that is stated on the face of the note to be payable to its holders. It can be denominated in U.S. dollars or in a foreign currency.

        Outstanding Principal Amount.    For U.S. dollar notes (other than discount notes), the "outstanding principal amount" is the same as the stated principal amount, less principal payments made to the noteholders. For foreign currency notes, the outstanding principal amount is the U.S. dollar equivalent of the stated principal amount of the notes, less dollar payments to derivative counterparties with respect to principal payments. For discount notes, the outstanding principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement.

        Nominal Liquidation Amount.    The "nominal liquidation amount" of a note is a U.S. dollar amount based on the outstanding principal amount of that note, but with some reductions, including reductions from reallocations of principal collections and allocations of charge-offs of defaulted dealer notes in the Dealer Note Trust, and amounts held in the principal funding account and any specified Issuer accounts and allocable to that note, which may be reinstated as described below. The nominal liquidation amount of a note corresponds to the portion of the Invested Amount of the collateral certificate that would be allocated to that note if the Dealer Note Trust were liquidated on that date.

        In most circumstances, the nominal liquidation amount of a note, together with its share of any funds on deposit in the applicable principal funding accounts, will be equal to the outstanding principal amount of that note. However, if there are reductions in the nominal liquidation amount of a note as a result of reallocations of principal collections from that note to pay interest on those or other notes of the same series, or as a result of unreimbursed charge-offs of defaulted dealer notes in the Dealer Note Trust, there will be a deficiency in the nominal liquidation amount of that note. Unless that deficiency is reimbursed through the application of recoveries or excess finance charge collections or excess available interest amounts on the collateral certificate, the stated principal amount of those notes may not be paid in full.

        A subordinated note's nominal liquidation amount is used to calculate the maximum amount of funds that may be reallocated from that subordinated note to pay interest on senior notes of the same series. The nominal liquidation amount of a note is also used to calculate the amount of principal collections that can be allocated for payment of principal to a note, or paid to the counterparty to a derivative agreement, if applicable. This means that if the nominal liquidation amount of a note has been reduced by charge-offs of defaulted dealer notes in the Dealer Note Trust or by reallocations of principal collections to pay interest on notes, the holders of notes with the reduced nominal liquidation amount may receive less than the outstanding principal amount of their notes, either because the amount of U.S. dollars allocated to pay them is less than the outstanding principal amount of the notes, or because the amount of U.S. dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

        The nominal liquidation amount of a note may be reduced as follows:

  •
  If there are charge-offs of defaulted dealer notes in the Dealer Note Trust, the portion of charge-offs allocated through the collateral certificate to a series of notes will reduce that series' collateral amount to the extent these charge-offs are greater than excess finance charge collections or excess available interest amounts available to reimburse those charge-offs. For a series that has an overcollateralization amount, these reductions will be allocated first to the overcollateralization amount. Any remaining reductions will be allocated to the nominal liquidation amounts of the notes of that series. If the series has subordinated classes of notes, the reductions allocated to the nominal liquidation amount of the notes of that series will be initially allocated to the subordinated classes of notes of that series in succession, beginning with the most subordinated class. The prospectus supplement for any series of notes may provide for a different allocation of these reductions.

  •
  If principal collections are reallocated to a series to pay interest on the notes of that series, first, the overcollateralization amount will be reduced by the amount of that reallocation. If principal collections are reallocated from a class of notes of a series to pay interest on the classes of notes of that series and the overcollateralization amount of that series has been reduced to zero, the nominal liquidation amount of that class from which the reallocation is made will be reduced by the amount of the reallocations. For example, if a series of notes has three classes, Class A being the most senior and Class C being the most subordinated, and the overcollateralization amount has been reduced to zero, the amount of the reallocation of principal collections to pay interest on Class A notes will be applied, first, to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordinated amount of Class C notes for that class of Class A notes, and second, to reduce the nominal liquidation amount of Class B notes of the same series to the extent of the required subordinated amount of Class B notes for that class of Class A notes. The amount of the reallocation of principal collections to pay interest on Class B notes will be applied to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordination amount of Class C notes for that class of Class B notes. Unless specified otherwise in the related prospectus supplement, principal of Class A notes may not be reallocated to pay interest on any other class of notes. The prospectus supplement for any series of notes may provide for a different allocation of these reductions.

  •
  The nominal liquidation amount of a series or class of notes will be reduced by the amount on deposit in its principal funding account for that series or class (other than investment earnings) after giving effect to all allocations, reallocations and payments. This includes principal collections that are deposited directly into that series' or class' principal funding account, or reallocated from the principal funding account for a subordinated class.

  •
  If provided for in the applicable prospectus supplement, the nominal liquidation amount of a series or class of notes will be reduced by the amount, if any, on deposit in any other specified account for that series or class (other than investment earnings) after giving effect to all allocations, reallocations and payments.

  •
  The nominal liquidation amount of a note will be reduced by the amount of all payments of principal to noteholders of that note without duplicating the reductions due to any related deposits in the principal funding account.

        The nominal liquidation amount of a class or series of notes can be increased as follows:

  •
  For a class of discount notes, the nominal liquidation amount will increase over time as principal accretes to the extent that finance charge collections are allocated to that class for that purpose.

  •
  If recoveries or excess finance charge collections or excess available interest amounts are available, they will be applied to reimburse earlier reductions, first, in the nominal liquidation amount of the notes and, then, in the overcollateralization amount, caused by the following: charge-offs of defaulted dealer notes in the Dealer Note Trust, reallocations of principal collections of a series to pay interest on the notes of that series or from subordinated classes of a series to pay interest on senior classes of that series or from the senior class of a series to pay interest on that senior class or from other sources as specified in the related prospectus supplement. These reimbursements will be allocated to each series pro rata based on the sum of all unreimbursed reductions of each class in that series. Within each series, the increases will be allocated in order of seniority of the notes of that series. The prospectus supplement for any series of notes may provide for a different reimbursement mechanism.

  •
  If principal collections have been reallocated from the principal funding account for a subordinated class to the principal funding account for a senior class of notes, the nominal liquidation amount of the subordinated class will be increased by the amount reallocated, and the nominal liquidation amount of the senior class will be reduced by the same amount.

        If the nominal liquidation amount of any notes has been reduced because of charge-offs or reallocations to pay interest and the reduction has not been reimbursed from recoveries or excess finance charge collections, the holders of those notes will not receive full repayment of principal on those notes.

        The nominal liquidation amount of a note may not be reduced below zero and may not be increased above the outstanding principal amount of that note less any amounts on deposit in the applicable principal funding account and any other specified Issuer account.

        If a note held by Navistar Financial Securities Corporation, the Issuer or any of their affiliates is canceled, the nominal liquidation amount of that note is automatically reduced to zero, with a corresponding automatic reduction in the Invested Amount of the collateral certificate allocable to that series.

        The cumulative net amount of reductions of the nominal liquidation amount of any note due to reallocation of principal collections to pay interest on the notes and charge-offs of dealer notes in the Dealer Note Trust cannot exceed the outstanding principal amount.

Subordination of Principal

        If a series of notes has only one class, the credit enhancement for that class will be the overcollateralization amount, if any, and any other amounts specified in the related prospectus supplement. If a series of notes has more than one class, then the subordinated notes of that series will serve as credit enhancement for the senior notes. Such a series of notes may also have an overcollateralization amount or other credit enhancement specified in the prospectus supplement. The following paragraphs under this subheading illustrate how this subordination works in the case of a series that has Class A notes, Class B notes and Class C notes. The related prospectus supplement may provide for different subordination arrangements among the senior and subordinate classes of a series.

        Principal payments on Class B notes and Class C notes of a series are subordinated to payments on Class A notes of that series. Subordination of Class B notes and Class C notes of a series provides credit enhancement for Class A notes of that series.

        Principal payments on Class C notes of a series are subordinated to payments on Class A notes and Class B notes of that series. Subordination of Class C notes of a series provides credit enhancement for the Class A notes and Class B notes of that series.

        To the extent specified in the related prospectus supplement, principal collections that are allocable to subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series and, if so specified, on designated subordinated classes of notes of that series. In addition, charge-offs of defaulted dealer notes in the Dealer Note Trust are allocated first to the subordinated classes of a series. See "The Notes—Stated Principal Amount, Outstanding Principal Amount and Nominal Liquidation Amount of Notes—Nominal Liquidation Amount" and "Sources of Funds to Pay the Notes—Deposit and Application of Funds from the Collateral Certificate to Notes."

Redemption and Early Redemption of Notes

        Each class of notes will be subject to mandatory redemption on its expected principal payment date.

        If specified in the related prospectus supplement, the servicer may, at its option, cause the Issuer to redeem any note before its expected principal payment date. The prospectus supplement will indicate at what times the Issuer may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The Issuer will give notice to holders of the affected notes before any optional redemption date.

        If specified in the related prospectus supplement, a noteholder may, at its option, require the Issuer to redeem the holder's notes before the expected principal payment date. The prospectus supplement will indicate at what times a noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

        In addition, if an early redemption event occurs in respect of a series or class of notes, the Issuer will be required to redeem the affected notes to the extent funds are available for that purpose. The Issuer will give notice to holders of the affected notes before an early redemption date. See "Description of the Indenture—Early Redemption Events" for a description of the early redemption events and their consequences to holders of notes.

        Whenever the Issuer is required to redeem a note before its legal final maturity date, it will do so only if and to the extent funds are allocated to the collateral certificate and to that note. A noteholder will have no claim against the Issuer if the Issuer fails to make a required redemption of notes because no funds are available for that purpose. The failure to redeem before the legal final maturity date under these circumstances will not be an event of default.

Issuances of New Series, Classes and Subclasses of Notes

        The Issuer may issue additional notes of an existing series, class or subclass or issue a new series of notes, so long as the conditions of issuance are met. These conditions include:

  •
  on or before the third business day before a new issuance of notes, the Issuer or the Administrator on its behalf gives the indenture trustee and the rating agencies written notice of the issuance;

  •
  the Issuer or the Administrator on its behalf delivers to the indenture trustee a certificate stating that:

  •
  the new issuance will not at the time of its occurrence cause an early redemption event or event of default under any outstanding series of notes;

  •
  all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes; and

  •
  the form and terms of the notes have been established in conformity with the provisions of the indenture.

  •
  the Issuer or the Administrator on its behalf delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (1) the new issuance will not adversely affect in any material respect the characterization as debt of any outstanding investor certificates issued by the Dealer Notes Trust, other than the collateral certificate, (2) the new issuance will not cause a taxable event to holders of Dealer Note Trust investor certificates and (3) following the new issuance, the Dealer Note Trust will not be an association, or a publicly traded partnership, taxable as a corporation;

  •
  the Issuer or the Administrator on its behalf delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (1) the new issuance will not adversely affect in any material respect the characterization of the notes of any outstanding series, class or subclass as debt, (2) the new issuance will not cause a taxable event to holders of any outstanding notes, (3) following the new issuance, the Issuer will not be an association, or a publicly traded partnership, taxable as a corporation and (4) following the new issuance, the newly issued notes will be properly characterized as debt;

  •
  at the time of the new issuance, the Issuer, or the Administrator on its behalf, obtains confirmation from the rating agencies rating the outstanding notes and investor certificates that the new issuance of notes will not cause a reduction or withdrawal of the rating of any outstanding notes and certificates rated by that rating agency and, if the new issuance of notes is to be sold in a public offering, the new notes are rated investment grade by at least one nationally recognized statistical rating organization;

  •
  after giving effect to such issuance, the Seller's Invested Amount is at least equal to the Minimum Seller's Invested Amount;

  •
  no Early Amortization Event with respect to any investor certificate has occurred and is continuing as of the date of the new issuance;

  •
  no early redemption event with respect to any series of notes has occurred and is continuing as of the date of the new issuance; and

  •
  any other conditions specified in the related prospectus supplement are satisfied.

Payments on Notes; Paying Agent

        The notes will be issued in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under "—Book-Entry Registration" unless the stated principal amount of the notes is denominated in a foreign currency.

        The Issuer and the indenture trustee, and any agent of the Issuer or the indenture trustee, will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

        The Issuer will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

        The Issuer expects to designate the corporate trust office of The Bank of New York, in New York City, as its paying agent (the "paying agent") for the notes of each series. The Issuer will identify any other entities appointed to serve as paying agents on notes of a series or class in a prospectus supplement. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the Issuer will be required to maintain a paying agent in each place of payment for a series or class of notes.

        After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the Issuer. After funds are repaid to the Issuer, the holder of that note may look only to the Issuer for payment of that principal or interest.

Denominations

        Unless specified otherwise in the related prospectus the notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

        If the notes are in book-entry form, the record date for payment of the notes will be the business day before the related payment date. If the notes are in definitive form, the record date for a payment date will be the last day of the calendar month ending prior to that payment date.

Governing Law

        The laws of the State of New York will govern the notes and the indenture.

Form, Exchange, and Registration and Transfer of Notes

        The notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company ("DTC"), as depository, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "—Book-Entry Registration."

        A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount and tenor.

        Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the Issuer designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        The Issuer expects to appoint The Bank of New York as the note registrar for the notes. The Issuer also may at any time designate additional transfer agents for any series or class of notes. The Issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the Issuer will be required to maintain a transfer agent in each place of payment for the notes.

Book-Entry Registration

        Noteholders may hold their notes only through DTC (in the United States) or Clearstream Banking or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

        Cede & Co. ("Cede"), as nominee for DTC, will be the registered holder of the global notes. Except as described in this prospectus, no noteholder will be entitled to receive a certificate representing that person's interest in the notes. Unless and until Definitive Notes are issued under the limited circumstances described below, all references in this prospectus to actions by noteholders shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus to distributions, notices, reports and statements to noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the notes, for distribution to the noteholders in accordance with DTC procedures.

        Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

        Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking customers and Euroclear participants will occur in the ordinary way in accordance with their rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the notes, see Annex I to this prospectus. For information with respect to tax documentation procedures relating to the notes, see Annex I to this prospectus and "Material Federal Income Tax Matters—Tax Consequences to Foreign Holders."

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including underwriters involved in the distribution of the notes). DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede, as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. We anticipate that the only "noteholder" (as this term is used in the indenture) will be Cede, as nominee of DTC, and that note owners will not be recognized by the indenture trustee as noteholders under the indenture. Note owners will only be permitted to exercise the rights of noteholders under the indenture indirectly through DTC and its participants who in turn will exercise their rights through DTC.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal of and interest on the notes. Participants and indirect participants with which noteholders have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective noteholders. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the notes, may be limited due to the lack of a physical certificate for the notes.

        DTC has advised the Seller that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. DTC may take conflicting actions with respect to an undivided interest held by a Participant to the extent that it is directed to do so by such Participant based on such Participant's instructions from various beneficial owners.

        Clearstream Banking, Société Anonyme ("Clearstream Banking") is incorporated under the laws of Luxembourg. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Banking in any of 36 currencies, including United States dollars. Clearstream Banking provides to its Clearstream Banking customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream Banking's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream Banking's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream Banking is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking. Clearstream Banking has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream Banking and Euroclear.

        Euroclear ("Euroclear") was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear Operator (the "Euroclear Operator"), under contract with the Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to notes held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Matters." Clearstream Banking or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or the supplement related to the notes on behalf of a Clearstream Banking customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Foreign Agency Depositary's ability to effect these actions on its behalf through DTC.

        Although DTC, Clearstream Banking and Euroclear have agreed to the above procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

        The notes of a series or class will be issued in fully registered, certificated form to noteholders or their nominees, rather than to DTC or its nominee, only if:

  1.
  the Seller advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities under the depository agreement with respect to the notes, and the indenture trustee or the Seller is unable to locate a qualified successor;

  2.
  the Seller, at its option, elects to terminate the book-entry system through DTC; or

  3.
  after the occurrence of a Servicer Termination Event, note owners representing beneficial interests aggregating not less a majority of the nominal liquidation amount of such series or class advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor of DTC) is no longer in the best interests of the note owners.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the certificate or certificates representing the notes, accompanied by instructions for re-registration, the indenture trustee will issue the notes in the form of Definitive Notes, and thereafter the indenture trustee will recognize each holder of a Definitive Note as a noteholder under the indenture. In the event that Definitive Notes are issued or DTC ceases to be the clearing agency for the notes, the indenture provides that the note owners will be notified of this event.

        Upon the issuance of Definitive Notes, payments of principal of and interest on the notes will be made by the indenture trustee directly to the holders of Definitive Notes in accordance with the procedures described in this prospectus and in the Indenture. Payments of principal of, if any, and interest on the notes on each payment date will be made to holders in whose names the Definitive Notes were registered at the close of business on the related record date. Payments will be made by check mailed to the address of that holder as it appears on the register maintained by the indenture trustee. The final payment on any note (whether definitive or book-entry), however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment to noteholders. The trustee will provide this notice to registered noteholders not later than the determination date of the month of the final payment.

        Definitive Notes will be transferable and exchangeable at the offices of the indenture trustee, or at any other office as the Seller shall designate (initially the corporate trust office). No service charge will be imposed for any registration of transfer or exchange, but the transfer agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration.

Replacement of Notes

        The Issuer will replace at the expense of the holder any mutilated note, upon surrender of that note to the indenture trustee. The Issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the Issuer and the indenture trustee. In the case of a destroyed, lost or stolen note, the Issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the Issuer before a replacement note will be issued.

Acquisition and Cancellation of Notes by the Issuer and the Seller

        The Issuer, the Seller and their affiliates may acquire notes in the open market or otherwise.

        The Issuer, the Seller and their affiliates may cause the notes acquired by them to be canceled, and notes so canceled will no longer be outstanding.

DESCRIPTION OF THE INVESTOR CERTIFICATES ISSUED BY THE DEALER NOTE TRUST

General

        Investor certificates are issued pursuant to the pooling and servicing agreement dated as of June 8, 1995, as amended from time to time, among the Seller, Navistar Financial and the trustee of the Dealer Note Trust, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The collateral certificate is one in a series of investor certificates issued by the Dealer Note Trust. The trustee of the Dealer Note Trust will make available for inspection a copy of the pooling and servicing agreement (without exhibits or schedules) and any supplement to the pooling and servicing agreement related to the collateral certificate without charge upon written request. The following summary, along with the description under "Description of the Pooling and Servicing Agreement" describes certain terms of the pooling and servicing agreement, but does not purport to be complete.

        The investor certificates will be issued in one or more series. Each series of investor certificates may contain one or more classes. The investor certificates represent an undivided beneficial interest in the assets of the Dealer Note Trust and the right to receive payments of interest on and the payment of the principal amount of the investor certificates to the extent specified in the related Series Supplement, or in the case of the collateral certificate, the right to receive from the Dealer Note Trust funds in order to make payments of interest on and principal of the notes issued by the Issuer under the indenture and indenture supplements. The investor certificates do not represent interests in or obligations of and are not insured or guaranteed by Navistar Financial, Navistar Financial Securities Corporation, the Dealer Note Trust or any other person or entity.

Interest

        Each series or class of investor certificates will have its own interest rate, which may be fixed, variable, contingent, adjustable or any combination of these characteristics. The rate of interest on the investor certificates or the method for determining the rate of interest for a series or class of investor certificates will be specified in the related Series Supplement. The collateral certificate, however, will not bear interest at a specified interest rate. Nonetheless, the collateral certificate will entitle the Issuer to receive its allocable share of finance charge collections on the dealer notes owned by the Dealer Note Trust like any other series of investor certificates. The indenture trustee will apply the amount of finance charge collections so allocated to the collateral certificate among the notes generally to cover interest payments and other amounts owed on or with respect to the notes. See "Sources of Funds to Pay the Notes." In the case of each series of non-collateral certificates, the trustee of the Dealer Note Trust will apply the amount of finance charge collections allocated to those investor certificates generally to cover interest payments and other amounts owed on or with respect to them.

Principal

        Each series or class of investor certificates will have an invested amount. Payments of principal on each series or class of investor certificates will be applied with respect to that series or to classes of that series depending on whether the related investor certificates are in a revolving, accumulation, amortization or investment period. In the case of the collateral certificate, however, these periods will not apply. Instead, the collateral certificate will entitle its holder to receive at all times its allocable share of principal collections and other specified amounts allocable to the collateral certificate. The indenture trustee will apply the amounts so allocated to the collateral certificate among the notes to cover principal payments and, if applicable, shortfalls of interest payments owed on the notes. See "Sources of Funds to Pay the Notes." The manner in which the indenture trustee applies those amounts with respect to a particular note will depend on whether that note is in a revolving, accumulation or early redemption period. The prospectus supplement will specify the principal payment structure applicable to the related notes.

Seller's Interest

        The interest in the assets of the Dealer Note Trust, including the dealer notes and Excess Funding Account funds, not represented by any series of investor certificates, including the collateral certificate, is referred to generally as the "Seller's Interest." The Seller's Interest is currently owned by Navistar Financial Securities Corporation.

        Limited Subordination of Seller's Interest.    The Seller's Interest will be subordinated to the rights of the investor certificate of each series, including the collateral certificate, to the extent described in the related Series Supplement. The amount of subordination for each series of notes under the collateral certificate is referred to as the overcollateralization amount for that series of notes and the amount of the subordination for any non-collateral certificates is referred to as the "Available Subordinated Amount" for that series of non-collateral certificates. The overcollateralization amount for a series of notes and the Available Subordinated Amount for any series of non-collateral certificates will be subject to decrease and increase if and to the extent described in the prospectus supplement.

Enhancement

        In addition to the subordination of the Seller's Interest described above, other forms of credit enhancement may be provided for one or more series or classes of a series of non-collateral certificates. Enhancement may include a letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, swap or other interest protection agreement, repurchase obligation, cash deposit or another form of credit enhancement described in the prospectus supplement or any combination of the foregoing. Enhancement may also be provided by subordination provisions which require that distributions of principal or interest be made with respect to non-collateral certificates of one or more series or classes before distributions are made to one or more other series or classes. Subordination provisions with respect to any series or class of non-collateral certificates will be described in the related Series Supplement.

        If Enhancement is provided for a series or class of non-collateral certificates, the related Series Supplement will include a description of:

  •
  the amount payable under the Enhancement;

  •
  any conditions to payment of the Enhancement not described in this prospectus;

  •
  the conditions under which the amount payable under the Enhancement may be reduced, terminated or replaced; and

  •
  any material provisions of any agreement applicable to the Enhancement.

        The Series Supplement also may set forth information for the applicable Enhancement Provider, including:

  •
  a brief description of its principal business activities;

  •
  its principal place of business, place of organization and the jurisdiction under which it is organized or licensed to do business;

  •
  the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, if any; and

  •
  its total assets and stockholders' equity or policyholders' surplus as of a date specified in the Series Supplement.

        Limitations on Subordination and Enhancements.    The presence of an Available Subordinated Amount or Enhancement for a series or class of non-collateral certificates is intended to enhance the likelihood of receipt by the non-collateral certificateholders of the full amount of principal of and interest on the non-collateral certificates of that series or class. However, neither subordination of the Seller's Interest nor any Enhancement will provide protections against all risks of loss or guarantee repayment of the entire principal of and interest on the investor certificates. If losses occur which are not covered by, or exceed the amount provided by, the subordination or Enhancement, investor certificateholders (including the Issuer) will bear their allocable share of deficiencies. In addition, if specific Enhancement is provided for the benefit of more than one series or class of investor certificates, investor certificateholders of that series or class will be subject to the risk that the Enhancement will be used or exhausted by the claims of the other series or classes.

SOURCES OF FUNDS TO PAY THE NOTES

Allocation of Amounts from the Dealer Note Trust to each Series of Investor Certificates

        The primary source of funds for the payment of principal of and interest on each series of investor certificates, including the collateral certificate and, therefore, the notes of each series, is distributions to the investor certificates of finance charge and principal collections on the dealer notes received by the Dealer Note Trust. See "The Seller, the Dealer Note Trust and the Issuer—the Dealer Note Trust" for a description of the assets of the Dealer Note Trust.

Allocation of Finance Charge Collections and Dealer Note Losses

        Allocations of finance charge collections and losses on the dealer notes in the Dealer Note Trust with respect to any due period are made on each transfer date occurring prior to the Fully Funded Date to each investor certificate, including the collateral certificate, based on the Series Allocation Percentage for that series. These amounts are referred to as "Series Allocable Finance Charge Collections" and "Series Allocable Dealer Note Losses."

        The "Series Allocation Percentage" for any series of investor certificates, including the collateral certificate, is the percentage equivalent of a fraction equal to:

        —the Adjusted Invested Amount of that series of investor certificates over

        —the Trust Adjusted Invested Amount.

The "Adjusted Invested Amount" of the collateral certificate will be the sum of the collateral amounts of all outstanding series of notes issued by the Issuer and will fluctuate as the collateral amounts of those series of notes fluctuate.

Excess Finance Charge Collections

        If the Series Allocable Finance Charge Collections allocated to any series of investor certificates, including the collateral certificate, and other available funds exceed the amounts necessary to make all required distributions for that series of investor certificates from those amounts, the excess will be available to other series of investor certificates, including the collateral certificate, that had shortfalls from its allocation of Series Allocable Finance Charge Collections. These excess amounts are referred to as "Excess Finance Charge Collections." If the shortfalls of all outstanding series of investor certificates exceed all available Excess Finance Charge Collections, Excess Finance Charge Collections

will be allocated by the servicer pro rata among the series of investor certificates with shortfalls based on the relative amounts of the shortfalls. To the extent that Excess Finance Charge Collections exceed the aggregate shortfall, the excess will be allocated, first, to the Excess Funding Account to the extent necessary to maintain the Seller's Invested Amount at an amount not less than the Minimum Seller's Invested Amount, and, second, to the holders of the Seller's Certificates.

Allocation of Principal Collections

        Allocations of principal collections on the dealer notes in the Dealer Note Trust with respect to any due period are made on each business day occurring prior to the Fully Funded Date to each investor certificate, including the collateral certificate, based on the Series Allocation Percentage for that series. This amount is referred to as "Series Allocable Principal Collections." Generally, a series of investor certificates will be in a revolving period and will not be required to accumulate or distribute Series Allocable Principal Collections. During these periods, Series Allocable Principal Collections will be available for other series of investor certificates. On the other hand, when one or more series of investor certificates begin to accumulate or amortize principal, Series Allocable Principal Collections allocable to other series of investor certificates that are not accumulating or amortizing will be used to satisfy the principal accumulation or payment requirements of those series of investor certificates that are accumulating or amortizing. For this purpose, the collateral certificate will be treated as accumulating or amortizing principal to the extent that any series of notes related to the collateral certificate is accumulating or amortizing.

Excess Principal Collections

        If Series Allocable Principal Collections allocated to any series of investor certificates, including the collateral certificate, and other available funds exceed the amounts necessary to make all required distributions for that series of investor certificates from those amounts, the excess will be available to other series of investor certificates, including the collateral certificate, that had shortfalls from its allocation of Series Allocable Principal Collections. These excess amounts are referred to as "Excess Principal Collections." If the shortfalls of all outstanding series of investor certificates exceed all available Excess Principal Collections, Excess Principal Collections will be allocated by the servicer pro rata among the series of investor certificates with shortfalls based on the relative amounts of the shortfalls. To the extent that Excess Principal Collections exceed the aggregate shortfall, the excess generally will be allocated, first, at the Seller's option, to the extent not required to be deposited into the Excess Funding Account to maintain the Seller's Invested Amount at an amount equal to the Minimum Seller's Invested Amount, to make discretionary deposits or payments of principal on certificates or notes; second, to the Excess Funding Account to maintain the Seller's Invested Amount at an amount not less than the Minimum Seller's Invested Amount; and third, to the holders of the Seller's Certificates.

Allocation of Series Allocable Amounts between the Investor Interest and the Seller Interest

        Series Allocable Finance Charge Collections, Series Allocable Dealer Note Losses and Series Allocable Principal Collections allocated to each series of investor certificates, including the collateral certificate, are then further allocated between the portion available to make payments to the holders of the investor certificates, including the collateral certificates and, therefore, the notes, and the holders of the Seller's Certificates.

Allocation of Series Allocable Finance Charge Collections and Series Allocable Dealer Note Losses

        Series Allocable Finance Charge Collections and Series Allocable Dealer Note Losses, with respect to any due period and the related payment date, are allocated to the noteholders' portion of the collateral certificate based on the Noteholder Floating Allocation Percentage for the collateral certificate. These amounts are referred to as "Noteholder Available Interest Amounts" and "Noteholder Allocated Dealer Note Losses," respectively. The "Noteholder Floating Allocation Percentage" is the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

  •
  the sum of the collateral amounts for each series of notes, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date), over

  •
  the product of (a) the Series Allocation Percentage for the collateral certificate and (b) the sum of aggregate principal amount of dealer notes in the Dealer Note Trust and the aggregate principal amount of funds in the Excess Funding Account, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date).

The portion of Series Allocable Finance Charge Collections for the collateral certificate not allocated to the noteholders will be released to the holders of the Seller's Certificates and will not be available or allocated to any series of notes.

        The Series Allocable Finance Charge Collections and Series Allocable Dealer Note Losses are allocated to the holders of the non-collateral certificates based on the Floating Allocation Percentage for that series of non-collateral certificates. The "Floating Allocation Percentage" for a series of non-collateral certificates is the percentage equivalent of a fraction equal to:

  •
  the Invested Amount with respect to that series, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date), over

  •
  the product of (a) the applicable Series Allocation Percentage and (b) the sum of aggregate principal amount of dealer notes in the Dealer Note Trust and the aggregate principal amount of funds in the Excess Funding Account, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date).

        The portion of Series Allocable Finance Charge Collections for each non-collateral certificate not allocated to the holders of the non-collateral certificates will be allocated to the holders of the Seller's Certificates. A portion of that amount, the portion allocable to the Available Subordinated Amount of the related series of non-collateral certificates, is subordinate to the interests of the holders of the non-collateral certificate as provided in the related Series Supplement and is available to the holders of the non-collateral certificates of that series. The portion of this amount not used by the holders of the non-collateral certificates will be available as Excess Finance Charge Collections. The remaining portion of the Series Allocable Finance Charge Collections allocated to the holders of the Seller's Certificates will be released to the holders of the Seller's Certificates and will not be available to make payments on the notes.

Allocation of Series Allocable Principal Collections

        Series Allocable Principal Collections for the collateral certificate will be allocated to the noteholders' portion of the collateral certificate based on the Noteholder Principal Allocation Percentage for the collateral certificate. These amounts are referred to as "Noteholder Available Principal Amounts." The "Noteholder Principal Allocation Percentage" for the collateral certificate is the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

  •
  the sum of the collateral amounts for each series of notes, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date), except that for any series of notes that is amortizing or accumulating principal, the collateral amount of that series will be fixed as of the last day of the due period prior to the commencement of such amortization or accumulation over

  •
  the product of (a) the Series Allocation Percentage for the collateral certificate and (b) the sum of the aggregate principal amount of dealer notes in the Dealer Note Trust and the aggregate principal amount of funds in the Excess Funding Account, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date).

        The portion of Series Allocable Principal Collections for the collateral certificate not allocated to the noteholders will be released to the holders of the Seller's Certificates and will not be available or allocated to any series of notes.

        With respect to the non-collateral certificates, Series Allocable Principal Collections are allocated to the holders of the non-collateral certificates based on the Principal Allocation Percentage or the Floating Allocation Percentage for that series of non-collateral certificates depending on the period that series of investor certificates is in as provided in the related Series Supplement. Unless otherwise specified in the applicable prospectus supplement, the "Principal Allocation Percentage" for any series of non-collateral certificates is the percentage equivalent of a fraction equal to:

  •
  the Invested Amount at the end of the related revolving period over

  •
  the product of (a) the applicable Series Allocation Percentage and (b) the sum of aggregate principal amount of dealer notes in the Dealer Note Trust and the aggregate principal amount of funds in the Excess Funding Account at the end of the related revolving period.

        The portion of Series Allocable Principal Collections not allocated to the holders of the non-collateral certificates will be allocated to the holders of the Seller's Certificates. A portion of that amount, the portion allocable to the Available Subordinated Amount of the related series of non-collateral certificates, is subordinate to the interests of the holders of the non-collateral certificate as provided in the related Series Supplement and is available to the holders of the non-collateral certificates of that series. The remaining portion of the Series Allocable Principal Collections allocated to the holders of the Seller's Certificates will be released to the holders of the Seller's Certificates and will not be available to make payments on the notes.

Deposit and Application of Funds from the Collateral Certificate to Notes

        Noteholder Available Interest Amounts, Noteholder Allocable Dealer Losses and Noteholder Available Principal Amounts allocated to the Issuer as holder of the collateral certificate are then allocated between each series of notes.

Allocation of Noteholder Available Interest Amounts and Noteholder Allocable Dealer Note Losses

        Noteholder Available Interest Amounts and Noteholder Allocable Dealer Note Losses will, in turn, be allocated pro rata to each series of notes based on a fraction never greater than 100% or less than 0% equal to:

  •
  the numerator of which is the collateral amount of that series as of the last day of the immediately preceding due period (or the issuance date of that series in the case of the first payment date); and

  •
  the denominator of which is the sum of the collateral amounts for all series of notes on that same day.

        This fraction, the "Series Variable Allocation Percentage," will adjust to account for any additional issuances or final payment of notes of that series of notes since the prior due period. In the case of a series of notes having more than one class, Noteholder Available Interest Amounts and Noteholder Allocated Dealer Note Losses allocated to that series will be allocated and applied to each class in the manner and order of priority described in the related prospectus supplement.

        If the portion of Noteholder Available Interest Amounts allocated to any series of notes and other available funds exceed the amounts necessary to make all required distributions for that series of notes from those amounts, the excess will be available to other series of notes that had shortfalls from its allocation of Noteholder Available Interest Amounts. These excess amounts are referred to as "Excess Available Interest Amounts." If the shortfalls of all outstanding series of notes exceed all available Excess Available Interest Amounts, Excess Available Interest Amounts will be allocated by the servicer pro rata among the notes with shortfalls based on the relative amounts of the shortfalls. To the extent that Excess Available Interest Amounts exceed the aggregate shortfall, the excess will be allocated to other series of investor certificates as Excess Finance Charge Collections as described under "—Allocation of Amounts From the Dealer Note Trust to each Series of Investor Certificates—Excess Finance Charge Collections."

        The prospectus supplement for a series of notes may provide for allocations for that series that are different from those described above.

        Allocation of Noteholder Available Principal Amounts.    Noteholder Available Principal Amounts will, in turn, be allocated to each series of notes pro rata based on a fraction never greater than 100% or less than 0% equal to:

  •
  the numerator of which is the collateral amount of that series as of the last day of the immediately preceding due period (or the issuance date of that series in the case of the first payment date) or, if the accumulation period or an early redemption period for that series has commenced, as of the last day of the due period ending prior to the commencement of the accumulation period or early redemption period, as applicable; and

  •
  the denominator of which is the sum of the collateral amounts for all series of notes as of the last day of the immediately preceding due period (or the issuance date of that series in the case of the first payment date), except that for any series of notes that is amortizing, repaying or accumulating principal, the collateral amount of that series will be fixed as of the last day of the due period prior to the commencement of such amortization, repayment or accumulation.

        This fraction, the "Series Fixed Allocation Percentage," will adjust to account for any additional issuances of the notes of each series since the prior due period. In the case of a series of notes having more than one class, Noteholder Available Principal Amounts allocated to that series will be allocated and applied to each class in the manner and order of priority described in the related prospectus supplement.

        If the portion of Noteholder Available Principal Amounts allocated to any series of notes and other available funds exceed the amounts necessary to make all required distributions for that series of notes from those amounts, the excess will be available to other series of notes that had shortfalls from its allocation of Noteholder Available Principal Amounts. These excess amounts are referred to as "Excess Available Principal Amounts." If the shortfalls of all outstanding series of notes exceed all available Excess Available Principal Amounts, Excess Available Principal Amounts will be allocated by the servicer pro rata among the notes with shortfalls based on the relative amounts of the shortfalls. To the extent that Excess Available Principal Amounts exceed the aggregate shortfall, the excess will be allocated to other series of investor certificates as Excess Principal Collections as described under "—Allocation of Amounts From the Dealer Note Trust to each Series of Investor Certificates—Excess Principal Collections."

        Except as may be otherwise specified in the related prospectus supplement, during a revolving period for a series of notes, the series will have no use for its allocated share of Noteholder Available Principal Amounts, and all of its allocated share of Noteholder Available Principal Amounts will be Excess Available Principal Amounts and will be available to other series of notes and investor certificates. The reallocation of Excess Available Principal Amounts will not reduce the collateral amount of a series of notes.

        The prospectus supplement for a series of notes may provide for allocations for that series that are different from those described above.

Issuer Accounts

        The Issuer has established an allocation account for the purpose of receiving distributions on the collateral certificate.

        If specified in the related prospectus supplement, the Issuer may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series or class of notes for the benefit of the related noteholders. Most series will have an interest funding account and a principal funding account. Typically, funds will be transferred from the allocation account to these supplemental accounts in order to make payments of interest on and principal of the notes, to make payments under any applicable derivative agreements, and for other purposes as specified in the related prospectus supplement.

        The allocation account, together with the supplemental accounts described in this section, are referred to as "Issuer accounts." Issuer accounts will be Eligible Deposit Accounts and amounts deposited to Issuer accounts may only be invested in Eligible Investments. Each supplemental account for a series may be a subaccount of one master account for that series.

Derivative Agreements

        Some notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the Issuer will receive payments from counterparties to the derivative agreements in exchange for the Issuer's payments to them, to the extent required under the derivative agreements. Payments received from derivative counterparties with respect to interest payments on dollar-denominated notes of a series will generally be added to Noteholder Available Interest Amounts for such series. The specific terms of any derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

Limited Recourse to the Issuer; Security for the Notes

        The portion of Noteholder Available Interest Amounts and Noteholder Available Principal Amounts allocable to a series or class of notes after giving effect to all allocations and reallocations, funds for that series or class on deposit in the applicable Issuer accounts, any applicable derivative agreement for that series or class and proceeds of sales of dealer notes for that series or class provide the only sources of payment for principal of or interest on that series or class of notes. Noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of principal of or interest on the notes.

        The notes of all series are secured by a shared security interest in the collateral certificate and the allocation account, but each series or class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement. Each series or class of notes also is secured by a security interest in any applicable supplemental account and any applicable derivative agreement.

DESCRIPTION OF THE INDENTURE

The Indenture

        The notes of a series will be issued pursuant to the terms of the indenture and the related indenture supplement. The discussion under this heading, the discussions under "The Notes" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.

Indenture Trustee

        The Bank of New York, will act as indenture trustee under the indenture for the notes. Its principal corporate trust office is located at 101 Barclay Street, Floor 8-W, New York, New York 10286.

        The indenture trustee may resign at any time by giving written notice to the Issuer. The Issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture, fails to comply with Section 3.10(b) of the Trust Indenture Act of 1939 with respect to any series or class of notes, becomes legally incapable of acting with respect to any series or class of notes or is adjuded bankrupt or otherwise insolvent. The indenture trustee may also be removed with respect to any series or class of notes at any time by action of a majority of the noteholders of that series or class. In all circumstances, the Issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

        The Issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Issuer Covenants

        The Issuer will not, among other things:

  •
  claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law;

  •
  voluntarily dissolve or liquidate; or

  •
  permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds thereof or (C) the lien created by the indenture not to constitute a valid first priority security interest in the collateral for the notes.

        The Issuer may not engage in any activity other than the activities described in "The Issuer" in this prospectus. The Issuer will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

        The Issuer also covenants that if:

  •
  the Issuer defaults in the payment of interest on any series or class of notes when such interest becomes due and payable and such default continues for a period of five business days following the date on which such interest became due and payable; or

  •
  the Issuer defaults in the payment of the principal of any series or class of notes on its legal final maturity date and any such default continues beyond any specified period of grace for such series or class of notes; then the Issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of the notes of the affected series or class, the whole amount then due and payable on those notes for principal and interest (after giving effect to any allocation requirements described in this prospectus and the related prospectus supplement), with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue installments of interest, at such rate or rates described in the related prospectus supplement. In addition, the Issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the Issuer fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of those unpaid amounts.

Events of Default

        Each of the following events is an "event of default" for any related series or class of notes:

  •
  the Issuer's failure, for a period of five business days, to pay interest on any note of the related series or class when due;

  •
  the Issuer's failure to pay the stated principal amount of any note of the related series or class on its legal final maturity date;

  •
  the Issuer's default in the performance, or breach, of any material covenants or warranties in the indenture in any material respect for a period of ninety (90) days after either the indenture trustee or the holders of 25% of the aggregate outstanding principal amount of the outstanding notes of the affected series or class have provided written notice requesting remedy of that default or breach, and, as a result of that default or breach, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the ninety (90) day period;

  •
  the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the Issuer; and

  •
  any additional events of default specified in the prospectus supplement relating to the series or class of notes.

        Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default. An event of default with respect to one series or class of notes will not necessarily be an event of default with respect to any other series or class of notes.

Events of Default Remedies

        The occurrence of some events of default involving the bankruptcy or insolvency of the Issuer results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series or class, either the indenture trustee or the holders of a majority in aggregate outstanding principal amount of the notes of that series or class (or of all notes (treated as one class) in the case of certain events of defaults with respect to all notes) may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding principal amount of outstanding notes of that series or class.

        Upon an acceleration of a series or class of notes, then:

  •
  The Issuer will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the related indenture supplement; and

  •
  Principal will be paid on the accelerated series or class of notes to the extent (x) funds are received from the Dealer Note Trust and available to the accelerated series or class after giving effect to all allocations and reallocations and (y) payment is permitted by the subordination provisions of the senior notes, if any, of the same series.

        The holders of a majority in outstanding principal amount of any accelerated series or class of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement and does not have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on its legal final maturity date.

        Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee indemnity reasonably satisfactory to the indenture trustee. Upon acceleration of the maturity of a series or class of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

        The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the Issuer, Navistar Financial Securities Corporation, or the Dealer Note Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Early Redemption Events

        The Issuer is required to redeem in whole or in part, to the extent that funds are available for that purpose, each affected series or class of notes upon the occurrence of an early redemption event. Each of the following is an early redemption event for any related series or class of notes:

  •
  each of the Early Amortization Events applicable to the collateral certificate, as described under "Description of the Pooling and Servicing Agreement—Early Amortization Events;"

  •
  the Issuer becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

  •
  any additional early redemption event specified in the related prospectus supplement.

        The redemption price of a note so redeemed will be the outstanding principal amount of that note, plus accrued interest—or, in the case of discount notes, principal accreted but unpaid on that note—to but excluding the date of redemption, which will be the next payment date. If the amount of Noteholder Available Interest Amounts and Noteholder Available Principal Amounts allocable to the series or class of notes to be redeemed, together with funds on deposit in the applicable principal funding account and interest funding account and any amounts payable to the Issuer under any applicable derivative agreement are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with those notes, payments on the notes to be redeemed will thereafter be made on each payment date until the stated principal amount of the notes plus all accrued and unpaid interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

        No Noteholder Available Principal Amounts will be allocated to a series or class of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series or class has not been paid in full. However, any funds previously deposited in the applicable principal funding account or interest funding account and any amounts received from an applicable derivative agreement will still be available to pay principal of and interest on that series or class of notes. In addition, if Noteholder Available Interest Amounts are available, they can be applied to reimburse reductions in the nominal liquidation amount of that series or class resulting from reallocations of Noteholder Available Principal Amounts to pay interest on classes of notes or from charge-offs of defaulted dealer notes in the Dealer Note Trust.

        Payments on redeemed notes will be made in the same priority as described in the related prospectus supplement. The Issuer will give notice to the affected noteholders before an early redemption date.

Meetings

        The indenture trustee may call a meeting of the noteholders of a series or class at any time. The indenture trustee will call a meeting upon request of the Issuer or the holders of at least 25% in aggregate outstanding principal amount of the outstanding notes of the series or class.

        The quorum for a meeting is a majority of the holders of the outstanding principal amount of the related series or class of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

        Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding principal amount of the outstanding notes of that series or class, as the case may be.

        Any action or vote taken at any meeting of noteholders duly held in accordance with the indenture will be binding on all affected noteholders or the affected series or class of notes, as the case may be.

        Notes held by the Issuer, Navistar Financial, the Seller or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of noteholders.

Amendments to the Indenture and Indenture Supplements

        Upon delivery of a Dealer Note Trust tax opinion and Issuer tax opinion, as described under "—Tax Opinions for Amendments" below, and upon delivery by the Issuer to the indenture trustee of an officer's certificate to the effect that the Issuer reasonably believes that such amendment will not and is not reasonably expected to have a material adverse effect on the interests of any noteholders, the indenture may be amended, supplemented or otherwise modified without the consent of any noteholders, but with prior notice to each rating agency to:

  •
  add to the covenants of the Issuer, or have the Issuer surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series or classes;

  •
  add to the indenture certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

  •
  cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision in the indenture or in any indenture supplement or to make any other provisions with respect to matters or questions arising under the indenture;

  •
  establish any form of note under the indenture, and to provide for the issuance of any series or class of notes (as described under "The Notes—Issuances of New Series, Classes and Subclasses of Notes") and to set forth the terms thereof, or to add to the rights of the noteholders of any series or class;

  •
  provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series or classes of notes and to add to or change any of the provisions of this indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

  •
  add any additional early redemption event or event of default in respect of the notes of any or all series or classes (and if any such additional event of default is to be in respect of less than all series or classes of notes, stating that such event of default is expressly being included solely for the benefit of one or more specified series or classes);

  •
  provide for the consolidation of the Dealer Note Trust and the Issuer or the transfer of assets in the Dealer Note Trust to the Issuer after the termination of all series of investor certificates other than the collateral certificate; or

  •
  if the collateral certificate is the only outstanding investor certificate issued by the Dealer Note Trust, dissolve the Dealer Note Trust and terminate the pooling and servicing agreement, permit the Issuer to acquire the dealer notes directly and enter into a sale and servicing agreement that contains, to the extent applicable, the sale and servicing provisions of the pooling and servicing agreement and amend all documents to reflect the direct ownership of the dealer notes by the Issuer.

        The indenture or any indenture supplement also may be amended without the consent of the indenture trustee or any noteholders upon delivery of a Dealer Note Trust tax opinion and Issuer tax opinion, as described under "—Tax Opinions for Amendments" below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that the Issuer shall (i) deliver to the indenture trustee and the owner trustee an officer's certificate to the effect that the Issuer reasonably believes that such amendment will not and is not reasonably expected to have a material adverse effect on the interests of any noteholders and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes which it has rated.

        Upon delivery of a Dealer Note Trust tax opinion and Issuer tax opinion as described under "—Tax Opinions for Amendments" below, the Issuer and the indenture trustee may modify and amend the indenture or any indenture supplement, with prior notice to each rating agency and the consent of the holders of not less than 50% in aggregate outstanding principal amount of the outstanding notes of each series or class affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holder of each note affected by the modification or amendment:

  •
  a change in any date scheduled for the payment of interest on any note, the expected principal payment date or legal final maturity date of any note;

  •
  a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding principal amount, the collateral amount, or the nominal liquidation amount in a manner that is adverse to any noteholder;

  •
  a reduction of the amount of a discount note payable upon the occurrence of an early redemption event or other optional or mandatory redemption or upon the acceleration of its legal final maturity date;

  •
  an impairment of the right to institute suit for the enforcement of any payment on any note;

  •
  a reduction of the percentage in outstanding principal amount of outstanding notes of any series or class, the consent of whose holders is required for modification or amendment of the indenture or any indenture supplement or for waiver of compliance with provisions of the indenture or indenture supplement or for waiver of defaults and their consequences;

  •
  a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the Issuer's agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of holders required to consent to such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

  •
  permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien of the indenture;

  •
  a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable; or

  •
  a change in the method of computing the amount of principal of, or interest on, any note on any date.

        The holders of a majority in aggregate outstanding principal amount of the notes of a series or class may waive, on behalf of the holders of all the notes of that series or class, compliance by the Issuer with specified restrictive provisions of the indenture or the indenture supplement.

        The holders of a majority in aggregate outstanding principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture or the indenture supplement with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.

Tax Opinions for Amendments

        No amendment to the indenture or the pooling and servicing agreement will be effective unless the Issuer has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that:

  •
  for federal income tax purposes (1) the amendment will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by the Dealer Note Trust that were characterized as debt at the time of their issuance, (2) the amendment will not cause a taxable event to holders of the Dealer Note Trust investor certificates, and (3) following the amendment, the Dealer Note Trust will not be an association, or publicly traded partnership, taxable as a corporation; and

  •
  for federal income tax purposes (1) the amendment will not adversely affect the characterization of the notes of any outstanding series or class as debt, (2) the amendment will not cause a taxable event to holders of any outstanding notes, and (3) following the amendment, the Issuer will not be an association, or publicly traded partnership, taxable as a corporation.

Addresses for Notices

        Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuer's Annual Compliance Statement

        The Issuer is required to furnish annually to the indenture trustee and the rating agencies a statement concerning its performance and fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee's Annual Report

        The indenture trustee is required to mail each year to all registered noteholders a report concerning:

  •
  its eligibility and qualifications to continue as trustee under the indenture;

  •
  any amounts advanced by it under the indenture;

  •
  the amount, interest rate and maturity date or indebtedness owing by the Issuer to it in the indenture trustee's individual capacity;

  •
  the property and funds physically held by it as indenture trustee;

  •
  any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported; and

  •
  any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

        Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the Issuer for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports to Noteholders

        Unless and until notes in definitive registered form are issued, monthly and annual reports containing information concerning the Issuer and prepared by the servicer will be sent to Cede, as nominee of DTC and the registered holder of the related global notes, pursuant to the Indenture. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Navistar Group to noteholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the Issuer. See "Where You Can Find More Information" in this prospectus for information as to how these reports may be accessed.

Satisfaction and Discharge of Indenture

        Except with respect to certain rights of the noteholders to receive payments of principal, interest and other amounts payable to them under the indenture, the indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes, upon the Issuer's payment of all amounts due and payable by the Issuer under the indenture and upon the indenture trustee's receipt of certain certificates and opinions with respect to compliance with the conditions relating to the satisfaction and discharge of the indenture.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

        The dealer notes are transferred to the Dealer Note Trust by the Seller pursuant to the pooling and servicing agreement. In addition, under the pooling and servicing agreement, the servicer is authorized to service and administer the dealer notes and to make withdrawals and payments from the various Dealer Note Trust accounts under the Dealer Note Trust. The following summary, together with the information above under "Description of the Investor Certificates issued by the Dealer Note Trust," describes specified terms of the pooling and servicing agreement, but this summary is not a complete description of the pooling and servicing agreement.

Transfer of Dealer Notes to the Dealer Note Trust

        The servicer effects assignments of Eligible Dealer Notes ("Assignments") on each business day from the Seller to the Dealer Note Trust and is obligated to continue to do so except upon the occurrence of specified bankruptcy events involving the Seller, Navistar Financial, International or Navistar International Corporation, the termination of the Dealer Note Trust or the date specified in a notice from the Seller stating that the Seller will no longer sell dealer notes to the Dealer Note Trust. Additionally, the servicer delivers to the trustee of the Dealer Note Trust on each business day a computer file, hard copy or microfiche list which shall contain a true and complete list of all dealer notes acquired on that business day. This delivery shall be deemed to be an amendment as of that business day to the computer file, hard copy or microfiche list delivered to the trustee of the Dealer Note Trust containing a true and complete list of outstanding dealer notes conveyed to the Dealer Note Trust on or about the date of the pooling and servicing agreement.

Eligible Dealer Notes

        The Seller obtains from Navistar Financial only those dealer notes that are identified by the servicer as Eligible Dealer Notes. The Seller in turn conveys the Eligible Dealer Notes to the Dealer Note Trust. See "—Transfer of Dealer Notes to the Dealer Note Trust." In specified circumstances, the Seller may be required to repurchase:

  (1)
  from the Dealer Note Trust those dealer notes previously transferred to the Dealer Note Trust which are ineligible dealer notes; and

  (2)
  in the event that the Seller breaches certain representations and warranties or that a material amount of dealer notes are ineligible dealer notes, and such event has a material adverse effect on the interest of the investor certificateholders, from the holders of the investor certificates, the investor certificates.

        See "—Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest."

        In the future, Navistar Financial intends to amend the pooling and servicing agreement to permit dealer notes financing new Class 3 or higher trucks, truck bodies or buses produced by or for a member of the Navistar Group or an OEM Supplier, new or used trailers and used Class 3 or higher trucks, truck bodies or buses to be included as eligible dealer notes held by the Dealer Note Trust. See "Description of the Pooling and Servicing Agreement—Amendments." This amendment will be effective upon satisfaction of the Rating Agency Condition and either retirement or consent of each outstanding series of investor certificates. Each Series Supplement will contain a provision providing that such series of investor certificates has consented to such amendment, and by acceptance of an investor certificate, each investor certificateholder, including each holder of a note, shall be deemed to have irrevocably consented to such amendment.

Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest

        The Seller has made and will make certain representations and warranties to the Dealer Note Trust (as of the date of the pooling and servicing agreement, as of the closing date, any Series Issuance Date and as of the date of any assignment of a dealer note) relating to the pooling and servicing agreement and the dealer notes to the effect, among other things, that

  (1)
  each dealer note existing on the date of any Assignment was or will have been conveyed to the Dealer Note Trust free and clear of any lien (excluding permitted liens);

  (2)
  all appropriate consents and governmental authorizations required to be obtained by the Seller in connection with the transfer of the dealer notes to the Dealer Note Trust have been obtained and are in full force and effect;

  (3)
  the pooling and servicing agreement or the Assignment, as the case may be, constitutes either a valid transfer and assignment of the Seller's right, title and interest in the dealer notes and the proceeds of the dealer notes, or a grant of an enforceable first priority perfected "security interest" (as that term is defined in the Uniform Commercial Code) in the property to the Dealer Note Trust; and

  (4)
  as of the date of any Assignment, the Seller is not insolvent.

        These representations and warranties survive the transfer of the dealer notes to the Dealer Note Trust. In the event of a breach with respect to a dealer note of any representations and warranties set forth in clause (1) above or in the event that any dealer note is not an Eligible Dealer Note as a result of the failure to satisfy specified eligibility requirements (as specified in the pooling and servicing agreement), each ineligible dealer note automatically will be removed from the Dealer Note Trust on the terms and conditions described in the following paragraph. In the event of a breach of any representations and warranties described in clauses (2), (3) or (4) in the preceding paragraph or in the event that any dealer note is not an Eligible Dealer Note as a result of the failure to satisfy certain other specified eligibility requirements (as specified in the pooling and servicing agreement), and as a result of that breach or event the Dealer Note Trust's rights to the ineligible dealer note is impaired or the proceeds of that dealer note are not available for any reason to the Dealer Note Trust free and clear of any lien (other than permitted liens), then in the event that breach or event is not cured within a specified period, each ineligible dealer note will be removed from the Dealer Note Trust on the terms and conditions described in the following paragraph.

        When removal of a dealer note is required pursuant to the terms described in the preceding paragraph (any of these dealer notes being an "ineligible dealer note"), the ineligible dealer note automatically will be removed from the Dealer Note Trust and the principal balance of the ineligible dealer note will be deducted from the prior principal balance of dealer notes in the Dealer Note Trust. The Seller will deposit in the Collections Account within two business days of its removal an amount equal to the principal amount of that ineligible dealer note plus accrued but unpaid finance charges on the ineligible dealer note. This deposit will be considered a payment in full of the ineligible dealer note and will be applied as principal collections. Upon each removal of an ineligible dealer note from the Dealer Note Trust, the trustee of the Dealer Note Trust will be deemed to transfer to the Seller, without recourse, representation or warranty (except for the warranty that since the date of transfer by the Seller under the pooling and servicing agreement the trustee of the Dealer Note Trust has not sold, transferred, or encumbered that ineligible dealer note), all right, title, and interest of the Dealer Note Trust in and to the ineligible dealer note and all proceeds on the dealer note. The provisions described in this paragraph and the immediately preceding paragraph will constitute the sole remedy available to the investor certificateholders or the trustee of the Dealer Note Trust on behalf of the investor certificateholders for any breach of the representations and warranties described above.

        The Seller also has made and will make representations and warranties to the Dealer Note Trust to the effect, among other things, that as of the date of the pooling and servicing agreement and any supplement (including the date of the supplement for the collateral certificate), and the date of any Assignment:

  •
  the pooling and servicing agreement and any supplement (including the supplement with respect to the collateral certificate) constitutes a legal, valid and binding obligation of the Seller;

  •
  each Assignment constitutes a legal, valid and binding obligation of the Seller; and

  •
  Schedule 1 or any update to Schedule 1, as the case may be, is and will be an accurate and complete listing in all material respects of all dealer notes as of the closing date, each Series Issuance Date and the date of any Assignment, as the case may be.

Each representation and warranty survives the transfer of the dealer notes to the Dealer Note Trust.

        In the event of any breach of any of the representations and warranties described in the immediately preceding paragraph or if a material amount of dealer notes are ineligible dealer notes, and this event has a material adverse effect on the investor certificateholders, either the trustee of the Dealer Note Trust or investor certificateholders evidencing not less than a majority of the aggregate Invested Amount for all outstanding series, by written notice to the Seller (and to the trustee of the Dealer Note Trust and the servicer if given by the investor certificateholders), may direct the Seller to purchase the interest of the holders of the investor certificates within 60 days of that notice, or within a longer period as may be specified in the notice in each case. The Seller will be obligated to make the purchase on a distribution date occurring within that period on the terms and conditions described below.

        Upon receipt of that notice, the Seller will deposit the purchase price in the Collections Account on a transfer date occurring within the period specified in the notice. The purchase price for each outstanding series of investor certificates will equal the Invested Amount plus all accrued and unpaid interest, with respect to the non-collateral certificates, and the aggregate nominal liquidation amount plus all accrued interest on the notes, with respect to the collateral certificates, and any other amounts specified in a particular series of investor certificates' Series Supplement. The purchase price payable with respect to the investor certificates will be allocated to the investor certificates and distributed to the investor certificateholders (with respect to the non-collateral certificates) and the noteholders (with respect to the collateral certificates) on the following distribution date. The Seller's payment of the above purchase price into the Collections Account in immediately available funds will be considered a prepayment in full of the dealer notes. The provisions described in this paragraph and the immediately preceding paragraph will constitute the sole remedy available to the investor certificateholders or the trustee of the Dealer Note Trust on behalf of the investor certificateholders for any breach of the representations and warranties described in the second paragraph immediately preceding this paragraph.

        Notwithstanding the foregoing, no purchase pursuant to the provisions described above will be required, and no Investment Event or Early Amortization Event will occur under the Dealer Note Trust, if during that period the representations and warranties described above shall be satisfied in all material respects or there shall no longer be a material amount of ineligible dealer notes, as the case may be, and any material adverse effect on the investor certificateholders caused by the breach shall have been cured.

        If an insolvency event occurs with respect to the Seller, International, Navistar International Corporation or Navistar Financial, on the day of the insolvency event, the Seller will (subject to the actions of the certificateholders and noteholders) immediately cease to transfer dealer notes to the Dealer Note Trust and promptly give notice to the trustee of the Dealer Note Trust of the insolvency event. Under the terms of the pooling and servicing agreement, if an insolvency event occurs with respect to the Seller prior to the date on which the Series 1995-1 investor certificates issued by the Dealer Note Trust have been paid in full, then within 15 days of the day such insolvency event occurred the trustee of the Dealer Note Trust will publish a notice of the insolvency event stating that the trustee of the Dealer Note Trust intends to sell, liquidate or otherwise dispose of the dealer notes in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time investor certificateholders representing more than 50% of the aggregate series invested amount of the senior most outstanding class of investor certificates of each series (or with respect to the collateral certificate, 50% of the aggregate outstanding principal amount of the senior most outstanding class of notes of each series) and each person holding a Supplemental Certificate, instruct the trustee of the Dealer Note Trust not to sell, dispose of or otherwise liquidate the dealer notes and to continue transferring dealer notes as before that insolvency event. If the portion of those proceeds allocated to the investor certificates of a series and the proceeds of any collections on the dealer notes in the Collection Account allocable to the investor certificates of a series are not sufficient to pay the unpaid Invested Amount in full plus accrued and unpaid interest, if any, on the Invested Amount, investor certificateholders and the noteholders will incur a loss.

        The trustee of the Dealer Note Trust has not made, nor is it required or anticipated that the trustee of the Dealer Note Trust will make, any initial or periodic general examination of the dealer notes or any records relating to the dealer notes for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Seller or for any other purpose. In addition, the trustee of the Dealer Note Trust has not made, nor is it anticipated or required that the trustee of the Dealer Note Trust will make, any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the pooling and servicing agreement, or for any other purpose.

        Upon discovery by the Seller, the servicer or the trustee of the Dealer Note Trust of a breach of any of the foregoing representations and warranties, the party discovering that breach shall give prompt written notice to the other parties.

Due Periods; Distribution Periods

        The pooling and servicing agreement uses the related concepts of "due periods" and "distribution periods" as units of time. Each "due period" is a calendar month, beginning on the first day of that month and ending on the last day of that month. Each due period has a related distribution date and distribution period. The "distribution date" with respect to a series of investor certificates, and the "payment dates" with respect to a series of notes, related to a due period is the twenty-fifth day of the calendar month (or, if that day is not a business day, the next business day) next following the end of that due period. The "distribution period" related to a due period is generally the one-month period which begins on the preceding distribution date and ends on and includes the day immediately preceding the distribution date for that due period. Thus, for example, the due period running from July 1, 2004 through July 31, 2004 will have a related distribution date of August 25, 2004 and a related distribution period running from July 25, 2004 through but excluding August 25, 2004. The length of the initial distribution period may be longer or shorter than a normal distribution period and will be set forth in the prospectus supplement.

        Finance charges accrue and are collected with respect to due periods. Monthly interest, by contrast, accrues and is paid with respect to the related distribution period. Navistar Financial establishes the interest rate on dealer notes for a due period on the third Monday of the preceding month. The rate payable by the Dealer Note Trust to the swap counterparty if any, or the interest rate, if variable, with respect to a series or class of investor certificateholders will be established as specified in the related Series Supplement, but is expected to be established as of the day which is two London business days prior to the start of the distribution period related to that period. As the distribution period does not begin until the twenty-fifth day of the related due period, if the swap rate or interest rate for a series or class of investor certificates is calculated as described in the previous sentence, the interest rate for dealer notes is established more than five weeks prior to the determination of the swap rate or interest rate.

Advances

        For any due period, the servicer will make an advance (an "Advance") to the Collections Account of an amount equal to all Dealer Finance Charges for that due period which have not been paid by the transfer date other than Uncollectible Finance Charges. Once any previously Unpaid Dealer Finance Charges are paid on the dealer notes to which any portion of an Advance relates, or when the servicer determines that it will be unable to recover the Unpaid Dealer Finance Charges on the dealer notes to which the portion of the Advance relates, the servicer will be reimbursed in an amount equal to that portion of the Advance.

        The reimbursement by the Dealer Note Trust to the servicer of Advances is funded on each transfer date from Dealer Finance Charge Collections and ITEC Finance Charges before Finance Charge Collections have been allocated among the outstanding series of investor certificates.

The Servicer

        Pursuant to the terms of the pooling and servicing agreement, the servicer is authorized to service and administer the dealer notes and collect payments due under the dealer notes in accordance with its customary and usual servicing procedures. See "The Navistar Financial Dealer Floor Plan Financing Business" for a description of Navistar Financial's customary and usual servicing procedures. In addition, under the pooling and servicing agreement, the servicer also is authorized to make withdrawals and payments from the various Dealer Note Trust accounts under the Dealer Note Trust. Servicing activities performed by the servicer include collecting and recording payments, communicating with dealers, monitoring dealer inventory, investigating payment delinquencies and maintaining internal records with respect to each dealer note. Managerial and custodial services performed by the servicer include providing assistance in any inspections of the documents and records relating to the dealer notes, maintaining the agreements, documents, and files relating to the dealer notes as custodian for the Dealer Note Trust, and providing related data processing and reporting services for the investor certificateholders and on behalf of the trustee of the Dealer Note Trust.

        Servicing Compensation and Payment of Expenses.    As compensation for its servicing activities and reimbursement for its expenses under the pooling and servicing agreement, the servicer will be entitled to receive a servicing fee for each day prior to the termination of the Dealer Note Trust, payable in arrears, on the related distribution date. The "Servicing Fee" will be the aggregate of the fees allocable to all outstanding series of investor certificates, including the collateral certificate. The portion of the servicing fee allocable to a series (the "Series Allocable Servicing Fee") will be set forth in the related Series Supplement and with respect to the collateral certificate, in the prospectus supplement. Unless otherwise specified in the Series Supplement, the Series Allocable Servicing Fee will be allocated to the non-collateral certificates based on the Floating Allocation Percentage and to the collateral certificate based on the Series Allocation Percentage. The portion of the Series Allocable Servicing Fee allocated to the collateral certificate will be further allocated to each series of notes as specified in the related prospectus supplement. The portion of the Series Allocable Servicing Fee allocated to the collateral certificate and not further allocated to a series of notes will be allocated to the holders of the Seller's Certificates. See "Sources of Funds to Pay the Notes."

        The servicer is obligated to pay specified expenses incurred in connection with servicing the dealer notes, including expenses related to the payment of fees and disbursements of the trustee of the Dealer Note Trust, the Special Servicer Agent and independent accountants and all other fees and expenses of the Dealer Note Trust not expressly stated in the pooling and servicing agreement to be for the account of the holders of certificates issued by the Dealer Note Trust. The servicer will not pay federal, state, or local income or franchise taxes, if any, of the Dealer Note Trust, the trustee of the Dealer Note Trust, the noteholders or the certificateholders. The servicer will be required to pay these expenses for its own account and will not be entitled to any payment for these expenses other than the servicing fee.

        Servicer Covenants.    Under the terms of the pooling and servicing agreement, the servicer covenants, among other things, that:

  •
  it will not change the credit guidelines, nor will it change its current practices with respect to the recognition of estimated or actual loss on dealer notes (subject in each case to specified materiality standards);

  •
  so long as any series is outstanding, it will maintain casualty loss insurance on the financed vehicles substantially similar to that maintained by the servicer on the closing date for the investor certificates; and

  •
  if required to select any dealer notes from the dealer notes issued by a particular dealer in order to satisfy the Concentration Limit, it will select those dealer notes in a manner that will not be adverse to the rights of the holders of investor certificates issued by the Dealer Note Trust.

        Certain Matters Regarding the Servicer.    Navistar Financial may not resign from its obligations and duties as servicer under the pooling and servicing agreement, except upon a determination that its duties are no longer permissible under applicable law and that there is no reasonable action the servicer could take to make the performance of its duties permitted under permissible law. Any resignation will become effective only after the trustee of the Dealer Note Trust or a successor servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement.

        Any person into which, in accordance with the pooling and servicing agreement, Navistar Financial may be merged or consolidated or any person resulting from any merger or consolidation to which Navistar Financial is a party, or any person succeeding to the business of Navistar Financial, upon execution of a supplement to the pooling and servicing agreement (pursuant to which that person will assume the rights and obligations of the servicer under the pooling and servicing agreement) will be the successor to Navistar Financial as the servicer under the pooling and servicing agreement.

        In the event of any Servicer Termination Event and for so long as the Servicer Termination Event shall not have been remedied, the trustee of the Dealer Note Trust or the holders of investor certificates evidencing not less than a majority of the Trust Invested Amount, by written notice to the servicer, may terminate all of the rights and obligations of Navistar Financial as servicer under the pooling and servicing agreement.

        Upon the occurrence of any Servicer Termination Event, the trustee of the Dealer Note Trust will as promptly as possible appoint a successor servicer, to whom all authority and power of the servicer under each of the pooling and servicing agreement will pass and be vested in. If no successor servicer has been appointed by the trustee of the Dealer Note Trust and accepted its appointment by the time Navistar Financial ceases to act as servicer, all authority, power, and obligations of Navistar Financial as servicer under the pooling and servicing agreement will pass to and be vested in the trustee of the Dealer Note Trust with respect to the Dealer Note Trust.

        A "Servicer Termination Event" refers to any of the following events:

(1)
failure by Navistar Financial as servicer to make any payment, transfer or deposit, or failure to give instructions to the trustee regarding the same, on the date it is required to do so under the pooling and servicing agreement, or within five business days later;

(2)
failure on the part of Navistar Financial as servicer duly to observe or perform in any material respect any other covenants or material agreements of the servicer set forth in the pooling and servicing agreement which continues unremedied for a period of 60 days after written notice is received by the servicer from the trustee of the Dealer Note Trust;

(3)
any representation, warranty or certification made by Navistar Financial as servicer in the pooling and servicing agreement or in any certificate delivered pursuant to the pooling and servicing agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the holders of investor certificates, and which representation, warranty or certification, or the circumstances or condition which caused that representation, warranty or certification to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice is received by the servicer from the trustee of the Dealer Note Trust; or

(4)
the occurrence of specified events of bankruptcy, insolvency or receivership of Navistar Financial while acting as servicer under the pooling and servicing agreement.

        Under the pooling and servicing agreement, delays in performance for 10 business days with respect to clause (1) of the definition of Servicer Termination Event, or 60 business days with respect to clauses (2) and (3) of the definition of Servicer Termination Event, will not constitute a Servicer Termination Event with respect to the Dealer Note Trust if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

        Upon the occurrence of a Servicer Termination Event, the servicer will give prompt written notice of the event to the trustee of the Dealer Note Trust, and the trustee of the Dealer Note Trust will give notice to the certificateholders and to any Enhancement Provider. Upon any termination or appointment of a successor servicer under the Dealer Note Trust, the trustee of the Dealer Note Trust will give prompt written notice to the rating agencies, the certificateholders, and any Enhancement Provider. Under the pooling and servicing agreement, the holders of investor certificates evidencing fractional undivided interests in the Dealer Note Trust aggregating not less than 51% of the Trust Invested Amount may, on behalf of all holders of investor certificates, waive the effect of any Servicer Termination Event occurring during that period, except for the failure to make any required deposits or payments in accordance with the pooling and servicing agreement.

Dealer Note Trust Accounts; Series Accounts

        Funds in the Collections Account, the Excess Funding Account and the Series Accounts generally will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collections Account or the Excess Funding Account will be credited to the Collections Account or the Excess Funding Account, respectively.

        The servicer will have the power to designate specific investments as well as the revocable power to instruct the trustee of the Dealer Note Trust to:

  (1)
  make withdrawals and payments from the Collections Account and the Excess Funding Account, and

  (2)
  make withdrawals from the Series Accounts (and, in accordance with instructions from the servicer, make deposits of funds so withdrawn into the Distribution Account or otherwise apply those funds in accordance with those instructions).

        The servicer may select an appropriate agent as representative of the servicer for the purpose of designating those investments. The servicer is not required to reimburse the Dealer Note Trust for any losses occurring on Eligible Investments.

Excess Funding Account

        On each business day prior to the Fully Funded Date for each outstanding series of investor certificates, principal collections not used for other purposes will be retained in the Excess Funding Account to the extent necessary to maintain the Seller's Invested Amount at an amount equal to (or, in the discretion of the Seller, greater than) the Minimum Seller's Invested Amount. Funds on deposit in the Excess Funding Account will be invested in Eligible Investments. Upon the maturity of Eligible Investments, the proceeds of the Eligible Investments in the Excess Funding Account shall be treated as principal collections.

Collections

        The servicer deposits all principal collections into the Collections Account within two business days of receipt of collections. For each due period, on an ITEC Interest Transfer Date, the servicer directs the trustee of the Dealer Note Trust to withdraw from the Interest Deposit Account and deposit in the Collections Account an amount equal to the ITEC Finance Charges for the immediately preceding due period. See "Relationship with International Truck and Engine Corporation—Interest Deposit Agreements and Interest Deposit Accounts." In addition, the servicer deposits all Dealer Finance Charge Collections in the Collections Account within two business days of receipt thereof, net of any Dealer Finance Charge Collections that represent reimbursements of Advances. Finally, the servicer deposits any Advance for the due period in the Collections Account on or before the transfer date. See "—Advances."

        Notwithstanding the foregoing, if Navistar Financial achieves and maintains an acceptable short term rating from the rating agencies then rating each outstanding series or if the Rating Agency Condition with respect to each outstanding series has been satisfied, the servicer may make a single deposit in the Collections Account in same-day or next-day funds not later than 2:00 p.m., New York City time, on the transfer date in a net amount equal to the amount which would have been on deposit with respect to the immediately preceding due period in the Collections Account. In addition, the servicer will only be required to deposit collections into the Collections Account up to the aggregate amount of collections required to be deposited into each Series Account or, without duplication, distributed on the related distribution date to certificateholders or to any swap counterparty or any person providing any other Enhancement (other than the certificateholders or the holders of any Seller's Certificates) (an "Enhancement Provider") pursuant to the terms of any supplement or enhancement agreement (an "Enhancement Agreement"). If at any time prior to that distribution date the amount of collections deposited in the Collections Account exceeds the amount required to be deposited the servicer will be permitted to withdraw the excess from the Collections Account.

Distributions

        Payments to the investor certificateholders or to the noteholders of a series or class will be made as described in the prospectus supplement.

Early Amortization Events

        The prospectus supplement for a series of non-collateral certificates will specify the "Early Amortization Events" for that series, if any. Subject to applicable law, and after the applicable grace period, if any, upon the occurrence of any specified Early Amortization Events set forth in the prospectus supplement, and unless otherwise specified in the prospectus supplement for that series, an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of any other party immediately upon the occurrence of that event. The Early Amortization Period will begin on the Early Amortization Period Commencement Date. Except as otherwise provided in the prospectus supplement, monthly distributions in respect of the Invested Amount will begin on the first distribution date following the due period in which an Early Amortization Period has commenced. The above provisions with respect to Early Amortization Events, the Early Amortization Commencement Date and the Early Amortization Period are not applicable to the collateral certificate.

Termination; Fully Funded Date

        Termination.    The Dealer Note Trust will terminate on the earliest of the following dates (the "Termination Date"):

  (1)
  the day following the distribution date on which the aggregate series invested amounts for all series is zero and no series of variable funding certificates is outstanding or, if later, the date on which the final distribution has been made or provided for with respect to the investor certificates and each other series of investor certificates (it being understood that no distribution on any variable funding certificate shall be final while the variable funding certificate remains outstanding);

  (2)
  the date on which proceeds from the sale, disposal or other liquidation of the dealer notes are distributed to the certificateholders following an insolvency event of the Seller, as provided in the pooling and servicing agreement; and

  (3)
  a day which is 21 years less one day after the death of the officers and the last survivor of all the lineal descendants of every officer of the trustee of the Dealer Note Trust who are living on the date of execution of the Pooling and Servicing Agreement except that if at any time any of the obligations and responsibilities of the Seller, the servicer and the trustee of the Dealer Note Trust under the pooling and servicing agreement shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of responsibilities and obligations for a period in gross, exceeding the period for which such responsibilities and obligations are hereinabove stated to extend and be valid), then such responsibilities and obligations shall not terminate but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until one day prior to such time as the same shall, under applicable law, cease to be valid.

        Upon termination of the Dealer Note Trust, all right, title and interest in the dealer notes held by the Dealer Note Trust, and other funds of the Dealer Note Trust (other than amounts in the Collections Account, the Excess Funding Account, any Series Principal Account or distribution account for the final distribution of principal and interest to certificateholders, swap counterparties and other Enhancement Providers) will be conveyed and transferred to the Seller.

        In any event, the last payment of principal and interest on the investor certificates will be due and payable no later than the Series Termination Date. In the event that the Invested Amount is greater than zero on the Series Termination Date (after giving effect to deposits and distributions otherwise to be made on the Series Termination Date), the trustee of the Dealer Note Trust will sell or cause to be sold (and apply the proceeds to the extent necessary to pay the remaining amounts to all investor certificateholders) an interest in the dealer notes in an amount equal to 110% of the Invested Amount on the Series Termination Date after giving effect to those deposits and distributions, except that in no event shall that amount exceed the Series Allocation Percentage for the due period in which the Series Termination Date occurs of dealer notes and amounts on deposit in the Excess Funding Account held by the Dealer Note Trust on the Series Termination Date. The net proceeds of that sale and any collections on the dealer notes will be paid pro rata to investor certificateholders, subject to any applicable subordination provisions, on the Series Termination Date as the final payment on the investor certificates.

        Fully Funded Date.    Following the occurrence of the Fully Funded Date for a series of investor certificates, the investor certificateholders of that series will no longer have any interest in the dealer notes, and all the representations and covenants of the Seller and the servicer relating to the dealer notes as well as certain other provisions of the pooling and servicing agreement and all remedies for breach of those representations and covenants, will no longer accrue to the benefit of the investor certificateholders of that series. In addition, upon the occurrence of the Fully Funded Date, with respect to a series of non-collateral certificates:

  •
  no finance charge collections, principal collections or Dealer Note Losses will be allocated to that series; and

  •
  if the Fully Funded Date has occurred or the final distribution has been made on each other series of investor certificates, all right, title and interest in the dealer notes (and related assets held by the Dealer Note Trust) will be conveyed and transferred to the Seller.

        Dissolution or Merger of Dealer Note Trust.    When the Adjusted Invested Amounts of all series of the investor certificates other than the collateral certificate have been reduced to zero, the Seller, in its sole discretion may dissolve the Dealer Note Trust or merge it into a new entity. If dissolution occurs, the dealer notes will be transferred to the Issuer. The Issuer will enter into agreements similar to those to which the Dealer Note Trust was a party, including into a sale and servicing agreement with the Seller and Navistar Financial to purchase dealer notes from the Seller on terms comparable to the analogous purchase provisions of the pooling and servicing agreement. If a merger occurs, the surviving entity will assume the rights and obligations of the Dealer Note Trust, including under the collateral certificate and the pooling and servicing agreement.

Reports to Investor Certificateholders

        On each distribution date, the paying agent will forward to each investor certificateholder a statement prepared by the servicer and delivered to the trustee of the Dealer Note Trust based on information provided by the servicer setting forth, among other things, the following information (which, in the case of (a), (b), (c), (h) and (i) below, will be stated on the basis of an original principal amount of $1,000 per investor certificate):

  (a)
  the aggregate amount of collections, including the aggregate amount of finance charge collections and the aggregate amount of principal collections for the related due period;

  (b)
  the Series Allocation Percentage for the related due period, and with respect to the collateral certificate, the applicable Noteholder Floating Allocation Percentage and Noteholder Principal Allocation Percentage for the related due period;

  (c)
  the total amount, if any, to be distributed on the investor certificates on that distribution date;

  (d)
  the amount, if any, of the distribution allocable to the Invested Amount;

  (e)
  the amount, if any, of the distribution allocable to interest on the investor certificates;

  (f)
  Dealer Note Losses and, with respect to the collateral certificate, the applicable Noteholder Allocated Dealer Note Losses for the related due period;

  (g)
  any controlled deposit amount for the related due period (if applicable);

  (h)
  the Invested Amount and Adjusted Invested Amount (after giving effect to all distributions that will occur on that distribution date);

  (i)
  the aggregate amount of dealer notes and funds on deposit in the Excess Funding Account as of the end of the last day of the related due period (after giving effect to payments and adjustments made pursuant to the pooling and servicing agreement);

  (j)
  the Available Subordinated Amount (if applicable) (after giving effect to draws thereon on that distribution date);

  (k)
  with respect to Eligible Investments in the Series Principal Account and the Excess Funding Account, a listing of all of these investments as of the last day of the due period, including specified information with respect thereto;

  (l)
  the aggregate amount of shared seller principal collections from that series and other series and Excess Finance Charge Collections allocated to the investor certificates of that series and to other series;

  (m)
  the dealers with the five largest aggregate outstanding principal amounts of dealer notes in the Dealer Note Trust as of the end of the related due period;

  (n)
  the aggregate outstanding amount of dealer notes owned by the Dealer Note Trust issued to finance each of the OEM vehicles and used vehicles as of the end of the related due period; and

  (o)
  any other item specified in the prospectus supplement.

        In addition, on or about January 31 of each calendar year (beginning in the calendar year after the year of issuance with respect to any series of investor certificateholders), the trustee of the Dealer Note Trust will furnish to the servicer and the paying agent a list of each person who at any time during the preceding calendar year was an investor certificateholder and received any payment on an investor certificate and the dates that person held an investor certificate, and the paying agent will furnish to each investor certificateholder a statement prepared by the paying agent containing the information required to be provided by an Issuer of indebtedness under the Code for that preceding calendar year or the applicable portion thereof during which that person was an investor certificateholder, together with any other customary information as is necessary or desirable to enable the investor certificateholders to prepare their tax returns. As long as the holder of record of the investor certificates is Cede, as nominee of DTC, beneficial owners of investor certificates will receive tax and other information from participants and indirect participants rather than from the trustee of the Dealer Note Trust or the servicer.

Evidence as to Compliance

        Pursuant to the pooling and servicing agreement, on or about April 15 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants (who also may render other services to the servicer or the Seller) to furnish a report to the trustee of the Dealer Note Trust to the effect that they have compared the mathematical calculations of each amount set forth in each of the monthly certificates forwarded by the servicer to the Seller, the trustee of the Dealer Note Trust and the paying agent (as required under the pooling and servicing agreement) during the preceding calendar year with the computer reports of the servicer and those accountants are of the opinion that those amounts are in agreement, except for those exceptions as shall be set forth in that report. In addition, a firm has furnished and will continue to furnish a report to the trustee of the Dealer Note Trust, the servicer and the Special Servicer Agent, if any, to the effect that the firm is of the opinion that the system of internal accounting controls in effect on the date of the statement relating to the servicing procedures performed by the servicer under the pooling and servicing agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Dealer Note Trust and that nothing has come to their attention that would cause them to believe that the servicing has not been conducted in compliance with the pooling and servicing agreement, except for those exceptions as shall be set forth in that report. The procedures to be followed by those accountants will not constitute an audit conducted in accordance with generally accepted auditing standards.

        The pooling and servicing agreement also requires the servicer to have delivered to the trustee of the Dealer Note Trust, the Seller and the rating agencies, on or about April 15 of each calendar year, and within ten business days of the servicer's discovery of a Servicer Termination Event, an officer's certificate stating:

  (1)
  that in the course of that officer's duties as an officer of the servicer that officer would normally obtain knowledge of any Servicer Termination Event; and

  (2)
  whether that officer has obtained knowledge of any Servicer Termination Event, and, if so, specifying each Servicer Termination Event of which the signing officer has knowledge and the nature of the Servicer Termination Event.

        The pooling and servicing agreement requires the Seller to have delivered to the trustee of the Dealer Note Trust, the servicer and the rating agencies, on or about April 15 of each calendar year, and within ten business days after the Seller has knowledge of any event discussed below, an officer's certificate stating:

  (1)
  that in the course of that officer's duties as an officer of the Seller that officer would normally obtain knowledge of any breach of the Seller's covenants in the pooling and servicing agreement; and

  (2)
  whether that officer has obtained knowledge of any breach of covenant, and, if so, specifying that breach of covenant of which the signing officer has knowledge and the nature of the event.

        The servicer will give the trustee of the Dealer Note Trust copies of all statements, certificates and reports, and copies of these documents may be obtained by a request in writing to the trustee of the Dealer Note Trust addressed to the corporate trust office.

The Seller's Certificates

        The pooling and servicing agreement provides that the Seller may exchange one or more portions of the certificate evidencing the Seller's Interest (the "NFSC Certificate") for one or more certificates (each, a "Supplemental Certificate" and, together with the NFSC Certificate, the "Seller's Certificates") for transfer or assignment upon the execution and delivery of a supplement to the pooling and servicing agreement (which supplement shall be subject to the amendment section of the pooling and servicing agreement to the extent that it amends any of the terms of the pooling and servicing agreement) so long as:

  (1)
  the Seller shall have delivered to the trustee of the Dealer Note Trust and any Enhancement Provider a Tax Opinion with respect to that exchange; and

  (2)
  the Rating Agency Condition shall have been satisfied.

        Any subsequent transfer or assignment of a Supplemental Certificate also is subject to the conditions described in the preceding sentence. Upon satisfaction of the above conditions, the Seller may exchange the NFSC Certificate for one or more Supplemental Certificates in order to transfer a portion of the Seller's Interest, to facilitate the issuance of a new series, or for any other reason. If any Supplemental Certificates are issued, allocations to the Seller's Interest as described in this prospectus will include amounts later allocated between the holder of the NFSC Certificate and the holders of any Supplemental Certificates.

New Issuances

        The pooling and servicing agreement provides that the trustee of the Dealer Note Trust will issue two types of certificates:

  (1)
  one or more series of investor certificates, including the collateral certificate, which are transferable and have the characteristics described below; and

  (2)
  the Seller's Certificates.

        The pooling and servicing agreement also provides that, pursuant to one or more supplements, the Seller may cause the trustee of the Dealer Note Trust to issue one or more new series of investor certificates, including collateral certificates, after the issuance of the collateral certificate. Under the pooling and servicing agreement, the Seller may specify, among other things, the principal terms with respect to any series. The Seller may offer any series to the public under a disclosure document in transactions either registered or exempt from registration under the Securities Act, directly or through one or more underwriters or placement agents. There is no limit to the number of series that may be issued under the pooling and servicing agreement.

        The pooling and servicing agreement provides that the Seller may specify principal terms of a new series such that each series has an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other series. Further, one or more series may be in their early amortization periods or accumulation periods while other series are not. Thus, one or more series may be amortizing or accumulating principal, while other series are not. Moreover, different series may have the benefits of letters of credit, surety bonds, cash collateral accounts, collateral invested amounts, spread accounts, guaranteed rate agreements, liquidity facilities, tax protection agreements, interest rate swap agreements or other similar arrangements (each, an "Enhancement") which may be issued by different entities. Under the pooling and servicing agreement, the trustee of the Dealer Note Trust will hold each form of Enhancement only on behalf of the series (or a particular class within a series) with respect to which it relates. The pooling and servicing agreement also provides that the Seller may specify different interest rates and monthly servicing fees with respect to each series (or a particular class within a series). In addition, the Seller has the option under the pooling and servicing agreement to vary among series (or classes within a series) the terms upon which a series (or classes within a series) may be repurchased by the Seller.

        Under the pooling and servicing agreement and pursuant to a Series Supplement, a new series may be issued only upon the satisfaction of specified conditions. The Seller may cause the issuance of a new series by notifying the trustee of the Dealer Note Trust, the servicer, each rating agency and any enhancement provider at least five business days in advance of the date on which the series will be issued (with respect to any series, the "Series Issuance Date"). The notice shall state the designation of the series (and classes within a series, if any). The pooling and servicing agreement provides that the trustee of the Dealer Note Trust will issue any series only upon delivery to it of the following:

  •
  a Series Supplement in form satisfactory to the trustee of the Dealer Note Trust signed by the Seller and the servicer and specifying the principal terms of that series;

  •
  the form of any Enhancement and any related agreement;

  •
  an opinion of counsel to the effect that, for federal income tax purposes:

  (1)
  the issuance will not adversely affect the characterization of any outstanding series or class of investor certificates, including the offered investor certificates, either as debt or as a partnership interest,

  (2)
  the issuance will not cause a taxable event to any certificateholder, including the offered investor certificateholders, or cause the Dealer Note Trust to be treated as an association (or publicly traded partnership) taxable as a corporation (an opinion of counsel to the effect referred to in clauses (1) and (2) with respect to any action is referred to in this prospectus as a "Tax Opinion"), and

  (3)
  the new series will be characterized as debt or as a partnership interest (other than an interest in a publicly traded partnership) in the hands of any person other than the Seller, any affiliate of the Seller or any trust in which the Seller or any affiliate of the Seller holds an interest;

  •
  evidence of satisfaction of the Rating Agency Condition;

  •
  an officer's certificate to the effect that the Seller reasonably believes that such issuance will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in the occurrence of any Early Amortization Event at any time in the future; and

  •
  evidence that the amount of the Seller's Invested Amount as of that date (after giving effect to that issuance and the deposit, if any, of proceeds from that issuance in the Excess Funding Account) will not be less than the Minimum Seller's Invested Amount.

        The proceeds will be deposited in the Excess Funding Account if the principal balance of dealer notes at the time of the new issuance is less than the sum of the Trust Invested Amount and the Minimum Seller's Invested Amount and would constitute, in effect, a "pre-funding" pending an increase in the available amount of dealer notes. The issuance is also subject to the condition that the Seller shall have represented and warranted that the issuance shall not, in the reasonable belief of the Seller, cause an Early Amortization Event or Investment Event to occur. Upon satisfaction of all these conditions, the trustee of the Dealer Note Trust will issue the series.

Indemnification of Dealer Note Trust and Trustee of the Dealer Note Trust; Limitation on Liability of Certain Persons

        Pursuant to the terms of the pooling and servicing agreement, the Seller and Navistar Financial will indemnify and hold harmless the Dealer Note Trust and the trustee of the Dealer Note Trust from and against any loss, liability, expense, damage or injury suffered arising out of the activities of the Dealer Note Trust or the trustee of the Dealer Note Trust, except that:

  (1)
  the Seller and Navistar Financial will not indemnify the Dealer Note Trust or the investor certificateholders for liabilities arising from actions taken by the trustee of the Dealer Note Trust at the request of investor certificateholders;

  (2)
  the Seller and Navistar Financial will not indemnify the Dealer Note Trust or the trustee of the Dealer Note Trust for any liability, costs, or expenses of the Dealer Note Trust or the trustee of the Dealer Note Trust resulting from the Dealer Note Trust trustee's own negligent action, its own negligent failure to act or its own misconduct; and

  (3)
  the Seller and Navistar Financial will not indemnify the Dealer Note Trust or the investor certificateholders with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the investor certificateholders.

        The pooling and servicing agreement provides that no recourse under any obligation or covenant of the pooling and servicing agreement, or for any claim based thereon, may be had against any incorporator, director, officer, or stockholder of the Seller or the servicer. The servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the pooling and servicing agreement and which in the servicer's reasonable opinion may involve it in any expense or liability.

The Trustee of the Dealer Note Trust

        The Series Supplement with respect to each series of investor certificates will specify the entity that will act as the trustee under the pooling and servicing agreement, including the location of its principal office for the conduct of its corporate trust business as of the date of this prospectus. Navistar Financial and its affiliates (other than the Seller) may enter into normal banking and trustee relationships with the trustee of the Dealer Note Trust. The trustee of the Dealer Note Trust may not hold certificates issued under the Dealer Note Trust in its own name (but may do so in a fiduciary capacity). In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee of the Dealer Note Trust will have the power to appoint a co-trustee or separate trustees of all or any part of the Dealer Note Trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee of the Dealer Note Trust by the pooling and servicing agreement will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee of the Dealer Note Trust shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee of the Dealer Note Trust.

        The trustee of the Dealer Note Trust may resign at any time upon written notice to the Seller and the appointment of a successor trustee. In addition, the Seller may remove the trustee of the Dealer Note Trust if the trustee ceases to be eligible under the pooling and servicing agreement or if the trustee of the Dealer Note Trust becomes insolvent. In these circumstances, the Seller will be obligated to appoint a successor trustee. Any resignation or removal of the trustee of the Dealer Note Trust and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Amendments

        The pooling and servicing agreement or any supplement may be amended by the Seller, the servicer and the trustee of the Dealer Note Trust without the consent of the investor certificateholders of any series, provided the amendment will not, as evidenced by an officer's certificate of the servicer, have a material adverse effect on the interests of the investor certificateholders of that series.

        The pooling and servicing agreement or supplement also may be amended by the Seller, the servicer and the trustee of the Dealer Note Trust with the consent of the affected holders of certificates evidencing not less than 66 2/3% of the aggregate Invested Amounts of the senior most outstanding class of investor certificates of each adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of investor certificateholders. No amendment, however, may:

  (1)
  reduce in any manner the stated amount of, or delay the stated timing of, distributions required to be made on any investor certificate or the stated amount available under any Enhancement without the consent of all investor certificateholders of the adversely affected series;

  (2)
  change the manner of calculating the Certificateholder's Interest of any series without the consent of all investor certificateholders of the adversely affected series;

  (3)
  adversely affect the rating of any series or class by any rating agency without the consent of two-thirds of the voting interests of that series or class; or

  (4)
  reduce the percentages of the voting interests in clause (3) required to consent to the amendment without the consent of each investor certificateholder.

        Promptly following the execution of an amendment described in this paragraph, the trustee of the Dealer Note Trust will furnish written notice of the substance of the amendment to each investor certificateholder.

List of Investor Certificateholders

        In the event that Definitive Certificates are issued, upon written request of three or more investor certificateholders of record, and after having been adequately indemnified by those investor certificateholders for its costs and expenses, the trustee of the Dealer Note Trust will afford those investor certificateholders access, during normal business hours, to the current list of investor certificateholders for purposes of communicating with other investor certificateholders about their rights under the pooling and servicing agreement.

Seller Authorized to File Reports Pursuant to the Securities Act and the Securities Exchange Act

        The Seller is authorized to file on behalf of the Dealer Note Trust all reports required to be filed with the SEC or any exchange or association of securities dealers pursuant to the Securities Act and the Exchange Act, or any rules or regulations thereunder. The Seller is also authorized to make any filings or registrations with, and to seek any consents or authorizations from, the SEC and any securities authority of any jurisdiction on behalf of the Dealer Note Trust as may be necessary or advisable to comply with applicable laws. The Seller does not intend to maintain registration of the investor certificates under the Exchange Act if it becomes unnecessary to do so.

Certain Limitations on Rights of Investor Certificateholders

        Except as otherwise described in "—Amendments," no investor certificateholder will have any right to vote or control in any manner the operation and management of the Dealer Note Trust, or the obligations of the parties to the Dealer Note Trust. The pooling and servicing agreement does not provide for any annual or other meeting of the investor certificateholders.

Governing Law

        The Dealer Note Trust will be administered by the trustee of the Dealer Note Trust in accordance with the internal laws of the State of Illinois, without reference to its conflict of law provisions.

DESCRIPTION OF THE PURCHASE AGREEMENT

        The dealer notes are transferred to the Dealer Note Trust by the Seller and are acquired by the Seller from Navistar Financial pursuant to the purchase agreement dated as of June 8, 1995, as amended from time to time, between Navistar Financial and the Seller. The following summary describes specified terms of the purchase agreement, but this summary is not a complete description of the purchase agreement.

Daily Sales of Dealer Notes

        The purchase agreement provides that on each business day during the term of the Dealer Note Trust except upon the occurrence of a bankruptcy event involving the Seller, Navistar Financial, International or Navistar International Corporation, Navistar Financial will sell to the Seller (each such transaction, a "Daily Note Sale") all Eligible Dealer Notes existing and owned by Navistar Financial as of that business day, all monies due or to become due with respect thereto and all proceeds (including Insurance Proceeds) thereon and the interest of Navistar Financial in the security interests in the financed vehicles related to the dealer notes. The purchase agreement permits Navistar Financial to adjust the principal amount of dealer notes that are considered Eligible Dealer Notes. See "Description of the Pooling and Servicing Agreement—Eligible Dealer Notes."

        The purchase price to be paid by the Seller for those dealer notes will equal the principal amount of those dealer notes plus accrued finance charges on the dealer notes, and will be paid to Navistar Financial in the form of cash or a master loan under the Master Revolving Credit Agreement. However, if the amount specified above does not, in the opinion of the Seller, approximate the fair market value of the dealer notes being purchased, then the Daily Note Sale shall be on terms between Navistar Financial and the Seller that reasonably approximate the fair market value.

        In connection with each Daily Note Sale, Navistar Financial will update its computer files to indicate that the dealer notes have been sold or transferred to the Seller pursuant to a Daily Note Sale. In addition, Navistar Financial will provide to the Seller a computer file, hard copy or microfiche list containing a true and complete list of all dealer notes sold to the Seller pursuant to that Daily Note Sale, identified by dealer note number. The records and agreements relating to the dealer notes have not been and will not be segregated by Navistar Financial from other documents and agreements relating to other wholesale notes and have not been and will not be stamped or marked to reflect the sale or transfer of the dealer notes to the Seller, but the computer records of Navistar Financial are marked to evidence the sale or transfer. Navistar Financial has filed Uniform Commercial Code financing statements with respect to the dealer notes meeting the requirements of Illinois and Delaware state law. See "Risk Factors—A bankruptcy of Navistar Financial or the Seller may delay or reduce payments on the collateral certificate and therefore your notes" and "Certain Matters Relating to the Dealer Notes and the Collateral Certificate."

Representations and Warranties

        Navistar Financial has made representations and warranties to the Seller to the effect that, among other things:

  (1)
  it is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement;

  (2)
  the purchase agreement is the valid, binding and enforceable obligation of Navistar Financial;

  (3)
  all information furnished to the Seller is accurate in all material respects; and

  (4)
  there are no proceedings pending or threatened against Navistar Financial that would have a material adverse effect on the performance by Navistar Financial of its obligations under the purchase agreement.

Repurchase Obligations

        Navistar Financial has agreed in the purchase agreement that if the Seller is required to repurchase the interests of the holders of the investor certificates pursuant to the pooling and servicing agreement, Navistar Financial will in turn repurchase the interests of the holders of the investor certificates from the Seller. The purchase price paid by Navistar Financial will be equal to the purchase price required to be paid by the Seller pursuant to the pooling and servicing agreement, and shall be paid prior to or concurrently with any corresponding payments required to be made by the Seller pursuant to the pooling and servicing agreement.

        Navistar Financial also has agreed in the purchase agreement to repurchase any dealer note from the Seller if:

  (1)
  that dealer note has not been sold to the Seller free and clear of any encumbrances or is not in compliance with all legal requirements applicable to Navistar Financial;

  (2)
  Navistar Financial has not obtained all necessary governmental consents or approvals required to be obtained in connection with the sale of that dealer note to the Seller; or

  (3)
  the Seller has otherwise been required to repurchase the dealer note pursuant to the pooling and servicing agreement.

        The purchase price to be paid for the repurchased dealer note will equal the outstanding principal amount of the dealer note plus accrued finance charges on the dealer note. Navistar Financial must pay for the dealer note no later than the date upon which the Seller is obligated to make a corresponding payment to the Dealer Note Trust pursuant to the pooling and servicing agreement.

Certain Covenants

        In the purchase agreement, Navistar Financial has covenanted that it will not change in any material respect its collection and monitoring policies and procedures from the Credit Guidelines if such change might reasonably be expected to materially impair collections of dealer notes or allow a third party to have a senior security interest in the related financed vehicles. Navistar Financial has further covenanted that, except for the sale and conveyances under the purchase agreement or the pooling and servicing agreement, Navistar Financial will not sell, pledge, assign or transfer any interest in the dealer notes to any other person. Navistar Financial also has covenanted that it will file all necessary documents covering the Seller's right, title and interest in the dealer notes.

Termination

        The purchase agreement will terminate immediately after the Dealer Note Trust terminates.

CERTAIN MATTERS RELATING TO BANKRUPTCY

        The certificate of incorporation of the Seller includes a provision that, under certain circumstances, requires the Seller to designate two directors who qualify under the certificate of incorporation as "independent directors." The certificate of incorporation of the Seller also provides that the Seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the pooling and servicing agreement, the servicer, the trustee of the Dealer Note Trust and each investor certificateholder covenant that they will not institute against the Seller or the Dealer Note Trust any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy law until one year and one day after all investor certificateholders have been paid in full.

        The transfers of dealer notes from International to Navistar Financial, from Navistar Financial to the Seller and from the Seller to the Dealer Note Trust have been structured as sales and will be treated by the parties as sales. In the event that International, Navistar Financial or the Seller were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of that debtor or that debtor itself may attempt to characterize the transfer of the dealer notes from that debtor to the Seller or the Dealer Note Trust, as the case may be, as a pledge of the dealer notes to secure a borrowing by that debtor rather than a true sale of the dealer notes. Should the court rule in favor of any creditor, trustee in bankruptcy or debtor, delays or reductions in the amount of collections on the dealer notes and payments on the investor certificates, including the notes of each series, could result.

        In addition, if Navistar Financial or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of that debtor or that debtor itself were to request a court to order that Navistar Financial should be substantively consolidated with the Seller, delays in payments on the investor certificates could result. Should the bankruptcy court rule in favor of any that creditor, trustee in bankruptcy or debtor, reductions in the amount of those payments could result, including payment to the noteholders of each series.

        If Navistar International Corporation, International, Navistar Financial or the Seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. In this event, all

Series Allocable Principal Collections would be applied to principal payments on the investor certificates and dealer notes thereafter would no longer be sold to the Seller and transferred to the Dealer Note Trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a Servicer Termination Event. A trustee in bankruptcy of the servicer (including the servicer as debtor in possession) may have the power to prevent either the trustee of the Dealer Note Trust or the holders of investor certificates issued by the Dealer Note Trust from appointing a successor servicer.

        In addition, if the pooling and servicing agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to the agreement (including a debtor in possession) may have the power to assume (that is, reaffirm) or reject that agreement. A party deciding whether to assume or reject any agreement would be given a reasonable period of time to make a decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the investor certificates, including payment to the noteholders of each series.

        Transfers made in some isolated transactions contemplated by the pooling and servicing agreement (including payments made by Navistar Financial or the Seller with respect to repurchases of dealer notes) may be recoverable by Navistar Financial or the Seller, as debtor in possession, or by a trustee in bankruptcy of Navistar Financial or the Seller, as a preferential transfer from Navistar Financial or the Seller if the transfers are made within specified periods prior to the filing of a bankruptcy case in respect of Navistar Financial or the Seller and specified other conditions are met.

        In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the Dealer Note Trust and the trustee of the Dealer Note Trust in the dealer notes of that dealer if the enforcement of those laws result in any dealer notes conveyed to the Dealer Note Trust being written off as uncollectible by the servicer. Whether or not any dealer notes are written off as uncollectible, delays in payments due on the dealer notes could result.

CERTAIN MATTERS RELATING TO THE DEALER NOTES AND THE
COLLATERAL CERTIFICATE

        The Seller has warranted that the transfer of the dealer notes to the Dealer Note Trust and the transfer of the collateral certificate to the Issuer is either:

  (1)
  a valid transfer and assignment of the dealer notes to the Dealer Note Trust and of the collateral certificate to the Issuer; or

  (2)
  a grant to the Dealer Note Trust of a security interest in the dealer notes and to the Issuer of a security interest in the collateral certificate.

        The Seller has taken all required actions under Illinois, New York and Delaware state law to perfect the Dealer Note Trust's interests in the Dealer Note Trust assets and the Issuer's interests in the collateral certificate. In addition, the Seller has warranted that, if the transfer of dealer notes by the Seller to the Dealer Note Trust and of the collateral certificate to the Issuer is a grant to the Dealer Note Trust and the Issuer of a security interest in the dealer notes and the collateral certificate, respectively, the Dealer Note Trust and the Issuer will at all times have a first priority perfected security or ownership interest, as applicable, in the collateral certificate and all dealer notes transferred to the Dealer Note Trust and all proceeds thereof, except that if a transfer is deemed to create a security interest under the Uniform Commercial Code, certain prospective liens on the property of the Seller may have priority over the Dealer Note Trust's interests in the dealer notes and of the Issuer's interests in the collateral certificate. If the Seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee or the Seller as debtor in possession or a creditor of the Seller were to take the position that the transfer from the Seller of the dealer notes to the Dealer Note Trust or the collateral certificate to the Issuer should be recharacterized as a pledge of the dealer notes or collateral certificate, as applicable, delays in distributions on the investor certificates or notes could result. Should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor, reductions in the distributions could result. There is a substantial possibility that the Dealer Note Trust may not have a perfected security interest in any of the dealer notes created after the filing of a petition for relief under the Bankruptcy Code. Nevertheless, we anticipate that the Dealer Note Trust will either own or have a perfected security interest in dealer notes existing on the date of filing a petition under the Bankruptcy Code and will be able to make payments in respect of principal and interest on the investor certificates. We cannot assure that all of these payments would be timely.

MATERIAL FEDERAL INCOME TAX MATTERS

General

        We describe below the material U.S. federal income tax consequences of the purchase, ownership and disposition of notes. The discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations under the Code, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving instruments issued by a trust with terms similar to the notes. As a result, we cannot assure you that the IRS will not challenge the conclusions reached in this discussion. Also, we have not sought and will not seek a ruling from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, that could affect the accuracy of the statements and conclusions in this discussion as well as the tax consequences to noteholders.

        This discussion does not deal with all aspects of federal income taxation that may be relevant to noteholders in light of their personal investment circumstances, nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws. Examples include financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, nonresident alien individuals and foreign corporations. This information is directed to prospective purchasers of notes who purchase notes in the primary offering, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as "capital assets" within the meaning of Section 1221 of the Code. We suggest that you consult with your own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even when the anticipated tax treatment has been discussed in this prospectus. We suggest that you consult with your own tax advisors as to the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of notes.

Characterization of the Notes as Indebtedness

        The Seller, Navistar Financial and the noteholders express in the pooling and servicing agreement and in the notes their intent that, for federal, state and local income and franchise tax purposes, the notes will be indebtedness secured by the dealer notes. The Seller and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. With respect to the issuance of the notes, Kirkland & Ellis LLP, special tax counsel to the Seller and Navistar Financial ("Tax Counsel"), will deliver its opinion to the effect that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the notes, based on the terms of the notes and the transactions regarding the dealer notes set forth in this prospectus, the notes will be characterized as indebtedness for federal income tax purposes. See "—Tax Characterization of the Trust—Risks of Alternative Characterization" below for a discussion of the potential federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for federal income tax purposes. The discussion of federal income tax consequences set forth below assumes that the notes are treated as debt for federal income tax purposes.

Stated Interest on Notes

        Based on the above opinion, and assuming the notes are not issued with OID, the stated interest on notes will be taxable to a noteholder as ordinary income when received by noteholders utilizing the cash method of accounting and when accrued by noteholders utilizing the accrual method of accounting. As discussed below, the notes will be subject to the rules applicable to bond premium and market discount. Interest received on the notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount

        In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless that excess falls within a statutorily defined de minimis exception. A note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the note through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property (other than debt instruments of the Issuer) at fixed intervals of one year or less during the entire term of the instrument at certain specified rates. The "issue price" will generally be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

        Although we do not anticipate that any of the notes will be issued at a greater than de minimis discount and therefore should not have OID, a class of notes may nevertheless be deemed to be issued with OID. If a note were treated as being issued with OID, the noteholder generally would be required to include OID in income as interest over the term of the note on a constant yield basis, resulting in the inclusion in income in advance of the receipt of cash attributable to that income. Thus, each cash payment would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment should not have a significant effect on noteholders using the accrual method of accounting. However, noteholders utilizing the cash method of accounting may be required to report income with respect to the notes in advance of the receipt of cash representing that income. Even if a note has OID falling within the de minimis exception, a noteholder must include such OID in income proportionately as principal payments are made on that note.

        A holder of a note which has a fixed maturity date not more than one year from the issue date of that note (a "Short-Term Note") will generally not be required to include OID on the note in income as it accrues, provided that the holder:

  •
  is not an accrual method taxpayer;

  •
  is not a bank;

  •
  is not a broker or dealer that holds the note as inventory;

  •
  is not a regulated investment company or common trust fund;

  •
  is not the beneficial owner of certain pass-through entities specified in the Code;

  •
  does not hold the instrument as part of a hedging transaction; or

  •
  does not hold the instrument as a stripped bond or stripped coupon.

        Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if that note is payable in installments, as principal is paid on the note. Such a holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on that note. However, that holder may elect to include

OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable (straight-line) basis, unless the holder irrevocably elects (under regulations to be issued by the United States Treasury Department) with respect to that obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

Treatment of Market Discount and Acquisition Premium

        A holder who purchases a note after the initial distribution of the note at a "market discount" that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. A holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Code.

        In general, "market discount" is the excess of stated redemption price at maturity or its adjusted issue price if it was issued with OID over its purchase price. If a note were purchased after the initial distribution of the note at a "market discount," any gain on sale of that note attributable to the holder's unrecognized accrued market discount generally would be treated as ordinary income to the holder. In addition, a holder who acquires a debt instrument at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the debt instrument until the holder disposes of the debt instrument in a taxable transaction. Instead of recognizing any market discount upon a disposition of a note and being required to defer any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current income inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year in which the election applies, and may not be revoked without the consent of the IRS.

        In the event that a note is treated as purchased at a premium, that premium will be amortizable by a noteholder as an offset to interest income (with a corresponding reduction in that noteholder's tax basis) on a constant yield basis if that noteholder elects to do so. This election will also apply to all other debt instruments held by the noteholder during the year in which the election is made and to all debt instruments acquired after that year.

Disposition of Notes

        If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will generally equal the noteholder's cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any principal payments previously received by that noteholder with respect to that note. This gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the noteholder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding

        The trustee will be required to report annually to the IRS, and to each related noteholder of record, the amount of interest paid on the notes and the amount of any interest withheld for federal income taxes for each calendar year, except as to exempt holders. Exempt noteholders are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each non-exempt noteholder will be required to provide to the trustee, under penalties of perjury, a certificate containing the noteholder's name, address, correct federal taxpayer identification number and a statement that the noteholder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, interest otherwise payable to the holder will be subject to backup withholding at the then applicable rate, and the trustee will be required to withhold and remit such withheld amount to the IRS as a credit against the noteholder's federal income tax liability.

        Because the Seller will, for federal income tax purposes, treat all notes as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the Seller's Certificates, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterization of the notes or the trust described below.

Tax Shelter Disclosure and Investor List Requirements

        Recent Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such temporary and proposed Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a "reportable transaction" and to retain certain information related to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the notes. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements as each participant in its own discretion determines apply to them with respect to this transaction.

Tax Consequences to Foreign Holders

        Based on the above opinion that the notes will be treated as indebtedness for federal income tax purposes, if interest paid (or accrued) and/or OID accrued to a noteholder who is a nonresident alien, foreign corporation or other non-U.S. person, a "foreign person", is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest and or OID (if any) generally will be considered "portfolio interest," and generally will not be subject to federal income tax and withholding tax, provided that the foreign person:

  •
  is not actually or constructively a "10 percent shareholder" of the trust or the Seller (including a holder of 10% of the outstanding Seller's Certificates) or a "controlled foreign corporation" with respect to which the trust or the Seller is a "related person" within the meaning of the Code or a bank whose receipt of interest is described in Section 871(h)(3) of the Code; and

  •
  provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address.

        If the information provided in this statement changes, the noteholder must so inform the trustee within 30 days of such change. If that interest was not portfolio interest, then it would be subject to federal income tax withholding at a rate of 30 percent, unless that tax was reduced or eliminated pursuant to an applicable tax treaty.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from federal income and withholding tax, provided that:

  •
  the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person; and

  •
  in the case of an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

        If the interest, gain or income on a note held by the foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the noteholder (although exempt from the income withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

        Under current Treasury regulations, backup withholding will not apply to payments made in respect of a note held by a foreign person if the certifications described above are received, provided in each case that the trust or the paying agent, as the case may be, does not have actual knowledge that the payee is a U.S. person. Because the Seller will, for federal income tax purposes, treat all notes as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the Seller's Certificates, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterization of the notes or trust described below.

Tax Characterization of the Trust

        Depending upon whether the equity of the trust is owned by one or more persons, the trust will be treated as a partnership or a division of the Seller for federal income tax purposes. Although, as described above, it is the opinion of Tax Counsel that the notes will properly be characterized as indebtedness for federal income tax purposes, this opinion is not binding on the IRS or the courts and we cannot assure that this characterization will prevail. If the IRS were to contend successfully that any class of any series of notes is not debt for federal income tax purposes or if Seller's Certificates are sold or issued in any manner which results in there being more than one holder of Seller's Certificates, the arrangement among the Seller, the servicer and the holders of that class of notes or Seller's Certificates, as applicable, would be classified as a partnership for federal income tax purposes.

        If the IRS treats the notes as indebtedness and if all of the Seller's Certificates are owned by the Seller, the equity of the trust will be wholly-owned by the Seller. In that case, under the "check-the-box" Treasury Regulations, the trust will be treated as a division of the Seller, and hence a disregarded entity for federal income tax purposes. In other words, for federal income tax purposes, the Seller will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Accordingly, the trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the "check-the-box" Treasury regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. Because it is a business trust, the trust will not qualify as a trust for federal income tax purposes. Accordingly, if the IRS were to contend successfully that any class of any series of notes is not debt for federal income tax purposes or if the Seller's Certificates are sold or issued in any manner which results in there being more than one holder of Seller's Certificates, the trust will be treated as a partnership.

        If the Seller's Certificates are issued to more than one person, the Seller and the servicer will agree, and the applicable holders of the Seller's Certificates will agree by their purchase or acquisition of those Seller's Certificates, to treat the trust as a partnership for purposes of all applicable income and franchise tax purposes. In this case, the partners of that partnership would be the holders of the Seller's Certificates (including the Seller) and the notes would be debt of that partnership. However, the proper characterization of the arrangement involving the Seller's Certificates, the Seller and the servicer is not clear because there is no authority on transactions closely comparable to those transactions contemplated in this prospectus.

        Risks of Alternative Characterization.    If the trust were an association taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable notes (and noteholders could be liable for any of that tax that is unpaid by the trust). However, upon the issuance of each series of notes, Tax Counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and under certain Code and Treasury Regulations, the "PTP Regulations", will not be classified as a PTP taxable as a corporation.

        Under the PTP Regulations, a partnership may be classified as a PTP if equity interests in the partnership are traded on an "established securities market" or are "readily tradeable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation in the manner described above. However, in cases in which Seller's Certificates are issued to more than one person, the trust will comply with certain safe harbors available under the PTP Regulations to avoid PTP characterization. In cases in which IRS successfully contended that any class of any series of notes is not debt for federal income tax purposes, the trust would in all likelihood be treated as a PTP. But even if the trust were classified as a PTP, it would avoid taxation as a corporation if 90% or more of its annual income constituted "qualifying income" not derived in the conduct of a "financial business." It is unclear, however, whether the trust's income would be so classified.

        If the trust were classified as a partnership but one not taxable as a corporation, the trust would not be subject to federal income tax, but each partner would be required to take into account such partner's allocable share of income, gains, losses, deductions and credits of the trust. The amount and timing of income reportable by any noteholder as a partner in a partnership could differ materially from the income reportable by the noteholder if the notes are characterized as debt.

        Because the Seller will treat all of the notes as indebtedness issued by a trust characterized as a partnership or as a division of whichever entity owns all of the Seller's Certificates, the Seller will not comply with any tax reporting requirements that would apply under any alternative characterization of the notes or the trust.

STATE TAX MATTERS

General

        Noteholders also may become liable for state income taxes in one or more taxing jurisdictions. State income tax consequences (including local income tax consequences) to each noteholder depend upon the provisions of the state tax laws to which the noteholder is subject. Because each state's income tax laws are different, it is impossible to predict the income tax consequences to the noteholders in all of the state taxing jurisdictions in which they are already subject to tax.

Illinois and New York

        Most of the activities to be undertaken by the servicer and the trustee will take place in Illinois and New York. If the notes are characterized as indebtedness for federal income tax purposes, in the opinion of Tax Counsel, as to Illinois and New York state tax consequences, although the matter is not free from doubt, this treatment would also apply for purposes of the Illinois income tax, and the New York income and corporate franchise taxes. If the notes are characterized as debt in Illinois and New

York, the noteholders not otherwise subject to taxation in those states will not, although the matter is not free from doubt, become subject to these taxes solely because of their ownership of notes. Noteholders already subject to taxation in those states, however, could be required to pay tax on or measured by interest income (including OID, if any) generated by, and on gain from the disposition of, the notes.

        The above discussion of state tax consequences assumes the notes will be characterized as debt for federal income tax purposes. However, if the arrangement created by the pooling and servicing agreement were treated as a partnership or as a publicly traded partnership taxable as a corporation, the state income tax consequences to the noteholders could be materially different.

        If the arrangement created by the pooling and servicing agreement were treated as a partnership for Illinois and New York state tax purposes, it is possible that each state could view the partnership as doing business in its state and, unless noteholders were treated as holding debt of such partnership, could treat each noteholder as deriving income from activities in the state. As a result, the state might, under applicable income apportionment and sourcing rules, treat some part of the partnership's income as allocable to that state and then tax a noteholder on its share of that income. In addition, that partnership may be required to make estimated tax payments with respect to New York state income. Moreover, classification of the arrangement as a "partnership" might cause a noteholder not otherwise subject to tax in these states to pay state tax on income beyond that derived from the notes. In addition, that partnership could be subject to the Illinois personal property replacement tax, which tax would reduce the amounts available for distribution to noteholders.

        If the noteholders were treated as owning interests in a corporation for state tax purposes, then the hypothetical corporation could be subject to Illinois income and New York income and corporate franchise taxes. These taxes could result in reduced distributions to noteholders. A noteholder not otherwise subject to Illinois or New York state tax law should not become subject to these tax laws solely as a result of its ownership of notes in the hypothetical corporation.

        We cannot assure that no other state will claim that activities with respect to the pooling and servicing agreement have taken place in that state and therefore subject noteholders to taxation in that state. If any state taxing authority were to assert such a claim successfully, the treatment of the notes for purposes of that state's income tax laws would be determined under those income tax laws, and we cannot assure that the notes would be treated as indebtedness for purposes of taxation in that state.

        The above description of the potential state tax consequences is necessarily incomplete. We suggest you consult with your own tax advisor with respect to the applicability of state and local income and franchise taxes to your investment in the notes.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, "ERISA," and the Code impose certain restrictions on employee benefit plans and other retirement accounts and arrangements to which they apply, and on entities deemed to hold "plan assets" of the foregoing by reason of a plan's investment in such entities, "Plans," and on persons who have certain specified relationships to Plans ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code, referred to herein as "Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans and prohibits a Plan from engaging in a broad range of transactions involving "plan assets" with Parties in Interest with respect to the Plan, unless a statutory or administrative exemption applies. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

Accordingly, Plans with respect to which the Seller, the servicer or the trust or any of their respective affiliates are Parties in Interest may be prohibited from purchasing notes unless such an exemption applies. Prohibited transactions may generate excise taxes and other liabilities. Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a benefit plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

        Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the notes without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

        In addition, in accordance with ERISA's fiduciary standards, the Plan fiduciary should determine whether an investment in the notes is permitted under the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio. Any Plan fiduciary who proposes to cause a Plan to purchase notes should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of notes. Assets of a Plan or individual retirement account should not be invested in the notes unless the Plan fiduciary has determined that the assets of the trust will not be plan assets and that the investment by the Plan will not be a prohibited transaction for which no statutory or administrative exemption applies.

Plan Asset Status of Debt Instruments

        If the assets of the trust were deemed to be assets of Plans that are investors, a transaction involving the trust's assets might give rise to a prohibited transaction under ERISA and the Code, unless an exemption applies. The U.S. Department of Labor has issued a regulation (the "Plan Assets Regulation") concerning whether the assets of a Plan will be deemed to include the underlying assets of an entity (such as a trust) only if the Plan acquires an "equity" interest in the entity. An equity interest is defined in the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as debt under applicable local law and which has no substantial equity features. If under ERISA the notes are deemed to be debt, the trust's assets will not be treated as Plan assets solely as a result of the purchase of the notes by a Plan. For additional information regarding the equity or debt treatment of notes, see "ERISA Considerations" in the prospectus supplement. Subject to the restrictions in the following paragraph, notes that are debt instruments will be available for purchase by benefit plans.

PLAN OF DISTRIBUTION

        Under the terms and subject to the conditions contained in an underwriting agreement (the "Underwriting Agreement"), with respect to the Dealer Note Trust, the Seller will agree to sell to each of the underwriters named in the related prospectus supplement, and each of the underwriters will severally agree to purchase from the Seller, the principal amount of the notes to be offered by this prospectus and the prospectus supplement set forth in the underwriting agreement and in the prospectus supplement.

        In the underwriting agreement, the underwriter(s) will agree, subject to the terms and conditions set forth in that agreement, to purchase all the notes to be offered by this prospectus and by the prospectus supplement if any of the notes are purchased. In the event of a default by any underwriter, the Underwriting Agreement will provide that, in certain circumstances, any purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

        The prospectus supplement will either:

  (1)
  set forth the price at which notes will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes; or

  (2)
  specify that the notes are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of the sale.

        After the initial public offering of any notes, the public offering price and the concessions may be changed.

        The underwriter(s), may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriter(s) to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

        The underwriting agreement will provide that Navistar Financial and the Seller will indemnify the underwriter(s) against specified liabilities, including liabilities under the Securities Act.

        The Issuer may, from time to time, invest the funds acquired from the underwriters in the Excess Funding Account in Eligible Investments.

        The place and time of delivery for the notes in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

LEGAL MATTERS

        The legality of the notes and certain legal matters regarding tax consequences of the issuance of the notes and creditors rights will be passed upon for Navistar Financial and the Seller by Kirkland & Ellis LLP, Chicago, Illinois.

WHERE YOU CAN FIND MORE INFORMATION

        The Seller has filed a registration statement on behalf of both the Dealer Note Trust and the Issuer relating to the notes with the Securities and Exchange Commission (the "SEC"). This prospectus is part of the registration statement, but the registration statement includes additional information. In addition, annual, monthly and special SEC reports and other information will be filed on behalf of the Dealer Note Trust and the Issuer with the SEC.

        You may read and copy the registration statement and any reports, statements and other information filed on behalf of both the Dealer Note Trust and the Issuer at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. You can request copies of these documents, upon the payment of a duplicating fee, by writing to the SEC. You may call the SEC at 800-SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available to the public on the SEC Internet site (hppt://www.sec.gov).

        The SEC allows information that is filed with the SEC to be "incorporated by reference" into this prospectus, which means that important information can be disclosed to you be referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The annual report on form 10-K filed on behalf of the Dealer Note Trust for the fiscal year ended October 31, 2003, and the 10-K/A filed on April 13, 2004, and the current reports on form 8-K filed on behalf of the Dealer Note Trust for December 22, 2003, January 27, 2004, March 4, 2004, March 29, 2004 and April 26, 2004 are incorporated by reference into and made a part of this prospectus. All future annual, monthly and special reports and proxy materials filed on behalf of either the Dealer Note Trust or the Issuer after the date of this prospectus through the date we terminate the offering of any series of investor certificates is incorporated by reference into and made a part of this prospectus. Information filed on behalf of either the Dealer Note Trust or the Issuer with the SEC after the date of this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

        As a recipient of this prospectus, you may request a copy of any documents incorporated by reference into this prospectus, except exhibits to those documents unless the exhibits are specifically incorporated by reference, at no cost by writing or calling: Navistar Financial Securities Corporation, 2850 West Golf Road, Rolling Meadows, Illinois 60008, attention corporate secretary, telephone 847-734-4000.

GLOSSARY

        "Adjusted Invested Amount" means, with respect to any distribution date, and any series of non-collateral certificates, (a) the initial Invested Amount, plus the Available Subordinated Amount as of the end of the related transfer date, plus the negative carry subordinated amount for that series, (if any) as of the end of that transfer date, minus (b) the product of (i) the amount, if any, of funds on deposit in any negative carry reserve fund for that series at the end of that transfer date and (ii) 1.00 plus the Subordinated Percentage, minus (c) the aggregate amount of Certificateholder Charge-Offs not reimbursed on or prior to that distribution date, minus the aggregate Early Distribution Amounts for that series, if any, made on or prior to that distribution date, and for the collateral certificate, is the sum of the collateral amounts for all outstanding series of notes or such other amount as specified in the prospectus supplement. The Adjusted Invested Amount, with respect to the collateral certificate, is defined on page 36.

        "Advance" is defined on page 53.

        "Aggregate ITEC Earned Interest" means, with respect to any due period, the aggregate amount of ITEC Earned Interest on all temporary non-interest bearing dealer notes accrued during that due period.

        "Assignments" is defined on page 49.

        "Available Subordinated Amount" means, for any series of non-collateral certificates, for the initial transfer date, the product of the Subordinated Percentage and the Invested Amount, and for each subsequent transfer date, the lesser of: (1) the Maximum Subordinated Amount for the series of non-collateral certificates and (2) the Available Subordinated Amount for the series of non-collateral certificates as of the end of the preceding transfer date (after giving effect to all adjustments thereto on that transfer date).

        "business day" means, unless otherwise defined with respect to any series of investor certificates in the related Series Supplement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or the city in which the corporate trust office of the trustee of the Dealer Note Trust is located are authorized or obligated by law or executive order to be closed or remain closed.

        "Calculation Day" means the close of business on Friday (or the immediately preceding business day if that Friday is not a business day) of each week and close of business on the last business day of each due period.

        "Cede" is defined on page 30.

        "Certificateholder Charge-Off" means reductions in the Invested Amount of a non-collateral certificate as provided in the applicable Series Supplement.

        "Clearstream Banking" is defined on page 31.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "collateral amount" means, for any series of notes, the sum of the nominal liquidation amounts of the notes in that series plus the overcollateralization amount of that series, if any.

        "collateral certificate" means the investor certificate issued by the Dealer Note Trust to the Issuer and registered in the name of the indenture trustee for the benefit of the noteholders.

        "Collections Account" means an Eligible Deposit Account established and maintained by the trustee of the Dealer Note Trust in the name of the trustee of the Dealer Note Trust for the benefit of the certificateholders, including the Issuer, into which collections are deposited.

        "Concentration Limit" means the limit that prohibits the Dealer Note Trust from holding dealer notes from a single dealer in excess of the greater of the following:

  (1)
  $4,000,000; or

  (2)
  2.0% of the sum of the aggregate principal balance of dealer notes and the aggregate principal amount of funds on deposit in the Excess Funding Account in the Dealer Note Trust.

        "Cooperative" is defined on page 32.

        "Credit Guidelines" is defined on page 14.

        "Daily Note Sale" is defined on page 64.

        "Dealer Finance Charge Collections" means with respect to any due period the amount of Dealer Finance Charges received from dealers plus Advances for the current due period and any Unpaid Dealer Finance Charges or Uncollectible Finance Charges from prior due periods actually collected by the transfer date related to that due period.

        "Dealer Finance Charges" means, with respect to any due period, the interest and other finance charges accrued with respect to the dealer notes during that due period and billed by the servicer on a monthly basis to dealers. Dealer Finance Charges do not include ITEC Finance Charges.

        "Dealer Note Collections" means, with respect to each business day:

  (1)
  all payments including insurance proceeds, if any, received by the servicer from persons other than Navistar Financial in respect of repayment of principal of the dealer notes at one of its administrative units charged with processing funds and recording them in the servicer's records, in the form of cash, checks, wire transfers or other forms of payment in accordance with the dealer agreement in effect from time to time;

  (2)
  all cash payments made by Navistar Financial or International in respect of non-cash proceeds received from dealers or credits granted to dealers by International with respect to the repayment of principal of the dealer notes; and

  (3)
  recoveries made by the servicer allocable to the dealer notes, in each case as deposited in the Collections Account on that business day.

        "Dealer Note Losses" means, with respect to any due period the aggregate face amount of dealer notes written off as uncollectible by the servicer during that due period minus any recoveries made during that due period on dealer notes previously written off as uncollectible.

        "Dealer Note Trust" means the Navistar Financial Dealer Note Master Trust, an Illinois common law trust.

        "dealer notes" is defined on page 14.

        "Definitive Certificates" means certificates of a series or class issued in fully registered, certificate form to certificateholders or their nominees.

        "Definitive Notes" means notes of a series or class issued in fully registered, certificate form to noteholders or their nominees.

        "Deposit Amount" is defined on page 19.

        "determination date" means, with respect to any due period, the twelfth day of each calendar month next following the end of that due period, or if the twelfth day is not a business day, the next business day.

        "Distribution Account" means an Eligible Deposit Account established and maintained by and in the name of the trustee of the Dealer Note Trust for the benefit of the investor certificateholders from which distributions to the investor certificateholders will be made.

        "distribution date" is defined on page 52.

        "distribution period" is defined on page 52.

        "DTC" is defined on page 29.

        "due period" is defined on page 52.

        "Early Amortization Event" is defined on page 56.

        "Early Amortization Period" means, for any series of non-collateral certificates, the period beginning on the related Early Amortization Period Commencement Date and ending upon the first to occur of (1) the payment in full to the non-collateral certificateholders of the Invested Amount and (2) the related Series Termination Date.

        "Early Amortization Period Commencement Date" means, for any series of non-collateral certificates, the date on which an Early Amortization Event for that series occurs.

        "Eligible Dealer Note" means any dealer note which meets the following criteria:

  •
  it is payable in United States dollars;

  •
  it was created in compliance with all requirements of law the failure with which to comply would have a material adverse effect on certificateholders;

  •
  all consents or authorizations of, or registrations with, any governmental authority required to be obtained have been duly obtained, and are in full force and effect as of the date of creation which relate to either:

  (1)
  the creation of the dealer note or the related dealer agreement, or

  (2)
  the execution, delivery and performance by an OEM Supplier or by International of the dealer agreement pursuant to which the dealer note was created,

  •
  at all times following the transfer of the dealer note to the Dealer Note Trust, the Dealer Note Trust will have good and marketable title to the dealer note, free and clear of all liens arising prior to the transfer or arising at any time under or through any member of the Navistar Group;

  •
  it will at all times be the legal, valid and binding payment obligation of the dealer, enforceable against that dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws, and except as enforceability may be limited by general principles of equity;

  •
  it constitutes either an "account," "chattel paper" or a "general intangible" under and as defined in Article 9 of the Uniform Commercial Code;

  •
  it is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the dealer, other than defenses arising out of applicable bankruptcy or other similar laws, and except as enforceability may be limited by general principles of equity;

  •
  at the time of transfer of the dealer note to the Dealer Note Trust, the servicer has satisfied its obligations with respect to that dealer note;

  •
  at the time of transfer of the dealer note to the Dealer Note Trust, the servicer has not taken nor failed to take any action which would impair the rights of the Dealer Note Trust or the holders of interests in the Dealer Note Trust;

  •
  at the time of transfer of the dealer note to the Dealer Note Trust, the dealer note has not been issued by a dealer that is insolvent;

  •
  at the time of transfer by the Seller of the dealer note to the Dealer Note Trust, the dealer note has not been issued by a dealer that has been placed on cash-on-delivery terms by the servicer;

  •
  at the time of transfer by the Seller of the dealer note to the Dealer Note Trust, the dealer note is not past due over 30 days;

  •
  it has not been issued by a dealer in connection with the dealer's purchase of parts from International or an OEM Supplier;

  •
  when the principal amount of the dealer note is added to the principal amount of the other outstanding dealer notes issued by the same dealer previously or concurrently transferred to the Dealer Note Trust, the dealer note shall not cause the sum of the principal amounts of those dealer notes to exceed the applicable Concentration Limit as of the close of business on the business day preceding the date on which the dealer note is to be transferred;

  •
  in the case of a dealer note financing an OEM vehicle, when the principal amount of that OEM Note is added to the principal amount of the other outstanding OEM Notes previously transferred to the Dealer Note Trust, it shall not cause the sum of these principal amounts to exceed 10% (or any larger percentage as to which the Rating Agency Condition has been satisfied) of the sum of the aggregate principal balance of dealer notes and the aggregate principal amount of funds on deposit in the Excess Funding Account in the Dealer Note Trust;

  •
  a valid first priority security interest in the financed vehicle has been transferred to the Dealer Note Trust;

  •
  the Navistar Group has assigned to the Dealer Note Trust designation as loss payee on the insurance policies insuring the financed vehicle against casualty and theft losses;

  •
  the principal amount of the dealer note is due upon the sale of the underlying financed vehicle;

  •
  the interest rate of the dealer note is based on the prime rate or another benchmark floating interest rate and is subject to adjustment at least monthly;

  •
  the principal amount of the dealer note:

  (1)
  in the case of a financed vehicle which is a new vehicle, is equal to not more than 100% of the invoice price of the financed vehicle,

  (2)
  in the case of a financed vehicle which is a used vehicle purchased by a dealer from an International used truck center or a repossessed vehicle purchased from Navistar Financial, is equal to not more than 100% of the agreed upon purchase price, and

  (3)
  in the case of a financed vehicle which is a used vehicle taken in trade by a dealer or purchased by a dealer from outside sources, is equal to not more than 75% of the "as is" value of the financed vehicle as determined by Navistar Financial's appraisal;

  •
  it was created in accordance with the standard practice of the Navistar Group; and

  •
  it finances a new medium or heavy duty truck, truck body, bus or trailer produced by or for a member of the Navistar Group or an OEM Supplier, or a used medium or heavy duty truck, truck body, bus or trailer.

        "Eligible Deposit Account" means either:

  (1)
  a segregated account with an Eligible Institution; or

  (2)
  a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

        "Eligible Institution" means:

  (1)
  the corporate trust department of the trustee of the Dealer Note Trust; or

  (2)
  a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times (a) has either (A) a long-term unsecured debt rating acceptable to the rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and (b) whose deposits are insured by the FDIC.

        "Eligible Investments" will be specified in the pooling and servicing agreement and will be limited to investments that meet the criteria of the rating agencies from time to time as consistent with the then-current rating of the investor certificates and notes.

        "Enhancement" is defined on page 61.

        "Enhancement Agreement" is defined on page 56.

        "Enhancement Provider" is defined on page 56.

        "ERISA" is defined on page 74.

        "Euroclear" or "Euroclear Operator" is defined on page 32.

        "event of default" is defined on page 43.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excess Available Interest Amounts" is defined on page 40.

        "Excess Available Principal Amounts" is defined on page 40.

        "Excess Funding Account" means an Eligible Deposit Account established and maintained by and in the name of the trustee of the Dealer Note Trust for the benefit of the certificateholders, including the Issuer, into which amounts are deposited to maintain the Seller's Invested Amount.

        "Excess Finance Charge Collections" is defined on page 36.

        "Excess Principal Collections" is defined on page 37.

        "Finance Charge Collections" means, with respect to any due period, the positive amount, if any, by which the sum of Dealer Finance Charge Collections and ITEC Finance Charges exceeds reimbursements of Advances during that due period.

        "Finance Charges" means, with respect to any due period, Dealer Finance Charges and ITEC Finance Charges for that due period.

        "financed vehicles" is defined on page 14.

        "Floating Allocation Percentage" is defined on page 38.

        "Fully Funded Date" means the date on which the amount on deposit in the Series Principal Account for an applicable series of investor certificates is sufficient to pay the Invested Amount of and interest on the investor certificates of that series and the satisfaction of any other conditions specified in the Series Supplement.

        "Global Securities" is defined on page 88.

        "ineligible dealer note" is defined on page 50.

        "Insurance Proceeds" means any amounts recovered by the servicer from any casualty insurance policies covering any dealer with respect to financed vehicles.

        "Interest Credit" is defined on page 20.

        "Interest Deposit Account" means the account which the trustee of the Dealer Note Trust has established pursuant to the Interest Deposit Agreement and maintained for the benefit of certificateholders.

        "Interest Deposit Agreement" is defined on page 19.

        "International" means International Truck & Engine Corporation.

        "International vehicles" is defined on page 14.

        "Invested Amount" means, with respect to a series or class of non-collateral certificates for any distribution date, the amount specified in the related Series Supplement, and with respect to the collateral certificate, the sum of the nominal liquidation amounts for all outstanding series of notes as of the end of the distribution date.

        "Investment Events" means, with respect to a series of investor certificates, the events specified in the applicable Series Supplement which start an Investment Period.

        "Investment Period" means, with respect to a series of investor certificates, the period during which the trustee of the Dealer Note Trust will set aside Principal Collections and other amounts allocable to that series for payment on its expected payment date or earlier, as specified in the related Series Supplement.

        "IRS" means the Internal Revenue Service.

        "Issuer" means Navistar Financial Dealer Note Master Owner Trust.

        "Issuer accounts" is defined on page 41.

        "ITEC Earned Interest" means, on any Calculation Day or ITEC Interest Transfer Date with respect to any dealer note that was a temporary non-interest bearing dealer note during the related due period or any portion thereof, an amount equal to the product of

  (1)
  the product of (a) the principal amount of such temporary non-interest bearing dealer note and (b) the interest rate on such dealer note billed by Navistar Financial during that due period and

  (2)
  the quotient of (a) a number equal to the number of days elapsed during the due period for which the dealer note is outstanding and is a temporary non-interest bearing dealer note and (b) the actual number of days in the related calendar year.

        "ITEC Finance Charges" means, with respect to any due period, the sum of:

  (1)
  the amount of Up-Front Interest Credit granted by International during that due period; and

  (2)
  the amount of Aggregate ITEC Earned Interest accrued during that due period.

        "ITEC Future Due Interest" means, with respect to any temporary non-interest bearing dealer note on any Calculation Day, an amount equal to the product of:

  (1)
  the product of (a) the principal amount of the temporary non-interest bearing dealer note and (b) the interest rate on such dealer note billed by Navistar Financial during that due period; and

  (2)
  the quotient of (a) a number equal to the number of days from and including the Calculation Day to, but not including, the date on which the obligor on that dealer note is requested to start paying interest and (b) the actual number of days in the related calendar year.

        "ITEC Interest Amount" equals the sum of:

  (1)
  the amount of the aggregate amount of interest credits ("Up-Front Interest Credit") granted to dealers by International during the current due period;

  (2)
  the amount of Aggregate ITEC Earned Interest on all temporary non-interest bearing dealer notes accrued during the current due period; and

  (3)
  the amount of the aggregate amount of ITEC Future Due Interest on all temporary non-interest bearing dealer notes as of such Calculation Day.

        "ITEC Interest Transfer Date" means for each due period, a business day no earlier than the second business day following the end of that due period but no later than the fifth business day following the end of that due period.

        "ITEC Payment Date" is defined on page 19.

        "legal final maturity date" means for any series or class of notes, that date specified as the legal final maturity for such series or class in such series' or class' Series Supplement.

        "Master Intercompany Agreement" is defined on page 19.

        "Master Revolving Credit Agreement" is defined on page 13.

        "Master Revolving Note" is defined on page 13.

        "Maximum Subordinated Amount" means, for any series of non-collateral certificates, the amount set forth in the Series Supplement for that series.

        "Minimum Seller's Invested Amount" with respect to any business day will equal the aggregate of the Minimum Series Seller's Invested Amount for each outstanding series of investor certificates, including the collateral certificate.

        "Minimum Series Seller's Invested Amount" for any series of non-collateral certificates will be the "Minimum Series Seller's Interest" as set forth in the Series Supplement for that series, and for the collateral certificate will equal the aggregate of the Required Seller's Invested Amount for each series of notes.

        "Navistar Financial" means Navistar Financial Corporation.

        "Navistar Group" means Navistar International Corporation, International, Navistar Financial, the Seller and any other direct or indirect subsidiaries of Navistar International Corporation.

        "NFSC Certificate" is defined on page 60.

        "nominal liquidation amount" is defined on page 24.

        "non-collateral certificates" means the investor certificates other than the collateral certificate.

        "noteholder" is defined on page 31.

        "Noteholder Allocated Dealer Note Losses" is defined on page 38.

        "Noteholder Available Interest Amounts" is defined on page 38.

        "Noteholder Available Principal Amounts" is defined on page 38.

        "Noteholder Floating Allocation Percentage" is defined on page 38.

        "Noteholder Principal Allocation Percentage" is defined on page 38.

        "OEM Note" means any dealer note financing an OEM vehicle.

        "OEM Supplier" means any person who sells OEM vehicles to a dealer and who has entered into an agreement for the benefit of Navistar Financial to repurchase new vehicle inventory from Navistar Financial upon Navistar Financial's foreclosure upon that inventory owned by that dealer (subject to those customary conditions and limitations as are acceptable to Navistar Financial).

        "OEM vehicles" is defined on page 14.

        "OID" means original issue discount.

        "outstanding principal amount" is defined on page 24.

        "Participants" means participating organizations in the DTC.

        "Parties in Interest" is defined on page 74.

        "paying agent" is defined on page 29.

        "payment date" is defined on page 52.

        "Plan Assets Regulation" is defined on page 75.

        "Plans" is defined on page 74.

        "Principal Allocation Percentage" is defined on page 39.

        "Principal Collections" means, with respect to any business day the sum of:

  (1)
  Dealer Note Collections for such business day;

  (2)
  amounts deposited by the Seller on such business day in respect of ineligible dealer notes as described in "—Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certificateholders' Interest;"

  (3)
  upon the maturity of Eligible Investments, the proceeds of the Eligible Investments in the Excess Funding Account; and

  (4)
  amounts withdrawn from any principal funding account, other than investment earnings.

        "PTP" means a publicly traded partnership.

        "PTP Regulation" is defined on page 73.

        "purchase agreement" means the purchase agreement dated as of June 8, 1995, as amended from time to time, between Navistar Financial and the Seller.

        "rating agencies" means, with respect to any outstanding series of investor certificates or notes, any nationally recognized statistical rating organization then maintaining a rating of that series at the request of the Seller.

        "Rating Agency Condition" means, with respect to any proposed action and any outstanding series, that the rating agencies have been informed of the proposed action and have notified the Seller and the trustee of the Dealer Note Trust that such action will not result in a reduction or withdrawal of their then existing rating of that series.

        "Required Excess Seller Interest Percentage" shall be set forth in the Series Supplement for the related series of non-collateral certificates.

        "Required Seller's Invested Amount" for any series of notes will be specified in the prospectus supplement for that series.

        "retail special price allowance" is defined on page 20.

        "SEC" is defined on page 76.

        "Seller" is defined on page 4.

        "Seller's Certificates" is defined on page 60.

        "Seller's Invested Amount" with respect to any business day will equal the aggregate principal amount of dealer notes plus the aggregate amount of funds in the Excess Funding Account, plus the aggregate amount of funds in all series principal accounts (and funds being held for deposit in those accounts), including the Series Principal Accounts (but not including the principal funding accounts for each series of notes), each as of such day, minus the Trust Invested Amount on such day (or as of the distribution date on or immediately preceding that business day).

        "Seller's Interest" is defined on page 35.

        "Series Accounts" means the Distribution Account, the Series Principal Account and the other accounts, if any, specified in the related Series Supplement.

        "Series Allocable Dealer Note Losses" is defined on page 36.

        "Series Allocable Finance Charge Collections" is defined on page 36.

        "Series Allocable Principal Collections" is defined on page 37.

        "Series Allocable Servicing Fee" is defined on page 53.

        "Series Allocation Percentage" is defined on page 36.

        "Series Fixed Allocation Percentage" is defined on page 40.

        "Series Issuance Date" is defined on page 61.

        "Series Principal Account" means a designated trust account.

        "Series Principal Collections" for any series shall be specified in the related Series Supplement.

        "Series Supplement" means a supplement to the pooling and servicing agreement that provides for the issuance of a series of investor certificates.

        "Series Termination Date" with respect to any series of investor certificates shall be set forth in the related Series Supplement.

        "Series Variable Allocation Percentage" is defined on page 39.

        "servicer" is defined on page 1.

        "Servicer Termination Event" is defined on page 54.

        "Servicing Fee" is defined on page 53.

        "Short-Term Note" is defined on page 69.

        "sold orders" is defined on page 17.

        "Special Servicer Agent" means initially the trustee of the Dealer Note Trust and thereafter an agent selected by the servicer.

        "stated principal amount" is defined on page 24.

        "Subordinated Percentage" with respect to any series of non-collateral certificates will be set forth in the related Series Supplement.

        "Supplemental Certificate" is defined on page 60.

        "Tax Counsel" is defined on page 68.

        "Tax Opinion" is defined on page 62.

        "temporary non-interest bearing dealer notes" is defined on page 19.

        "Termination Date" is defined on page 57.

        "Terms and Conditions" is defined on page 32.

        "transfer date" means the business day immediately preceding each distribution date.

        "Trust Adjusted Investment Amount" is equal to the sum of the Adjusted Invested Amounts for all outstanding series of investor certificates.

        "Trust Invested Amount" is equal to the sum of the Invested Amounts for all outstanding series of investor certificates.

        "Uncollectible Finance Charges" means, with respect to any due period, the amount of Dealer Finance Charges that the servicer, on or before the related determination date, determines in its sole discretion will be uncollectible.

        "Unpaid Dealer Finance Charges" means, with respect to any due period, the amount of Dealer Finance Charges that are not collected by the servicer by the related transfer date.

        "Up-Front Interest Credit" is defined in the glossary under "ITEC Interest Amount."

        "Wholesale Note and Inventory Statement" is defined on page 17.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT
AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered notes (the "Global Securities") to be issued in series from time to time will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Banking or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

        Secondary market trading between investors holding Global Securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-marketing trading between Clearstream Banking or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Banking and Euroclear, in that capacity, and as participants in DTC.

        Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of DTC.

        Investors electing to hold their Global Securities through DTC (other than through accounts at Clearstream Banking or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds for value on the settlement date. Global Securities will be credited to the securities custody accounts on the settlement date against payment in registered form.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC participants.    Secondary market trading between DTC participants, other than through the depositaries for Clearstream Banking and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations.

        Trading between Clearstream Banking and/or participants.    Secondary market trading between Clearstream Banking customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Clearstream Banking customer or Euroclear purchaser.    When Global Securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream Banking and Euroclear—to the account of a Clearstream Banking customer or a Euroclear participant, the purchaser must send instructions to Clearstream Banking prior to 12:30 p.m. on the settlement date. Clearstream Banking or Euroclear, as the case may be, will instruct the respective depositary to receive the Global Securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to Clearstream Banking customer's or Euroclear participant's account. Credit for the Global Securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream Banking customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking customers or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Banking customer's or Euroclear participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream Banking customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

        Trading between Clearstream Banking or Euroclear seller and DTC purchaser.    Due to time zone differences in their favor, Clearstream Banking customers and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream Banking before 12:30 p.m. on the settlement date. In these cases, Clearstream Banking or Euroclear will instruct the respective European depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream Banking customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream Banking customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through Clearstream Banking, Euroclear or through DTC—if the holder has an address outside the U.S.—will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See "Material Federal Income Tax Matters" in this prospectus.

SUBJECT TO COMPLETION, DATED MAY 5, 2004

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus supplement is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Prospectus Supplement to Prospectus dated                        , 200

Navistar Financial Dealer Note Master Owner Trust

Issuer

$    ,000,000 Class A Floating Rate Dealer Note Asset Backed Notes, Series 200  -

$    ,000,000 Class B Floating Rate Dealer Note Asset Backed Notes, Series 200  -

Navistar Financial Securities Corporation

Seller

Navistar Financial Corporation

Servicer

Before you purchase any of the notes, you should consider carefully the risk factors beginning on page S-5 in this prospectus supplement and page 4 in the prospectus.

The sole source of payments of the notes is the assets of the Issuer. The notes are not interests in, obligations of or insured or guaranteed by Navistar Financial Corporation, Navistar Financial Securities Corporation, Navistar Financial Dealer Note Master Trust or any other person or entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The Issuer will issue the following classes of notes:

Series 200 - Notes
	Class A	Class B
Initial Outstanding Principal Amount
Interest Rate
Payment Dates
First Payment Date
Expected Principal Payment Date
Legal Final Maturity Date
Price to Public
Underwriting Discount
Proceeds to Seller

Before deducting expenses payable by the Seller, which are estimated to be $                  . Total price to public is $                  , total underwriting discount is $                  , and total proceeds to the Seller are $                  .

Credit Enhancement

  •
  Overcollateralization in the amount described elsewhere in this prospectus supplement.
  •
  A Spread Account, with an initial balance of $            .

  •
  The Class B notes are subordinated to the Class A notes. Subordination of the Class B notes provides additional credit enhancement for the Class A notes.

        We expect that delivery of the Series 200-    -    Notes will be made, in book-entry form only, through the facilities of The Depository Trust Company, Clearstream Banking, Société Anonyme or the Euroclear System on or about                        , 200  .

        Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is                        , 200  .

TABLE OF CONTENTS	i
WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS	ii
SUMMARY	S-1
The Parties	S-1
Trust Property	S-1
Claims on the Issuer and the Dealer Note Trust	S-1
Terms of the Series 200 - Notes	S-2
Credit Enhancement	S-3
Servicing Fees	S-4
Tax Status	S-4
ERISA Considerations	S-4
Ratings	S-4
Risk Factors	S-4
Mailing Address and Telephone Number of Principal Executive Offices	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-8
THE DEALER NOTES	S-8
General	S-8
Fluctuation in Size of Wholesale Portfolio	S-8
Monthly Payment Rates	S-9
Aging Experience	S-10
Delinquencies	S-10
Loss Experience	S-11
Geographic Distribution	S-12
SERIES PROVISIONS	S-12
Overview	S-12
ALLOCATION OF FUNDS FROM THE DEALER NOTE TRUST TO THE SERIES 200 - NOTES	S-14
Allocation of Finance Charge Collections, Principal Collections and Dealer Note Losses to the Collateral Certificate	S-14
Excess Finance Charge Collections and Excess Principal Collections	S-14
Allocation between Seller's Interest and the Interest of the Noteholders in the Collateral Certificate	S-15
Allocation between the Series 200 - Notes and other Series of Notes	S-16
Calculation of Available Amounts	S-17
Nominal Liquidation Amounts, Overcollateralization Amount, Collateral Amount, Required Seller's Invested Amount and Spread Account	S-19
Reductions and Reinstatements	S-20
Payment on the Series 200 - Notes	S-21
Series 200 - Noteholders' Portion of Servicing Fee	S-25
OTHER SERIES OF NOTES	S-26
OTHER SERIES OF INVESTOR CERTIFICATES ISSUED BY THE DEALER NOTE TRUST	S-26
PLAN OF DISTRIBUTION	S-27
ERISA CONSIDERATIONS	S-28
LEGAL MATTERS	S-29
GLOSSARY	S-30

i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE PROSPECTUS

        We provide information to you about the notes in two separate documents that provide varying levels of detail:

  (1)
  the prospectus, which provides general information, some of which may not apply to your series of notes; and

  (2)
  this prospectus supplement, which provides information regarding the receivables held by the Dealer Note Trust and specifies the terms of your series of notes.

        You should rely only on the information provided in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. You should not assume that the information in the prospectus and this prospectus supplement is accurate on any date other than the dates stated on their respective covers.

        If the terms of your series of notes vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

        We are not offering the notes in any state where the offer is not permitted.

        Capitalized terms used in this prospectus supplement are defined either in this prospectus supplement or in the prospectus. You can find definitions of frequently used terms and a listing of pages where terms are defined under the caption "Glossary" which appears at the end of this prospectus supplement and the prospectus.

ii

SUMMARY

        This summary highlights selected information from this prospectus supplement and provides an overview to aid in your understanding of the Series 200    -    Notes. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the Series 200    -    Notes, carefully read this entire prospectus supplement and the accompanying prospectus.

The Parties

Issuer

        Navistar Financial Dealer Note Master Owner Trust, a Delaware statutory trust formed by the Seller and the Owner Trustee, will issue the notes and is the holder of an investor certificate, the collateral certificate, issued by the Dealer Note Trust.

Seller

        Navistar Financial Securities Corporation, a wholly-owned, special purpose subsidiary of Navistar Financial Corporation, which buys dealer notes from Navistar Financial Corporation and transfers those dealer notes to the Dealer Note Trust.

Servicer

        Navistar Financial Corporation, a wholly-owned subsidiary of International Truck and Engine Corporation.

Indenture Trustee

        [                        ].

Owner Trustee

        [                        ].

Dealer Note Trust

        Navistar Financial Dealer Note Master Trust, an Illinois common law trust, which holds the dealer notes and issued the collateral certificate held by the Issuer.

Dealer Note Trust Trustee

        The Bank of New York.

Trust Property

        The primary assets of the Issuer and the sole source of funds for the payment of principal of and interest on the notes is the collateral certificate, an investor certificate issued by the Dealer Note Trust, and amounts in specified accounts of the Issuer. The collateral certificate represents an undivided beneficial interest in the Dealer Note Trust and the right to receive distributions of finance charge and principal collections on the dealer notes and other assets of the Dealer Note Trust allocated to the collateral certificate. Only the portion of distributions on the collateral certificate allocated to Series 200    -    noteholders will be available to make payments on the Series 200    -    notes. The holders of the Series 200    -    notes will not have any recourse to any other assets of the Issuer or any other person for payments on the Series 200    -     notes. The Series 200    -    notes are not interests in, obligations of, or insured or guaranteed by, Navistar Financial Corporation, Navistar Financial Securities Corporation, the Dealer Note Trust or any other person or entity.

        The primary assets of the Dealer Note Trust consist of a revolving pool of dealer notes arising under floor plan financing agreements between Navistar Financial Corporation and retail dealers to finance their inventories of new and used trucks, truck bodies, buses and trailers. The Seller purchases the dealer notes from Navistar Financial Corporation under a receivables purchase agreement and transfers those dealer notes to the Dealer Note Trust.

Claims on the Issuer and the Dealer Note Trust

Outstanding Series of Notes

        The Series 200    -    notes are the first series of notes issued by the Issuer. The Issuer may issue other series of notes from time to time in the future. Noteholders will not have the right to consent to the issuance of future series of notes. Each series of notes will have a claim on distributions from the collateral certificate.

Outstanding Series of Investor Certificates

        The collateral certificate held by the Issuer is the sixth series of investor certificates issued by the Dealer Note Trust. Each series of investor certificates represents an undivided beneficial interest in the Dealer Note Trust and the right to receive distributions of finance charge and principal collections on the dealer notes and other assets of the Dealer Note Trust. A summary of the outstanding series of investor certificates is provided in this prospectus supplement under "Other Series of Investor Certificates issued by the Dealer Note Trust." Noteholders will not have the right to consent to the issuance of future series of investor certificates.

The Seller's Interest

        The Seller also owns the interest in the portion of the dealer notes and the other assets of the Dealer Note Trust that do not secure the investor certificates, including the collateral certificate. The Seller's interest does not provide credit enhancement for Series 200    -    notes.

Terms of the Series 200    -    Notes

Closing Date

                                , 200

Series Cut-Off Date

                                , 200

Payment Dates

        Payments on the Series 200    -    notes generally will be made monthly on the 25th day of each month, starting                        , 200  . If the 25th day is not a business day, the payments will be made on the next business day.

Interest Payments

        The interest rate for each class of notes is specified on the front cover of this prospectus supplement.

        Interest on the Series 200    -    notes will be calculated on the basis of the actual number of days in the applicable interest period divided by 360.

        The payment of interest on the Class B notes is subordinate to the payment of interest on the Class A notes to the extent described in this prospectus supplement. In general, no interest will be paid on the Class B notes on any payment date unless all interest due and payable on the Class A notes has been paid.

Principal Payments

        The outstanding principal amount of the Class A notes and of the Class B notes is expected to be paid on        , 200    . However, special circumstances could cause principal to be paid earlier or later or in reduced amounts. See "Risk Factors" in this prospectus supplement and the prospectus.

        If not previously paid, the outstanding principal amount of the Class A notes and Class B notes will be payable in full on their Legal Final Maturity Date, which is                         , 200  .

        The payment of principal to the Class B notes is subordinate to payment of principal to the Class A notes to the extent described in this prospectus supplement. In general, no principal will be paid to the Class B notes until all principal due and payable to the Class A notes has been paid in full.

Revolving Period

        The Series 200    -    notes will have a revolving period that will begin at the close of business on the closing date and end when the accumulation period or an early redemption period for the Series 200    -    notes begins. No principal payments will be made to the Series 200    -    notes during the revolving period. Instead, the Series 200    -    share of available principal amounts will be used to make payments of interest to the Series 200    -    notes, payments of principal to other series of notes, payments of principal to other series of investor certificates, deposits into one or more accounts to maintain the level of assets providing collateral for the notes or released to the Seller as holder of the residual interest in the Dealer Note Trust.

Accumulation Period

        The Series 200    -    notes will have an accumulation period, unless an early redemption period begins before the start of the accumulation period. The accumulation period will be a period of one to nine months. The length of the accumulation period will be determined by the servicer as described in this prospectus supplement. No principal payments will be made on the Series 200    -    notes during the accumulation period. During the accumulation period, all or a portion of the Series 200    -    share of available principal amounts will be set aside in an account of the Issuer to make principal payments on the Series 200    -    notes on the expected principal payment date. Any remaining portion of the Series 200    -    share of available principal amounts not set aside will be used to make payments of interest on the Series 200    -    notes, payments of principal on other series of notes, payments of principal on other series of investor certificates, deposits into one or more accounts to maintain the level of assets providing collateral for the Notes or released to the Seller as holder of the residual interest in the Dealer Note Trust.

Early Redemption Period

        The Series 200    -    notes may have an early redemption period if an early redemption event occurs and is not cured. See "The Notes—Redemption and Early Redemption of Notes" in the prospectus and "Allocation of Funds from the Dealer Note Trust to the Series 200    -    Notes" in this prospectus supplement for a description of the events that might cause an early redemption period to begin. During an early redemption period, the Series 200    -    share of available principal amounts will be used to make payments of principal on the Series 200    -    notes to the extent available for that purpose.

Credit Enhancement

Spread Account

        On the closing date, an amount of cash or eligible investments equal to $            will be deposited into a spread account.

        Subject to the availability of funds, the amount in the spread account will be adjusted to a specified amount on each distribution date. Amounts in the spread account on any distribution date in excess of the specified amount for that distribution date will be paid to the Seller.

        The trustee will withdraw funds from the spread account on the day preceding each payment date to the extent that the funds of the trust otherwise available to pay interest on the Series 200    -    notes (after payment of the servicing fees) are less than amount of interest payable on the Series 200    -    notes. In addition, during an early redemption period, spread account funds can be used to cover principal shortfalls related to dealer note charge-offs.

Overcollateralization

        On the Series 200    -    cut-off date, a portion of the collateral certificate allocable to the Series 200    -    notes will exceed the outstanding principal amount of the Series 200    -    notes. The amount of that excess is the Series 200    -    Overcollateralization Amount. This overcollateralization amount is intended to protect the Series 200    -    noteholders from the effect of charge-offs of defaulted dealer notes in the Dealer Note Trust that are allocated to Series 200    -    and any use of Series 200    -    share of available principal amounts to pay interest on the Series 200    -    notes and to restore the spread account to its required amount. The Series 200    -    Overcollateralization Amount is subject to reduction and reinstatement as described in this prospectus supplement.

Subordination of Class B Notes

        The Class B notes are subordinated to the Class A notes to the extent described in this prospectus supplement.

Servicing Fees

        Navistar Financial Corporation will service the dealer notes held by the Dealer Note Trust. The Dealer Note Trust will pay the servicer a monthly Servicing Fee of one-twelfth of 1% of the principal balance of the dealer notes as compensation for servicing the dealer notes. A portion of this fee will be paid out of amounts allocated to the Series 200    -    notes. The servicer also will be entitled to retain any late fees, prepayment charges and other similar fees and charges collected during the prior month.

Tax Status

        Kirkland & Ellis LLP, special tax counsel, is of the opinion that for federal income tax purposes, the Series 200    -    notes will be characterized as indebtedness and the Issuer will not be characterized as an association or publicly traded partnership taxable as a corporation.

        By accepting a note, you will agree to treat the Series 200    -    notes as indebtedness for federal, state and local income and franchise tax purposes.

        See "Material Federal Income Tax Matters" and "State Tax Matters" in the prospectus concerning the application of federal, state and local tax laws.

ERISA Considerations

        Subject to the limitations discussed under "ERISA Considerations" in this prospectus supplement, the notes are available for investment by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974. See "ERISA Considerations" in the prospectus and this prospectus supplement for a description of the limitations on purchases of the notes by employee benefit plans. We suggest that an employee benefit plan and any other retirement plan or arrangement, and any entity deemed to hold "plan assets" of any employee benefit plan or other plan, consult with its counsel before purchasing the notes.

Ratings

        The notes will be issued only if:

  •
  the Class A notes are rated in the highest rating category for long-term debt obligations by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.; and

  •
  the Class B notes are rated "    " by Moody's Investors Service, Inc. and "    " by Standard & Poor's Ratings Services.

        If circumstances change, a rating agency may change its rating of a class of notes. If a rating agency lowers its rating of a class of notes, no one is obligated to provide additional credit enhancement or to restore the original rating.

Risk Factors

        An investment in the Series 200    -    notes involves risks. See "Risk Factors" in this prospectus supplement and the prospectus for a description of these risks.

Mailing Address and Telephone Number of Principal Executive Offices

        The mailing address of Navistar Financial Corporation is 2850 West Golf Road, Rolling Meadows, Illinois, 60008, telephone (847) 734-4000. The mailing address of Navistar Financial Securities Corporation is 2850 West Golf Road, Rolling Meadows, Illinois, 60008, telephone (847) 734-4000. The principal office of the Issuer is [                        ].

RISK FACTORS

        In addition to the risk factors on page 4 of the prospectus, you should consider the following risk factors in deciding whether to purchase the Series 200    -    notes.

The source of funds for payments on the notes is limited	The sole source of payment of principal of or interest on the Series 200 - notes will be the portion of the distributions by the Dealer Note Trust to the collateral certificate allocated to Series 200 - and the funds in specified accounts of the Issuer. As a result, you must rely only on those distributions and funds for payment of the principal of and interest on the Series 200 - notes. You will not have recourse to any other assets of the Issuer or any other person for payment of your notes. See "Allocation of Funds from the Dealer Note Trust to the Series 200 - Notes" in this prospectus supplement. If the interest rates charged on the dealer notes decline, the Series 200 - share of available finance charge amounts might be reduced at a time when the interest rate on the Series 200 - notes is not declining. This situation could result in the use of the Series 200 - share of available principal amounts to pay interest on the Series 200 - notes. If the overcollateralization amount is not sufficient to mitigate the effect of such a change in rates, this could result in delayed or reduced principal and interest payments to you.

Also, following a sale of dealer notes due to the insolvency of Navistar Financial or International Truck and Engine Corporation, as described in "Description of the Investor Certificates Issued by the Dealer Note Trust" in the prospectus, only the proceeds of that sale allocable to the Series 200 - notes will be available to make payments on the Series 200 - notes. If the amount of those proceeds is not enough, you will incur a loss on your notes.

The Series 200 - share of available principal amounts may be reallocated to pay interest on the Series 200 - notes to the extent that the Series 200 - share of available finance charge amounts are insufficient to make such interest payments and to restore the amount on deposit in the Spread Account to the Spread Account Required Amount. Also, losses on defaulted dealer notes in the Dealer Note Trust allocated to Series 200 - are generally first applied against the Series 200 - Overcollateralization Amount and, if the Series 200 - Overcollateralization Amount has been reduced to zero, then applied to the Series 200 - Nominal Liquidation Amount. If these reallocations and charge-offs that are allocated to the Series 200 - Nominal Liquidation Amount are not reimbursed from available excess funds in future periods, the outstanding principal amount of the Series 200 - notes will not be repaid in full. See "The Notes—Stated Principal Amount, Outstanding Principal Amount and Nominal Liquidation Amount of Notes—Nominal Liquidation Amount" in the prospectus and "Series Provisions" in this prospectus supplement.

Payment of your series' outstanding principal amount on the Expected Principal Payment Date may depend on the performance of other series
The shorter the accumulation period for the Series 200 - notes, the greater the chance that payment in full of the Series 200 - notes on the Expected Principal Payment Date will depend on principal amounts initially allocated to another series of notes or investor principal collections initially allocated to investor certificates being available to make principal payments on the Series 200 - notes.

A series of notes from which allocated principal amounts were expected to be available to make payments on the Series 200 - notes may enter an early redemption period or a series of investor certificates from which investor principal collections were expected to be available to make payments on the Series 200 - notes may enter an early amortization period after the beginning of the accumulation period for the Series 200 - notes. If that were to occur, all or a portion of principal amounts allocable to that series may not be available to pay principal of the Series 200 - notes. As a result, the final payment of principal of the Series 200 - notes may be later than the Expected Principal Payment Date. On written request, the Seller will give Series 200 - noteholders disclosure documents relating to any other outstanding series of notes or investor certificates that were offered to the public. Those documents describe the events which could result in the start of an early redemption period for those series.

See "Sources of Funds to Pay the Notes" in the prospectus and "Allocation of Funds from the Dealer Note Trust to the Series 200 - Notes" in this prospectus supplement for more information about the timing of payments on the Series 200 - notes.
Changes in the relationship between LIBOR and the prime rate may adversely affect the Dealer Note Trust
The interest rate on dealer notes is presently based on the prime rate, while the interest rate payable on the Series 200 - notes will be based on one-month LIBOR. The prime rate, which is an "administered rate," tends to lag behind one-month LIBOR, which is a "market rate." Therefore, the spread between the prime rate and LIBOR could narrow or disappear during periods of rising interest rates. If this spread narrows or disappears, sufficient finance charges collections may not be generated to make required payments of interest on the notes.

During the past ten years, the prime rate has exceeded one-month LIBOR at all times. However, we cannot assure you that the prime rate will continue to exceed LIBOR in the future. In addition, the approximate five week lag between the date on which the interest rate on dealer notes is established by Navistar Financial and the date on which the interest rates on the notes are reset each month could create a distortion during periods of rapidly rising or volatile interest rates. This could occur even though the relative prime rate-LIBOR relationship remained constant during that period.
If all sources of credit enhancement were exhausted, you could experience delays or reductions in payments on your notes.

Limited Ability to Resell Notes
The underwriter for the Series 200 - notes may assist in the resale of those notes, but is not required to do so. A trading market for the notes may not develop. If a trading market does develop for the notes, it might not be sufficiently liquid to allow you to resell any of your notes.

USE OF PROCEEDS

        All or a portion of the net proceeds of the sale of the Series 200    -    notes may be used to [                        ]. The remaining net proceeds of the sale of the Series 200    -    notes will be used for the purposes described in "Use of Proceeds" in the prospectus.

THE DEALER NOTES

General

        Dealer notes that are conveyed to the Dealer Note Trust consist of all wholesale notes issued by dealers that are identified by the servicer as meeting the eligibility criteria for dealer notes transferred to the Dealer Note Trust. In order to be eligible, each dealer note must be issued pursuant to Navistar Financial's credit guidelines and meet other criteria provided in the purchase agreement. See "Description of the Pooling and Servicing Agreement—Eligible Dealer Notes" and "—Certain Representations and Warranties; Ineligible Dealer Notes; Purchase of Certifcateholders' Interest" in the prospectus. The aggregate principal amount of eligible dealer notes as of                        , 200    , was $            .

        The following tables provide general statistics regarding the total portfolio of wholesale notes serviced by Navistar Financial for the periods ended on the dates specified. The total portfolio includes dealer notes in addition to the dealer notes in the Dealer Note Trust. We call this portfolio the "Wholesale Portfolio." Fluctuations in the size of the Wholesale Portfolio generally follow cycles in the overall business environment and, we believe, are particularly sensitive to the industrial sector, which generates a significant portion of freight tonnage hauled. Truck demand and Wholesale Portfolio performance also depend on general economic conditions, interest rates and fuel costs. The performance of the dealer notes, as measured by fluctuations in outstanding principal amount balances, payment rates, delinquencies and net losses, generally follows the business cycle. We believe the dealer notes are particularly sensitive to the economic performance of the industrial sector, which accounts for a significant portion of freight tonnage hauled, and is thus a general indicator of truck demand. Both truck demand and dealer note performance are dependent upon other general economic indicators such as interest rates and fuel costs.

        As of                        , 200  , the dealer notes held in the Dealer Note Trust represented approximately [    ]% of the Wholesale Portfolio. However, we cannot assure you that the dealer notes which are held in the Dealer Note Trust will continue to constitute such a significant portion of the Wholesale Portfolio. We cannot assure you that the experience of the dealer notes in the future will be similar to the historical experience described in the tables below.

Fluctuation in Size of Wholesale Portfolio

        The outstanding principal amount and liquidation history of the Wholesale Portfolio has varied historically according to seasonality, competitive conditions and business cycles in the truck manufacturing industry and other factors. The following table provides the outstanding principal amount and liquidation history with respect to Navistar Financial's month-end balances outstanding and one-month liquidations of dealer notes in the Wholesale Portfolio as well as highest, lowest and average principal amounts outstanding based on month-end balances during the fiscal years indicated:

Outstanding Principal Amount of the Wholesale Portfolio
(Dollars in Millions)

	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	July	Aug	Sep	Oct	Average	Highest	Lowest
Fiscal Year 2004
Balances	858	821	889										857	889	821
Liquidations	247	291	255										264	291	247
Fiscal Year 2003
Balances	$802	$809	$832	$858	$895	$910	$949	$963	$907	$833	$840	$861	$869	$963	$802
Liquidations	250	232	246	186	195	276	225	250	313	349	302	326	263	349	186
Fiscal Year 2002
Balances	776	717	750	$767	$764	$745	$757	$777	$715	$729	$777	$839	764	839	715
Liquidations	222	218	211	187	240	257	250	211	281	299	264	293	245	299	187
Fiscal Year 2001
Balances	1,070	998	991	1,010	1,088	1,086	1,007	962	844	767	744	817	962	1,088	744
Liquidations	263	230	267	214	243	260	286	257	287	307	230	256	262	307	214
Fiscal Year 2000
Balances	1,259	1,215	1,267	1,339	1,341	1,344	1,365	1,361	1,223	1,175	1,129	1,115	1,258	1,365	1,115
Liquidations	345	405	312	324	386	354	369	380	354	382	307	311	352	405	307
Fiscal Year 1999
Balances	1,125	1,092	1,100	1,146	1,116	1,150	1,170	1,138	1,036	1,034	1,051	1,226	1,109	1,226	1,034
Liquidations	281	349	304	293	358	356	333	356	331	325	374	343	334	374	281

        "Average" represents a fraction the numerator of which is the sum of the month end balances or monthly liquidations during the period being calculated plus the month end balance or monthly liquidations for the month preceding the period being calculated and the denominator of which is the number of months in the period being calculated plus one.

        Declines in the principal amount of dealer notes outstanding due to seasonality, cyclicality, competitive conditions or other factors may cause principal collections to be invested in Eligible Investments rather than to be used for acquisitions or assignments of dealer notes. See "Description of the Pooling and Servicing Agreement" in the prospectus.

Monthly Payment Rates

        The following table describes the highest and lowest monthly payment rates for the Wholesale Portfolio in the periods shown and the average of the monthly payment rates for all months during the periods shown. In each case, these figures are calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the specified period and the denominator of which is the aggregate ending principal balance of the Wholesale Portfolio for that period.

Historical Monthly Payment Rates

	Three Months Ended January 31		Fiscal Year Ended October 31
	2004	2003	2003	2002	2001	2000	1999
Highest Month	35.4%	31.1%	41.9%	41.0%	40.0%	33.3%	35.6%
Lowest Month	28.7	28.6	21.7	24.4	21.2	24.2	25.0
Average for the Months in the Period	30.8	29.8	30.3	32.2	27.8	28.0	29.9

Aging Experience

        The following table provides the age distribution of the Wholesale Portfolio by principal amount outstanding as of the dates indicated:

Age Distribution of the Wholesale Portfolio

	As of January 31		As of October 31
	2004	2003	2003	2002	2001	2000	1999
Days
1-180	87%	85%	85%	87%	74%	77%	85%
181-360	9	10	11	7	13	18	11
Over 360	4	5	4	6	13	5	4
Total	100%	100%	100%	100%	100%	100%	100%

Delinquencies

        The following table presents the aggregate amount of delinquent principal payments—those payments past due over 30 days—for the Wholesale Portfolio as a percentage of the total principal amount outstanding as of the dates indicated:

Delinquencies as a Percentage of the Wholesale Portfolio
(Dollars in Millions)

	As of January 31		As of October 31
	2004	2003	2003	2002	2001	2000	1999
Total Principal Amount of Dealer Notes Outstanding	$889.0	$831.5	$860.7	$839.2	$817.4	$1,114.5	$1,225.5
Aggregate Amount of Delinquent Principal Payments on Dealer Notes (Past Due Over 30 Days)	1.6	3.8	2.4	4.5	7.1	12.4	1.3
Delinquency Percentage	0.18%	0.46%	0.28%	0.53%	0.87%	1.11%	0.11%

Loss Experience

        The following table provides the loss experience on the Wholesale Portfolio for the periods indicated:

Loss Experience for the Wholesale Portfolio
(Dollars in Millions)

	Three Months Ended January 31				Fiscal Year Ended October 31
	2004		2003		2003		2002		2001		2000		1999
Average Dealer Note Principal Balance	$857.3		$808.0		$868.9		$746.3		$971.8		$1,269.3		$1,111.2
Liquidations of Dealer Notes	792.8		727.6		3,147.5		2,933.5		3,100.3		4,230.3		4,002.6
Net Dealer Note Losses (Recoveries)	0.00		0.06		0.10		(0.10)		0.60		0.00		(0.20)
Annualized Net Losses (Recoveries)/Average Dealer Notes Principal Balance	0.00%		0.03%		0.01%		(0.01%)		0.06%		0.00%		(0.02%)
Net Losses (Recoveries)/Liquidations	0.00%		0.01%		0.00%		0.00%		0.02%		0.00%		0.00%
Annualized Turnover	3.70	x	3.60	x	3.62	x	3.93	x	3.19	x	3.33	x	3.60	x
Average Maturity (Days in Year/Annualized Turnover)	98.6		101.3		100.8		92.9		114.4		109.6		101.3

        The "Average Dealer Note Principal Balance" is calculated as the fiscal year-to-date average of the daily outstanding Dealer Note Principal Balance.

        "Annualized Turnover" is "Liquidations of Dealer Notes" divided by "Average Dealer Note Principal Balance".

        Losses occur on wholesale notes when a dealer has been terminated under circumstances in which the dealer has sold one or more financed vehicles to a retail customer and has failed to remit the appropriate proceeds of that sale to Navistar Financial. Losses also occur when used trucks financed at wholesale and repossessed by Navistar Financial from a terminated dealer cannot be sold for the balance due on the underlying wholesale note. By contrast, losses generally have not occurred when new trucks financed by Navistar Financial are repossessed from terminated dealers because these new trucks are repurchased by the manufacturer, International or by an OEM Supplier for an amount equal to the remaining principal balance on the underlying wholesale note. Navistar Financial recognizes losses on wholesale notes at the time it deems these wholesale notes to be uncollectible. This is generally at the time Navistar Financial has exhausted all remedies other than those using the court system.

        The characteristics of the dealer notes held by the Dealer Note Trust have not been and are not expected to be significantly different from the characteristics of the Wholesale Portfolio at any given time, except to the extent that the eligibility requirements in the pooling and servicing agreement for dealer notes serve to screen out specified types of wholesale notes at their inception. For example, wholesale notes from dealers who are on cash on delivery terms or who are insolvent are ineligible, although dealer notes which have been or are transferred to the Dealer Note Trust will not become ineligible if the dealer is later put on cash on delivery status or later becomes insolvent. We do not expect these differences to affect adversely the performance of the dealer notes held by the Dealer Note Trust in comparison to the Wholesale Portfolio at that time.

Geographic Distribution

        The following table provides the geographic distribution of the principal amount of the Wholesale Portfolio as of January 31, 2004:

Geographic Distribution of the Wholesale Portfolio
(Dollars in Millions)

State	Amount Outstanding	Percentage of Wholesale Portfolio
Texas	$88.6	9.97%
Florida	70.3	7.91
Illinois	66.2	7.45
Alabama	54.7	6.15
Pennsylvania	52.9	5.95
California	48.8	5.49
Ohio	48.4	5.44
Minnesota	38.0	4.27
Virginia	29.3	3.30
Georgia	29.3	3.30
New York	27.8	3.13
Tennessee	26.7	3.00
Michigan	23.3	2.62
Maryland	22.6	2.54
Wisconsin	21.8	2.45
Mississippi	18.9	2.13
Other	221.4	24.90

Total	$889.0	100.00%

        The row "Other" includes the remaining 31 states, each of which represents less than 2% of the Wholesale Portfolio.

SERIES PROVISIONS

Overview

        The collateral certificate will be issued by the Dealer Note Trust to the Issuer pursuant to a Series Supplement to the pooling and servicing agreement. The Issuer will pledge the collateral certificate to the indenture trustee under the indenture for the benefit of the holders of all series of notes, including the Series 200    -    notes. The indenture trustee will make available for inspection a copy of the pooling and servicing agreement and the series supplement for the collateral certificate, each without exhibits or schedules, on request. Also, we have filed forms of the pooling and servicing agreement, the series supplement and the indenture as exhibits to the registration statement. We will file a copy of the final documents with the SEC following the issuance of the notes. See the prospectus for additional information concerning the collateral certificate, the pooling and servicing agreement and the series supplement for the collateral certificate.

        The Series 200    -    notes will be issued under the indenture pursuant to the Series 200    -    indenture supplement. The indenture trustee will make available for inspection a copy of the indenture and the Series 200    -    indenture supplement, each without exhibits or schedules, on request. See the prospectus for additional information concerning the indenture, the indenture supplement and the notes.

        The Series 200    -    notes will consist of two classes of notes, the Class A notes and the Class B notes. The Series 200    -    notes will be available for purchase in minimum denominations of $1,000

and integral multiples of $1,000. Neither the indenture nor the Series 200    -    indenture supplement limits the amount of notes that may be issued. The terms of the Series 200    -    notes are as follows:

Series 200 - Notes
	Class A	Class B
Initial Outstanding Principal Amount
Interest Rate
Payment Dates
First Payment Date
Expected Principal Payment Date
Legal Final Maturity Date

  Series 200    -    Nominal Liquidation Amount

        The Series 200    -    Nominal Liquidation Amount is generally the outstanding principal amount of the Series 200    -    notes less the amounts on deposit in the Principal Funding Account. However, the Series 200    -    Nominal Liquidation Amount is subject to reduction and reinstatement as a result of losses on the Series 200    -    noteholders' share of dealer notes in the Dealer Note Trust, the use of principal collections to pay interest on the notes that are not covered by other sources of funds and the use of principal collections to restore the amount on deposit in the Spread Account to the Spread Account Required Amount. The aggregate amount of principal paid on the Series 200    -    notes will not exceed the nominal liquidation amount of the Series 200    -    notes. Consequently, you will incur a loss on your notes if the nominal liquidation amount of your class is reduced and not reinstated.

  Series 200    -    Overcollateralization Amount

        On the Series 200    -    cut-off date, a portion of the collateral certificate allocable to the Series 200    -    notes will exceed the outstanding principal amount of the Series 200    -    notes. The amount of that excess is the Series 200    -    Overcollateralization Amount. This overcollateralization amount is intended to protect the Series 200    -    noteholders from the effect of charge-offs of defaulted dealer notes in the Dealer Note Trust that are allocated to Series 200    -    and any use of the Series 200    -    share of available principal amounts to pay interest on the Series 200    -    notes and to restore the amount on deposit in the Spread Account to the Spread Account Required Amount.

  Series 200    -    Collateral Amount

        The Series 200    -    Collateral Amount equals the sum of the Series 200    -    Nominal Liquidation Amount and the Series 200    -    Overcollateralization Amount. The Series 200    -    Collateral Amount represents the amount of the assets of the Dealer Note Trust securing the Series 200    -    notes and determines the portion of distributions from the Dealer Note Trust allocable to the Series 200    -    notes. The Series 200    -    Collateral Amount decreases and increases as the Series 200    -     Nominal Liquidation Amount and the Series 200    -    Overcollateralization Amount are reduced and reinstated.

        The Series 200    -    Nominal Liquidation Amount, the Series 200    -    Overcollateralization Amount and the Series 200    -    Collateral Amount are subject to reduction and reinstatement as described in "Allocation of Funds from the Dealer Note Trust to the Series 200    -    Notes—Nominal Liquidation Amounts, Overcollateralization Amount, Collateral Amount and Required Seller's Invested Amount."

        The discussions under the headings "Series Provisions" and "Allocation of Funds from the Dealer Note Trust to the Series 200    -    Notes" in this prospectus supplement and under the headings "The Notes," "Sources of Funds to Pay the Notes" and "Description of the Indenture" in the prospectus summarize the material terms of the Series 200    -    notes, the indenture and the indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the Series 200    -    indenture supplement.

ALLOCATION OF FUNDS FROM THE DEALER NOTE TRUST TO THE SERIES 200    -    NOTES

        The sole sources of funds for the payment of principal of and interest on the Series 200    -    notes are distributions to the collateral certificate of finance charge and principal collections on the dealer notes in the Dealer Note Trust allocated to the Series 200    -    notes and funds in the Series 200    -    Accounts. If those amounts are not sufficient to pay the principal of or interest on the Series 200    -    notes, Series 200    -    noteholders will have no recourse to any other assets of the Issuer or any other person or entity for the payment of those amounts. See "The Seller, the Dealer Note Trust and the Issuer—The Dealer Note Trust" in the prospectus for a description of the assets of the Dealer Note Trust.

Allocation of Finance Charge Collections, Principal Collections and Dealer Note Losses to the Collateral Certificate

        Allocations of Series Allocable Finance Charge Collections and Series Allocable Dealer Note Losses with respect to the dealer notes in the Dealer Note Trust with respect to any due period are made on each transfer date occurring prior to the Fully Funded Date to each investor certificate, including the collateral certificate, based on the Series Allocation Percentage for that series. Allocations of the Series Allocable Principal Collections with respect to the dealer notes in the Dealer Note Trust with respect to any due period are made on each business day occurring prior to the Fully Funded Date to each investor certificate, including the collateral certificate, based on the Series Allocation Percentage for that series.

        The Series Allocation Percentage for the collateral certificate is the percentage equivalent of a fraction equal to:

  •
  the Adjusted Invested Amount of the collateral certificate over

  •
  the Trust Adjusted Invested Amount.

Excess Finance Charge Collections and Excess Principal Collections

If the Series Allocable Finance Charge Collections allocated to the collateral certificate and other available funds are insufficient to make all required distributions from those amounts with respect to the collateral certificate, the servicer will allocate Excess Finance Charge Collections, if any, from other series of investor certificates to cover the shortfall. Excess Finance Charge Collections are the portion of Series Allocable Finance Charge Collections available to the investor certificates of a series in excess of the amount used by that series. If the shortfalls with respect to the collateral certificate and all other outstanding series of investor certificates exceed all available Excess Finance Charge Collections, Excess Finance Charge Collections generally will be allocated by the servicer pro rata among the series of investor certificates with shortfalls, including the collateral certificate, based on the relative amounts of the shortfalls. To the extent that Excess Finance Charge Collections exceed the aggregate shortfall, the excess will be allocated, first, to the Excess Funding Account to the extent necessary to maintain the Seller's Invested Amount at an amount not less than the Minimum Seller's Invested Amount, and, second, to the holders of the Seller's Certificates.

        In addition, if the Series Allocable Principal Collections allocated to the collateral certificate and other available funds are insufficient to make all required distributions from those amounts with respect to the collateral certificate, the servicer will allocate Excess Principal Collections, if any, from other series of investor certificates to cover the shortfall. Excess Principal Collections are the portion of Series Allocable Principal Collections available to the investor certificates of a series in excess of the amount used by that series. If the shortfalls with respect to the collateral certificate and all other outstanding series of investor certificates exceed all available Excess Principal Collections, Excess Principal Collections generally will be allocated by the servicer pro rata among the series of investor certificates with shortfalls, including the collateral certificate, based on the relative amounts of the shortfalls. To the extent that Excess Principal Collections exceed the aggregate shortfall, the excess will be allocated, first, at the Seller's option, to the extent not required to be deposited into the Excess Funding Account to maintain the Seller's Invested Amount at an amount equal to the Minimum Seller's Invested Amount, to make discretionary deposits or payments of principal on certificates or notes; second, to the Excess Funding Account to maintain the Seller's Invested Amount at an amount not less than the Minimum Seller's Invested Amount; and third, to the holders of the Seller's Certificates.

Allocation between Seller's Interest and the Interest of the Noteholders in the Collateral Certificate

        Series Allocable Finance Charge Collections, Series Allocable Dealer Note Losses and Series Allocable Principal Collections allocated to the collateral certificate are then further allocated between the noteholders of all series as a group, on one hand, and the holders of the Seller's Certificates, on the other.

        Allocation of Series Allocable Finance Charge Collections and Series Allocable Dealer Note Losses.    Series Allocable Finance Charge Collections and Series Allocable Dealer Note Losses, with respect to any due period and the related payment date, are allocated to the noteholders' portion of the collateral certificate based on the Noteholder Floating Allocation Percentage for the collateral certificate. These amounts are referred to as "Noteholder Available Interest Amounts" and "Noteholder Allocated Dealer Note Losses," respectively. The "Noteholder Floating Allocation Percentage" is the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

  •
  the sum of the collateral amounts for each series of notes, including the Series 200    -    notes, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date), over

  •
  the product of (a) the Series Allocation Percentage for the collateral certificate and (b) the sum of aggregate principal amount of dealer notes in the Dealer Note Trust and the aggregate principal amount of funds in the Excess Funding Account, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date).

The portion of Series Allocable Finance Charge Collections for the collateral certificate not allocated to the noteholders will be released to the holders of the Seller's Certificates and will not be available or allocated to any series of notes.

        Allocation of Series Allocable Principal Collections.    Series Allocable Principal Collections, with respect to any due period and the related payment date, for the collateral certificate will be allocated to the noteholders' portion of the collateral certificate based on the Noteholder Principal Allocation Percentage for the collateral certificate. These amounts are referred to as "Noteholder Available Principal Amounts." The "Noteholder Principal Allocation Percentage" for the collateral certificate is the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

  •
  the sum of the collateral amounts for each series of notes, including the Series 200    -    notes, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date), except that for any series of notes that is amortizing or accumulating principal, the collateral amount of that series will be fixed as of the last day of the due period prior to the commencement of such amortization or accumulation, over

  •
  the product of (a) the Series Allocation Percentage for the collateral certificate and (b) the sum of the aggregate principal amount of dealer notes in the Dealer Note Trust and the aggregate principal amount of funds in the Excess Funding Account, as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date).

        The portion of Series Allocable Principal Collections not allocated to the noteholders will be released to the holders of the Seller's Certificates and will not be available or allocated to any series of notes.

Allocation between the Series 200    -    Notes and other Series of Notes

        Noteholder Available Interest Amounts, Noteholder Allocated Dealer Note Losses and Noteholder Available Principal Amounts will be allocated between the Series 200    -    notes and other series of notes on the basis of several percentages. The percentage used depends on whether Noteholder Available Interest Amounts, Noteholder Allocated Dealer Note Losses or Noteholder Available Principal Amounts are being allocated, and whether the amounts are collected in the revolving period, the accumulation period or an early redemption period for such series.

  Allocation of Noteholder Available Interest Amounts and Noteholder Allocated Dealer Note Losses.

        Noteholder Available Interest Amounts and Noteholder Allocated Dealer Note Losses, with respect to any due period and the related payment date, will be allocated to the Series 200    -    notes based on the Series 200    -    Variable Allocation Percentage. These amounts are referred to as "Series 200    -    Allocated Interest Amounts" and "Series 200    -     Allocated Dealer Note Losses," respectively. The "Series 200    -    Variable Allocation Percentage" is the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

  •
  the numerator of which is the Series 200    -    Collateral Amount as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date); and

  •
  the denominator of which is the sum of the collateral amounts for each series of notes on that same day.

This fraction will adjust to account for any additional issuances or final payment of notes of that series of notes since the prior due period.

        Allocation of Noteholder Available Principal Amounts.    Noteholder Available Principal Amounts will be allocated to the Series 200    -    notes based on the Series 200    -    Fixed Allocation Percentage. These amounts are referred to as "Series 200    -    Allocated Principal Amounts." The "Series 200    -    Fixed Allocation Percentage" is the percentage equivalent of a fraction never greater than 100% or less than 0% equal to:

  •
  the numerator of which is the Series 200    -    Collateral Amount as of the last day of the immediately preceding due period (or the issuance date in the case of the first payment date) or, if the accumulation period or an early redemption period has commenced, as of the last day of the due period ending prior to the commencement of the accumulation period or early redemption period, as applicable; and

  •
  the denominator of which is the sum of the collateral amounts for all series of notes as of the last day of the immediately preceding due period (or the issuance date of that series in the case of the first payment date), except that for any series of notes that is amortizing, repaying or accumulating principal, the collateral amount of that series will be fixed as of the last day of the due period prior to the commencement of such amortization, repayment or accumulation.

This fraction will adjust to account for any additional issuances of the notes of each series since the prior due period.

Calculation of Available Amounts

        Calculation of Series 200    -    Available Interest Amounts.    On each payment date, the indenture trustee will add the following amounts to the Series 200    -    Allocated Interest Amounts:

  •
  any net investment earnings on funds in the Interest Funding Account, the Principal Funding Account, the Spread Account and the Series 200    -    Share Percentage of any net investment earnings on the funds in the Collection Account and the Excess Funding Account;

  •
  any Excess Finance Charge Collections allocated to Series 200    -    ;

  •
  if the Series 200    -    Available Interest Amounts are insufficient to cover the interest on the Series 200    -    notes due on that payment date, available amounts up to the amount of such shortfall withdrawn from the Spread Account; and

  •
  any Excess Available Interest Amounts allocated from other series of notes to Series 200    -    .

The resulting sum is referred to as "Series 200    -    Available Interest Amounts."

        Excess Available Interest Amounts.    If Series 200    -    Available Interest Amounts, excluding any Excess Available Interest Amounts, are insufficient to make all required allocations from those amounts with respect to the Series 200    -    notes, the servicer will allocate Excess Available Interest Amounts, if any, from other series of notes to cover the shortfall. "Excess Available Interest Amounts" are the portion of the series allocable interest amounts available to a series of notes in excess of the amount used by that series. If the shortfalls with respect to the Series 200    -    notes and all other series of notes exceeds all available Excess Available Interest Amounts, Excess Available Interest Amounts will be allocated by the servicer pro rata among the series of notes with shortfalls, including Series 200    -    , based on the relative amounts of the shortfalls. If, after the application of Excess Available Interest Amounts, any shortfall with respect to Series 200    -    still remains, the indenture trustee will allocate Excess Finance Charge Collections, if any, allocated to Series 200    -    , to cover such shortfall. Any remaining Excess Available Interest Amounts will be treated as Excess Finance Charge Collections and will be allocated as described under "—Excess Finance Charge Collections and Excess Principal Collections."

        Allocation of Series 200    -    Available Interest Amounts.    On each payment date, the indenture trustee, at the direction of the servicer, will apply Series 200    -    Available Interest Amounts as follows:

  •
  first, to pay the Series 200    -    noteholders' portion of the Servicing Fee due on that date;

  •
  second, to the Interest Funding Account (i) accrued and unpaid interest on the Class A notes due on that payment date and (ii) to the extent lawful, interest at the Class A Interest Rate on any unpaid delinquent interest on the Class A notes;

  •
  third, to the Interest Funding Account (i) accrued and unpaid interest on the Class B notes due on that payment date and (ii) to the extent lawful, interest at the Class B Interest Rate on any unpaid delinquent interest on the Class B notes;

  •
  fourth, any remaining Series 200    -    Available Interest Amounts will be treated as Series 200    -    Available Principal Amounts to restore the amount deposited in the Spread Account to the Spread Account Required Amount;

  •
  fifth, any remaining Series 200    -    Available Interest Amounts will be treated as Series 200    -    Available Principal Amounts to the extent of the amount of Series 200    -    Noteholder Allocated Dealer Note Losses for the related due period;

  •
  sixth, any remaining Series 200    -    Available Interest Amounts will be treated as Series 200    -    Available Principal Amounts for the reinstatement of the Series 200    -    Collateral Amount to the extent of outstanding unreimbursed reductions (the amount being reinstated is referred to as the "Reinstatement Amount");

  •
  seventh, any remaining Series 200    -    Available Interest Amounts will be used to pay any Series 200    -    Servicing Fee which had been previously waived unless that amount has been waived again; and

  •
  eighth, any remaining Series 200    -    Available Interest Amounts will be treated as Excess Available Interest Amounts.

In addition, if Series 200    -    is in an early redemption period and if the Series 200    -    Available Interest Amounts are not sufficient to make the entire distributions required by the fifth clause above, the indenture trustee will withdraw funds from the Spread Account and apply those funds to complete the distributions under that clause.

        Calculation of Series 200    -    Available Principal Amounts.    On each payment date, the indenture trustee will add the following amounts to the Series 200    -    Allocated Principal Amounts:

  •
  any Series 200    -    Available Interest Amounts used to fund the Series 200    -    Noteholder Allocated Dealer Note Losses,

  •
  any Excess Available Principal Amounts allocated from other series of notes to Series 200    -    ; and

  •
  any Series 200    -    Available Interest Amounts used to reinstate any reduction in the Series 200    -     Collateral Amount.

The resulting sum is referred to as "Series 200    -    Available Principal Amounts."

        Excess Available Principal Amounts.    If Series 200    -    Allocated Principal Amounts and other available funds specified above are insufficient to make all required allocations from those amounts with respect to the Series 200    -    notes, the servicer will allocate Excess Available Principal Amounts, if any, from other series of notes to cover the shortfall. "Excess Available Principal Amounts" are the portion of series allocable principal amounts available to a series of notes in excess of the amount used by that series. If the shortfalls with respect to the Series 200    -    notes and all other series of notes exceeds all available Excess Available Principal Amounts, Excess Available Principal Amounts will be allocated by the servicer pro rata among the series of notes with shortfalls, including Series 200    -    , based on the relative amounts of the shortfalls. If, after the application of Excess Available Principal Amounts, any shortfall with respect to Series 200    -    still remains, the indenture trustee will allocate Excess Principal Collections, if any, allocated to Series 200    -    , to cover such shortfall. Any remaining Excess Available Principal Amounts will be treated as Excess Principal Collections and allocated as described under "—Excess Finance Charge Collections and Excess Principal Collections."

        Allocation of Series 200    -    Available Principal Amounts.    On each payment date, the indenture trustee, at the direction of the servicer, will apply Series 200    -    Available Principal Amounts as follows:

  •
  first, if the Series 200    -    Available Interest Amounts are insufficient to cover the interest on the Series 200    -    notes due on that payment date, to the Interest Funding Account the amount of that shortfall to the extent of the Series 200    -    Collateral Amount (after taking into account any reductions due to dealer note losses or reinstatements due to recoveries) with a corresponding reduction in the Series 200    -    Collateral Amount;

  •
  second, if the Series 200    -    notes are in an accumulation period, to the Principal Funding Account, the Series 200    -     Controlled Deposit Amount, and any remaining Series 200    -    Available Principal Amounts will be treated as Excess Available Principal Amounts;

  •
  third, if the Series 200    -    notes are in an early redemption period, to the Principal Funding Account any remaining Series 200    -    Available Principal Amounts to the extent of the Series 200    -    Nominal Liquidation Amount (after taking into account any reductions due to dealer note losses or reinstatements due to recoveries and any application pursuant to clause first above) for payment to the Series 200    -    noteholders, and any remaining Series 200    -    Available Principal Amounts will be treated as Excess Available Principal Amounts;

  •
  fourth, if the amount on deposit in the Spread Account is less than the Spread Account Required Amount, to the Spread Account the Spread Account Deposit Amount to the extent of the Series 200    -    Collateral Amount (after taking into account any reductions due to dealer note losses or reinstatements due to recoveries and any application pursuant to clause first above) with a corresponding reduction in the Series 200    -    Collateral Amount;

  •
  fifth, if the Series 200    -    notes are in a revolving period, at the Servicer's direction, to the Principal Funding Account any amounts that would be required to be on deposit in the Excess Funding Account up to the amount that would reduce the Series 200    -    Nominal Liquidation Amount to zero; and

  •
  sixth, if Series 200    -    is not in its accumulation period or an early redemption period, any remaining Series 200    -     Available Principal Amounts will be treated as Excess Available Principal Amounts.

Nominal Liquidation Amounts, Overcollateralization Amount, Collateral Amount, Required Seller's Invested Amount and Spread Account

        Nominal Liquidation Amounts.    The "Series 200    -    Nominal Liquidation Amount" is generally the outstanding principal amount of the Series 200    -    notes less the amount already on deposit in the Principal Funding Account in respect of the notes. However, the Series 200    -    Nominal Liquidation Amount is subject to reduction and reinstatement as described below under "—Reductions and Reinstatements." The Series 200    -    notes are not entitled to receive principal in excess of their then nominal liquidation amount.

        Series 200    -    Overcollateralization Amount.    The Series 200    -    Overcollateralization Amount represents credit enhancement that is available to pay interest on the Series 200    -    notes and to absorb dealer note losses that are allocated to the Series 200    -    notes. The Series 200    -    Overcollateralization Amount is subject to reduction and reinstatement as described below under "—Reductions and Reinstatements." The "Series 200    -    Target Overcollateralization Amount" is the amount, never less than zero, equal to    % (the "Series 200    -     Overcollateralization Percentage") of the then current Series 200    -    Nominal Liquidation Amount; provided, however, if an early redemption period has commenced, the Series 200    -    Nominal Liquidation Amount for the purpose of calculating the Series 200    -     Overcollateralization Amount will be the Series 200    -    Nominal Liquidation Amount at the commencement of that early redemption period. The "Series 200    -    Overcollateralization Amount" is equal to the Series 200    -    Target Overcollateralization Amount less the amount of any reductions to the Series 200    -    Overcollateralization Amount which have not been reinstated.

        Series 200    -    Collateral Amount.    The "Series 200    -    Collateral Amount" equals the sum of the Series 200    -    Nominal Liquidation Amount and the Series 200    -    Overcollateralization Amount. The Series 200    -    Collateral Amount represents the amount of assets of the Dealer Note Trust securing the Series 200    -    notes and determines the portion of distributions of the Dealer Note

Trust allocable to the Series 200    -    notes. The Series 200    -    Collateral Amount decreases and increases as the Series 200    -    Nominal Liquidation Amount and the Series 200    -    Overcollateralization Amount are reduced and reinstated as described below under "—Reductions and Reinstatements."

        As of the Series 200    -    cutoff date, the nominal liquidation amounts of the Class A Notes and the Class B Notes were $            and $            , respectively, the Series 200    -    Overcollateralization Amount was $                        , the Series 200    -    Collateral Amount was $                        and there was $    in the Excess Funding Account. A portion of the net proceeds of the issuance of the Series 200    -    notes will initially be deposited into the Excess Funding Account to maintain the Seller's Invested Amount. It is expected that funds in the Excess Funding Account will be transferred to the Principal Funding Account. This will effectively cash collateralize the Series 200    -    notes by the amount so deposited and cause a reduction in the Series 200    -    Nominal Liquidation Amount and a reduction in the Series 200    -    Overcollateralization Amount.

        Required Seller's Invested Amount.    The "Required Seller's Invested Amount" for the Series 200    -    notes, with respect to any business day, will equal the sum of (a) the Series 200    -     Overcollateralization Amount as of that day and (b)     % of the Series 200    -    Nominal Liquidation Amount as of that day.

        Spread Account.    On the closing date a spread account will be established with an initial deposit of $        (the "Spread Account"). The Spread Account will be an Eligible Deposit Account held in the name of the Issuer for the benefit of the Series 200    -    notes. The funds on deposit in the Spread Account will be available to supplement Series 200    -    Available Interest Amounts and, after the occurrence of an early redemption event, Series 200    -    Available Principal Amounts. Monies on deposit in the spread account will be invested in Eligible Investments. After payment in full of the outstanding principal amount of the notes any funds remaining on deposit in the Spread Account will be distributed to the Seller Certificates. On any transfer date on which the amount of funds on deposit in the spread account is greater than the Spread Account Required Amount on such transfer date, the servicer shall withdraw the amount of such excess from the Spread Account and allocate and pay such excess to the Seller Certificates. On any transfer date prior to the earlier of (1) the payment in full of the outstanding principal amount of the notes and (2) the Legal Final Maturity Date, if the amount in the Spread Account is less than the Spread Account Required Amount, the amount of such deficiency will be deposited into the Spread Account (the "Spread Account Deposit Amount"), to the extent available from Series 200    -    Available Interest Amounts and Series 200    -    Available Principal Amounts as described in "Calculation of Available Amounts."

Reductions and Reinstatements.

        The Series 200    -    Collateral Amount, Series 200    -    Overcollateralization Amount and Series 200    -    Nominal Liquidation Amount will be calculated on each payment date and will be reduced and reinstated as described below.

        Reductions.    The Series 200    -    Nominal Liquidation Amount and the Series 200    -    Overcollateralization Amount will be reduced on any payment date in the order described in the second paragraph below by the following amounts allocated on that payment date:

  (A)
  the amount, if any, of the Series 200    -    Available Principal Amounts used to pay interest on the Series 200    -    notes as described above under "—Calculation of Available Amounts;"

  (B)
  the amount of Series 200    -    Allocated Dealer Note Losses to the extent that they are not covered by Series 200    -     Available Interest Amounts as described under "—Calculation of Available Amounts;" and

  (C)
  the amount, if any, of the Series 200    -    Available Principal Amounts deposited into the Spread Account as described above under "—Calculations of Available Amounts."

        In addition, the Series 200    -    Nominal Liquidation Amount will be reduced by the amount of any funds (other than investment earnings) deposited into the Principal Funding Account since the prior date on which the Series 200    -    Collateral Amount was calculated.

        On each payment date, the amount of any reduction in the Series 200    -    Collateral Amount due to clause (A), (B) or (C) above will be allocated as follows:

  •
  first, the Series 200    -    Overcollateralization Amount will be reduced by the amount of such reduction until the Series 200    -    Overcollateralization Amount is reduced to zero;

  •
  second, the nominal liquidation amount of the Class B notes will be reduced by any remaining amount until the nominal liquidation amount of the Class B notes is reduced to zero; and

  •
  third, the nominal liquidation amount of the Class A notes will be reduced by any remaining amount until the nominal liquidation amount of the Class A notes is reduced to zero.

        If the Series 200    -    Nominal Liquidation Amount is reduced as described above, the outstanding principal amount of the Series 200    -    notes will not be similarly reduced. However, the aggregate amount of principal paid on the Series 200    -    notes will not exceed the Series 200    -    Nominal Liquidation Amount. Consequently, you will incur a loss on your notes if the Series 200    -     Overcollateralization Amount is reduced to zero and the nominal liquidation amount of your class of notes is thereafter reduced by dealer note losses or reallocations to pay interest as described above and not reinstated as described below.

        Reinstatements.    The Series 200    -    Nominal Liquidation Amount and the Series 200    -    Overcollateralization Amount will be reinstated on any payment date by the amount of the Series 200    -    Available Interest Amounts that are applied to cover the Reinstatement Amount for that payment date. The Reinstatement Amount for that payment date will be applied as follows:

  •
  first, if the nominal liquidation amount of the Class A notes has been reduced as described above and is not fully reinstated, to the nominal liquidation amount of the Class A notes until it equals the outstanding principal amount of the Class A notes and any amounts (other than investment earnings) in the Principal Funding Account on that payment date allocable to the Class A notes;

  •
  second, if the nominal liquidation amount of the Class B notes has been reduced as described above and not fully reinstated, to the nominal liquidation amount of the Class B notes until it equals the outstanding principal amount of the Class B notes and any amounts (other than investment earnings) in the Principal Funding Account on that payment date allocable to the Class B notes; and

  •
  third, to the Series 200    -    Overcollateralization Amount until the Series 200    -    Overcollateralization Amount equals the Series 200    -    Target Overcollateralization Amount.

        In addition, the Series 200    -    Nominal Liquidation Amount will be increased by the amount of funds withdrawn from the Principal Funding Account and which is deemed to be Excess Available Principal Amounts since the prior date in which the Series 200    -    Collateral Amount was calculated.

Payment on the Series 200    -    Notes

Interest

        Interest on the outstanding principal amount of the Class A notes and the Class B notes will accrue at the Class A Interest Rate and the Class B Interest Rate, respectively, and will be payable in

arrears on each payment date, commencing                        , 200  , for the preceding interest period. Each interest period will run from and including the prior payment date to but excluding the current payment date, except that the first interest period will be the period from and including the closing date to but excluding the first payment date. The Class A Interest Rate and the Class B Interest Rate for each interest period will be determined by the Calculation Agent on the LIBOR Determination Date for that interest period. Interest will be calculated on the basis of the actual number of days in each interest period divided by 360. Interest due on any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the Class A Interest Rate or the Class B Interest Rate, as applicable, to the extent permitted by applicable law. Interest payments on the Series 200    -    notes will be made solely out of applicable funds available for that purpose as described in "—Allocation between the Series 200    -    Notes and other Series of Notes."

        The payment of interest on the Class B notes is subordinate to the payment of interest on the Class A notes. No interest will be paid on the Class B notes on any payment date unless all interest due and payable on the Class A notes has been paid.

Principal

        The outstanding principal amount of the Class A notes and of the Class B notes is expected to be paid on the payment date in                        , 200  , the "Expected Principal Payment Date." If not previously paid, the outstanding principal amount of the Class A notes and Class B notes will be payable in full on the payment date in                        , 200  , the "Legal Final Maturity Date."

        Revolving Period.    The Series 200    -    notes will have a revolving period (the "revolving period") during which no principal payments will be made on the Series 200    -    notes. The revolving period begins on the closing date for the Series 200    -    notes and ends when the accumulation period or an early redemption period begins. During the revolving period, Series 200    -    Available Principal Amounts generally will be treated as Excess Available Principal Amounts and allocated as described under "—Calculation of Available Amounts"; provided, however, in the event that any amounts are on deposit in or would be required to be deposited into the Excess Funding Account, at the direction of the servicer, such amounts, but not more than the amount that would reduce the Series 200    -    Nominal Liquidation Amount to zero, may be deposited into the Principal Funding Account. If and to the extent that the servicer makes that determination, the amounts that are to be deposited into the Principal Funding Account shall for all purposes be deemed to be required deposits for the Series 200    -    notes, and Series 200    -    Available Principal Amounts and Excess Available Principal Amounts and Excess Principal Collections shall be applied to make that deposit. If on any day during the revolving period, the amounts on deposit in the Principal Funding Account are not required to maintain the Seller's Invested Amount at the Minimum Seller's Invested Amount, the amount of the excess may be released from the Principal Funding Account and shall be treated as Excess Available Principal Amounts.

        Accumulation Period.    Unless an early redemption period has commenced, the Series 200    -     notes will have an accumulation period (the "accumulation period"). The accumulation period allows for the accumulation of principal in the Principal Funding Account in anticipation of a lump sum payment to the Series 200    -    noteholders on the Series 200    -    Expected Principal Payment Date. On or prior to the payment date which is ten months prior to the Series 200    -    Expected Principal Payment Date, the servicer will determine the accumulation period length and the accumulation period commencement date.

        Unless and until an early redemption period shall have occurred and until the payment date on which the outstanding principal amount of the Series 200    -    notes is reduced to zero, on each transfer date related to a due period occurring during the accumulation period, Series 200    -

Available Principal Amounts will no longer initially be Excess Available Principal Amounts. Instead, a portion of Series 200    -    Available Principal Amounts, up to the Series 200    -    Controlled Deposit Amount for that due period, will be deposited into the Principal Funding Account and will be used to pay the principal of the Series 200    -    notes on the Expected Principal Payment Date.

        On the Expected Principal Payment Date, amounts on deposit in the Principal Funding Account will be paid, first, to the Class A noteholders until the Class A outstanding principal amount has been paid in full and, second, to the Class B noteholders until the Class B outstanding principal amount has been paid in full. Even if the amount on deposit in the Principal Funding Account on the Expected Principal Payment Date is insufficient to pay the outstanding principal amount of the Series 200    -    notes in full, the amount available will be paid to the Series 200    -    noteholders in the priority described above at that time.

        If on the Expected Principal Payment Date the amount on deposit in the Principal Funding Account is less than the outstanding principal amount of the Series 200    -    notes, an early redemption period (the "early redemption period") will begin. Although we expect that the final payment of the outstanding principal amount of the Series 200    -    notes will be made on the Expected Principal Payment Date, all or a portion of the Series 200    -    outstanding principal amount may be paid earlier as a result of the commencement of the early redemption period or, depending on the actual payment rate on the dealer notes, later than the Expected Principal Payment Date.

        Early Redemption Period and Early Redemption Events.    In addition, an early redemption period will begin upon the occurrence of an early redemption event, which will terminate the revolving period or accumulation period, as applicable, and Series 200    -    Available Principal Amounts will be used and therefore will no longer be Excess Available Principal Amounts. Instead, generally, on each payment date subsequent to the month in which an early redemption period commences, the Series 200    -    Available Principal Amounts will be distributed, first, to the Class A noteholders until the Class A nominal liquidation amount has been reduced to zero or the Legal Final Maturity Date occurs and, second, to the Class B noteholders until the Class B nominal liquidation amount has been reduced to zero or the Legal Final Maturity Date occurs. Even if the amount on deposit in the Principal Funding Account on any payment date is insufficient to pay the outstanding principal amount of the Series 200    -    notes in full, the distributions will be made to the Series 200    -    noteholders in the priority described above at that time.

        The "early redemption events" with respect to the Series 200    -    notes will include each of the Early Amortization Events in the prospectus under "Description of the Pooling and Servicing Agreement—Early Amortization Events," plus each of the following:

(1)
failure on the part of the Seller (a) to make any payment, distribution or deposit required under the pooling and servicing agreement on the date due or within five business days after the due date or (b) to observe or perform in any material respect any other material covenants or agreements of the Seller, which failure has a material adverse effect on the Series 200    -    noteholders and which continues unremedied for a period of 60 days after written notice of that failure shall have been given to the Seller;

(2)
any representation or warranty made by the Seller in the pooling and servicing agreement or any information contained in the schedule of dealer notes delivered to the Dealer Note Trust shall prove to have been incorrect in any material respect when made or when delivered, which representation, warranty or schedule, or the circumstances or condition that caused that representation, warranty or schedule to be incorrect, continues to be incorrect or uncured in any material respect for a period of 60 days after written notice of that incorrectness shall have been given to the Seller and as a result of which the interests of the Series 200    -    noteholders are materially and adversely affected. However, an early redemption event shall not be deemed to occur if the Seller has repurchased the related dealer notes or all dealer notes, if applicable, during that period in accordance with the provisions of the pooling and servicing agreement;

(3)
the occurrence of specified events of bankruptcy, insolvency or receivership relating to the Seller, Navistar Financial, International or Navistar International Corporation;

(4)
the Seller shall become legally unable for any reason to transfer dealer notes to the Dealer Note Trust in accordance with the provisions of the pooling and servicing agreement;

(5)
on any payment date, after giving effect to the distributions to be made on that payment date, the Series 200    -    Target Overcollateralization Amount exceeds the Series 200    -    Overcollateralization Amount by more than the Series 200    -     Overcollateralization Amount Shortfall Trigger;

(6)
any Servicer Termination Event shall occur which would have a material adverse affect on the Series 200    -    noteholders and for which the servicer has received a notice of termination;

(7)
on any determination date, as of the last day of the preceding due period, the aggregate principal balance amount of dealer notes owned by the Dealer Note Trust relating to used vehicles exceeds    % of the aggregate principal balance of dealer notes held by the Dealer Note Trust on that last day;

(8)
on any determination date, Turnover is less than    ;

(9)
the outstanding principal amount of the Series 200    -    notes is not repaid by the Expected Principal Payment Date of the Series 200    -    notes;

(10)
the Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not exempt from compliance with that Act;

(11)
the occurrence of an event of default under the indenture;

(12)
the delivery by the Seller to the trustee of the Dealer Note Trust of a notice stating that the Seller will no longer continue to sell dealer notes to the Dealer Note Trust beginning on the date specified in that notice;

(13)
on three consecutive determination dates, the "Average Coverage Differential" (which is the average of the highest three of the four most recent Coverage Differentials) shall be equal to or less than            ;

(14)
at the end of any due period, the Seller's Invested Amount is reduced to an amount less than the Minimum Seller's Invested Amount and the Seller has failed to assign additional dealer notes or cash to the Dealer Note Trust in the amount of that deficiency within ten business days following the end of that due period;

(15)
on any determination date, the quotient of (a) the sum of Dealer Note Losses for the related due period and the five immediately preceding due periods and (b) the sum of Principal Collections for the related due period and the five immediately preceding due periods, is greater than or equal to    %; and

(16)
failure on the part of International to make a deposit in the Interest Deposit Account required by the terms of the Interest Deposit Agreement on or before the date occurring five business days after the date that deposit is required by the Interest Deposit Agreement to be made.

In the case of any event described in clauses 1, 2 or 6 above, an early redemption event with respect to Series 200    -    will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the indenture trustee or Series 200    -    noteholders holding Series 200    -    notes evidencing more than 50% of the outstanding principal amount of the

Series 200    -    notes by written notice to the Seller, the servicer, the Dealer Note Trust trustee and, if given by Series 200    -     noteholders, the indenture trustee, declare that an early redemption event has occurred as of the date of that notice. In the case of any early redemption event that is also an Early Amortization Event as described in the prospectus or any event other than 1, 2 or 6 described above, an early redemption event with respect to the Series 200    -    notes will be deemed to have occurred without any notice or other action on the part of the indenture trustee or the Series 200    -    noteholders immediately upon the occurrence of that event.

Final Payment of the Series 200    -    Notes

        Series 200    -    noteholders will be entitled to payment of principal in an amount equal to the outstanding principal amount of the Series 200    -    notes. However, Series 200    -    Available Principal Amounts will be available to pay principal on the Series 200    -    notes only up to the Series 200    -    Nominal Liquidation Amount, which may have been reduced by charge-offs due to uncovered principal defaults on dealer notes in the Dealer Note Trust and reallocations of Series 200    -    Available Principal Amounts to pay interest on the Series 200    -    notes. If the nominal liquidation amount of a class of notes has been reduced below the outstanding principal amount of that class of notes and not reinstated to that amount as described in this prospectus supplement, the noteholders of that class will not receive full payment of the outstanding principal amount of their notes.

        The Series 200    -    notes will be considered to be paid in full, the holders of the Series 200    -    notes will have no further right or claim, and the Issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

  •
  the date on which the outstanding principal amount of the Series 200    -    notes, minus any unreimbursed losses and principal reallocations allocated to the Series 200    -    notes, is reduced to zero and all accrued interest on the Series 200    -    notes is paid in full; or

  •
  the Legal Final Maturity Date of the Series 200    -    notes, after giving effect to all deposits, allocations, reallocations, sales of dealer notes and payments to be made on that date.

Series 200    -    Noteholders' Portion of Servicing Fee

        The Series 200    -    noteholders' portion of the Series Allocable Servicing Fee is equal to

  •
  1/12 of the product of (i) 1.0% and (ii) the sum of the aggregate principal amounts of the dealer notes in the Dealer Note Trust, multiplied by

  •
  the quotient of (i) the numerator of which is the nominal liquidation amount of the Series 200    -    notes, and (ii) the denominator of which is equal to the sum of the aggregate principal amount of the dealer notes in the Dealer Note Trust and the aggregate principal amount of the funds in the Excess Funding Account.

If the servicer, in its sole discretion, elects to waive any portion of its servicing fee for a payment date, the servicer will receive such servicing fee on a future payment date out of the amount, if any, available pursuant to clause seventh under "Allocation of Funds From the Dealer Note Trust to the Series 200    -    Notes—Calculation of Available Amounts—Allocation of Series 200—Available Interest Amounts" above.

OTHER SERIES OF NOTES

        At the date of this prospectus supplement, there are no outstanding series of notes.

OTHER SERIES OF INVESTOR CERTIFICATES ISSUED BY THE DEALER NOTE TRUST

        The table below describes the principal characteristics of the other series of investor certificates issued by the Dealer Note Trust which are outstanding on the date of this prospectus supplement.

Series 1995-1
Certificate Rate	LIBOR + 0.30%
Closing Date	June 8, 1995
Expected Payment Date	August 25, 2004
Initial Invested Amount	$200,000,000
Number of classes within Series	One
Ordinary means of principal repayment	Accumulation Period
Primary source of credit enhancement	Subordination
Series Termination Date	August 25, 2007
Servicing Fee Percentage	1%
Subordinated Percentage	15.5%
Series 1998-1
Certificate Rate	LIBOR + 0.16%
Closing Date	July 17, 1998
Expected Payment Date	July 25, 2008
Initial Invested Amount	$200,000,000
Number of classes within Series	One
Ordinary means of principal repayment	Accumulation Period
Primary source of credit enhancement	Subordination
Series Termination Date	July 25, 2011
Specified Accumulation Period Commencement Date	October 1, 2007
Servicing Fee Percentage	1%
Subordinated Percentage	15.5%
Series 2000-VFC
Certificate Rate	Floating, cost of Funds plus a margin
Closing Date	January 28, 2000
Expected Payment Date	February 17, 2005, if not extended by agreement
Maximum Invested Amount	$200,000,000
Current Invested Amount	$0
Number of classes within Series	One
Ordinary means of principal repayment	Amortization Period
Primary source of credit enhancement	Subordination
Series Termination Date	36 months after Expected Payment Date
Servicing Fee Percentage	1%
Subordinated Percentage	15.5%

Series 2000-1
Certificate Rate
Class A	LIBOR + 0.25%
Class B	LIBOR + 0.55%
Closing Date	July 13, 2000
Expected Payment Date	June 27, 2005
Initial Invested Amount	$212,000,000
Number of classes within Series	Two
Ordinary means of principal repayment	Accumulation Period
Primary source of credit enhancement	Subordination
Series Termination Date	June 25, 2008
Specified Accumulation Period Commencement Date	September 1, 2004
Servicing Fee Percentage	1%
Subordinated Percentage	9.0%
Series 2003-1
Certificate Rate
Class A	LIBOR + 0.30%
Class B	LIBOR + 1.20%
Closing Date	July 10, 2003
Expected Payment Date	June 26, 2006
Initial Invested Amount	$212,000,000
Number of classes within Series	Two
Ordinary means of principal repayment	Accumulation Period
Primary source of credit enhancement	Subordination
Series Termination Date	June 25, 2009
Specified Accumulation Period Commencement Date	September 1, 2005
Servicing Fee Percentage	1%
Subordinated Percentage	9.0%

PLAN OF DISTRIBUTION

        Subject to the terms and conditions contained in an underwriting agreement, the Seller has agreed to sell to                        , as the underwriter, and the underwriter has agreed to purchase from the Seller, all of the Series 200    -    notes.

        The Seller has been advised that the underwriter proposes initially to offer the Series 200    -    notes to the public at the public offering prices set forth on the cover page of this prospectus supplement, and to certain dealers at such prices less a selling concession not in excess of the percentage set forth below for each class of notes. The underwriter may allow, and such dealers may reallow to certain other dealers, a subsequent concession not in excess of the percentage set forth below for each class of notes. After the initial public offering, the public offering price and such concessions may be changed.

	Selling Concession	Reallowance	Underwriting Discount
Class A Notes
Class B Notes

        In order to facilitate the offering of the Series 200    -    notes, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Series 200    -    notes. Specifically, the underwriter may overallot in connection with the offering, creating a short position in the Series 200    -    notes, and the underwriter may bid for, and purchase, the Series 200    -    notes in

the open market. Any of these activities may stabilize or maintain the market price of the Series 200    -    notes above independent market levels. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

        The Seller does not intend to apply for listing of the Series 200    -    notes on a national securities exchange. The underwriter intends to make a secondary market in the Series 200    -    notes but has no obligation to do so. No one can assure that a secondary market for the Series 200    -     notes will develop or, if it does develop, that it will continue or that it will provide holders of the Series 200    -    notes with a sufficient level of liquidity of, or trading markets for, the Series 200    -    notes.

        In the ordinary course of its business, the underwriter and its affiliates have engaged and may in the future engage in commercial banking or investment banking transactions with affiliates of the Seller, including the Seller's parent, Navistar Financial.

        The Seller and Navistar Financial have agreed to indemnify the underwriter against specified liabilities including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make under the Securities Act of 1933, as amended.

        Each underwriter has represented and agreed that:

  (a)
  it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

  (b)
  it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business;

  (c)
  it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Seller or the Issuer; and

  (d)
  it has not offered or sold and, prior to the date which is six months after the date of issue of the notes will not offer or sell any note to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Regulations.

ERISA CONSIDERATIONS

        Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt treatment of the notes could change, after their issuance, if the Issuer incurred losses. However, the acquisition or holding of such notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the Seller, the servicer, the indenture trustee, the owner trustee, the trust, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." An underwriter exemption is not available for the purchase or holding of notes with plan assets of a benefit plan. For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the prospectus.

LEGAL MATTERS

        The legality of the Series 200    -    notes and certain legal matters regarding tax consequences of the issuance of the Series 200    -    notes and creditors rights will be passed upon for Navistar Financial and the Seller by Kirkland & Ellis LLP, Chicago, Illinois. In addition to the legal opinions described in the prospectus, specified legal matters relating to the Series 200    -    notes will be passed upon for the underwriter by                         .

GLOSSARY

        "accumulation period" is defined on page S-22.

        "Accumulation Period Commencement Date" means the first day of the nth full due period prior to the Expected Principal Payment Date where n is the number of due periods in the Accumulation Period Length; provided, however, that the Accumulation Period Commencement Date shall be the Specified Accumulation Period Commencement Date if, on the Specified Accumulation Period Commencement Date, any other outstanding series of notes shall have entered into an early redemption period.

        "Accumulation Period Length" means a period which is between one and nine due periods and which is determined by the servicer in its sole discretion on or prior to the first day of the due period which is ten months prior to the due period related to the payment date which is the expected principal payment date.

        "Available Amounts" means the Noteholder Available Interest Amounts and the Noteholder Available Principal Amounts.

        "Average Coverage Differential" is defined on page S-24.

        "Calculation Agent" shall initially be the indenture trustee.

        "Class A Interest Rate" is LIBOR plus    %.

        "Class B Interest Rate" is LIBOR plus    %.

        "Coverage Differential" means, with respect to any due period, the result of (a) the annualized percentage yield on the dealer notes for such due period minus (b) the sum of (1) the Weighted Average Note Rate for the related distribution period and (2)    (    %). Coverage Differential shall be expressed as a percentage, and shall be rounded to the nearest one-hundredth of a percentage point.

        "early redemption event" is defined on page S-23.

        "early redemption period" is defined on page S-23.

        "Excess Available Interest Amounts" is defined on page S-17.

        "Excess Available Principal Amounts" is defined on page S-18.

        "Expected Principal Payment Date" is defined on page S-22.

        "FSMA" is defined on page S-28.

        "Interest Funding Account" means an Eligible Deposit Account maintained by the servicer in the name of the indenture trustee for the benefit of the Series 200    -    noteholders and in which interest is deposited for payment to the Series 200    -    noteholders.

        "interest period" means, with respect to any payment date, the period from and including the preceding payment date to but excluding that payment date, or, in the case of the first payment date, from and including the closing date to but excluding the first payment date.

        "Legal Final Maturity Date" is defined on page S-22.

        "LIBOR" means the interest rate determined by the indenture trustee in accordance with the following provisions:

  (1)
  On each LIBOR Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in United States Dollars having a one month maturity, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on that LIBOR Determination Date. These posted offered rates are for value on the second business day after which dealings in deposits in United States Dollars are transacted in the London interbank market. If at least two of these offered rates appear on the Reuters Screen LIBO Page, the rate for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of these offered rates as determined by the trustee. If fewer than two offered rates appear, LIBOR for that LIBOR Determination Date will be determined as if the parties had specified the rate described in (2) below.

  (2)
  On any LIBOR Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (1) above, LIBOR will be determined on the basis of the rates at which deposits in United States Dollars are offered by the Reference Banks at approximately 11:00 A.M., London time, on that LIBOR Determination Date to prime banks in the London interbank market, having a one month maturity, those deposits commencing on the second London business day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time. The trustee will request the principal London office of each of those Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, LIBOR for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of those quotations. If fewer than two quotations are provided, LIBOR for that LIBOR Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates quoted by three major banks in The City of New York selected by the trustee at approximately 11:00 A.M., New York City time, on that LIBOR Determination Date for loans in United States Dollars to leading European banks, having a one month maturity, those loans commencing on the second London business day immediately following that LIBOR Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in that market at that time, provided, however, that if the banks in The City of New York selected as aforesaid by the Trustee are not quoting as mentioned in this sentence, LIBOR with respect to that LIBOR Determination Date will be LIBOR in effect immediately prior to that LIBOR Determination Date.

        "LIBOR Determination Date" means, for any interest period, the date which is two London business days prior to the start of that interest period, which for the initial interest period is                        , 200    .

        "Noteholder Allocated Dealer Note Losses" is defined on page S-15.

        "Noteholder Available Interest Amounts" is defined on page S-15.

        "Noteholder Available Principal Amounts" is defined on page S-15.

        "Noteholder Floating Allocation Percentage" is defined on page S-15.

        "Noteholder Principal Allocation Percentage" for the collateral certificate, is defined on page S-15

        "Principal Funding Account" means an Eligible Deposit Account maintained by the servicer in the name of the indenture trustee for the benefit of the Series 200    -    noteholders and in which principal is accumulated for payment to the Series 200    -    noteholders.

        "Reference Banks" means the principal London offices of JPMorgan Chase Bank, NA, Citibank and Bank of America, NA.

        "Regulations" is defined on page S-28.

        "Reinstatement Amount" is defined on page S-18.

        "Required Seller's Invested Amount" is defined on page S-20.

        "revolving period" is defined on page S-22.

        "Series 200    -    Accounts" means the Principal Funding Account, the Interest Funding Account and the Spread Account.

        "Series 200    -    Allocated Dealer Note Losses" is defined on page S-16.

        "Series 200    -    Allocated Interest Amounts" is defined on page S-16.

        "Series 200    -    Allocated Principal Amounts" is defined on page S-16.

        "Series 200    -    Available Interest Amounts" is defined on page S-17.

        "Series 200    -    Available Principal Amounts" is defined on page S-18.

        "Series 200    -    Collateral Amount" is defined on page S-19.

        "Series 200    -    Controlled Accumulation Amount" is equal to the outstanding principal amount of the Series 200    -    notes as of the last day of the due period preceding the Accumulation Period Commencement Date, minus any amounts on deposit in the Principal Funding Account as of the last day of the due period preceding the Accumulation Period Cmmencement Date, divided by the Accumulation Period Length.

        "Series 200    -    Controlled Deposit Amount" for any due period occurring during the accumulation period means the excess, if any, of:

  (1)
  the product of the Series 200    -    Controlled Accumulation Amount and the number of due periods that have occurred with respect to the accumulation period through and including that due period (but not in excess of the Accumulation Period Length), plus any amounts on deposit in the Principal Funding Account as of last day of the due period preceding the Accumulation Period Commencement Date, over

  (2)
  the amount on deposit in the Principal Funding Account at the end of the preceding due period,

except that, notwithstanding the foregoing, the Seller may, in its sole discretion, increase the Series 200    -    Controlled Deposit Amount at any time and from time to time.

        "Series 200    -    cut-off date" means                        , 200    .

        "Series 200    -    Fixed Allocation Percentage" is defined on page S-16.

        "Series 200    -    Nominal Liquidation Amount" is defined on page S-19.

        "Series 200    -    Noteholders Allocated Dealer Note Losses" means the product of (a) Series 200    -    Allocated Dealer Note Losses and (b) the Series 200    -    Nominal Liquidation Amount, divided by (c) the Series 200    -    Collateral Amount.

        "Series 200    -    Overcollateralization Amount" is defined on page S-19.

        "Series 200    -    Overcollateralization Amount Shortfall Trigger" means            .

        "Series 200    -    Overcollateralization Percentage" is defined on page S-19.

        "Series 200    -    Share Percentage" means the product of the Series Allocation Percentage, the Noteholder Floating Allocation Percentage and the Series 200    -    Variable Allocation Percentage.

        "Series 200    -    Target Overcollateralization Amount" is defined on S-19.

        "Series 200    -    Variable Allocation Percentage" is defined on page S-16.

        "Specified Accumulation Period Commencement Date" means                        , 200    .

        "Spread Account" is defined on page S-20.

        "Spread Account Deposit Amount" is defined on page S-20.

        "Spread Account Required Amount" means, with respect to the Series 200    -    noteholders, for any payment date an amount equal to 0.50% of the Series 200    -    Nominal Liquidation Amount.

        "Turnover" means, on any determination date, the quotient of (1) the product of (a) the sum of Dealer Note Collections for each of the related due period and the two immediately preceding due periods and (b) four, divided by (2) the daily average principal amount of dealer notes outstanding during such due periods.

        "Weighted Average Note Rate" means, for any payment date, the sum of:

  (1)
  the Class A Interest Rate, multiplied by a fraction, the numerator of which is the outstanding principal amount of the Class A notes and the denominator of which is the Series 200    -    outstanding principal amount; and

  (2)
  the Class B Interest Rate, multiplied by a fraction, the numerator of which is the outstanding principal amount of the Class B notes and the denominator of which is the Series 200    -    outstanding principal amount.

        "Wholesale Portfolio" is defined on page S-8.

$

Navistar Financial Dealer Note Master Owner Trust

$

Floating Rate Dealer Note Asset Backed Notes, Class A, Series 200    -

$

Floating Rate Dealer Note Asset Backed Notes, Class B, Series 200    -

Prospectus Supplement
                        , 200

[                        ]

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the notes in any state where the offer of such securities is not permitted.

        We do not claim the accuracy of the information in this prospectus supplement or in the prospectus as of any date other than the date stated on their respective covers.

        Until                        , all dealers that buy, sell or trade the notes may be required to deliver a prospectus and prospectus supplement regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be paid by Navistar Financial Securities Corporation.

Securities and Exchange Commission registration fee	$83,622
Accounting fees and expenses	330,300
Legal fees and expenses	900,000
Trustee's fees	300,000
Printing and engraving	300,000
Blue sky fees and expenses (including counsel)	30,000
Rating Agency Fees	1,200,000
Miscellaneous	120,000

Total	$3,263,922

Item 15.    Indemnification of Directors and Officers

        Each of Navistar International Corporation, International Truck and Engine Corporation (f/k/a Navistar International Transportation Corp.), Navistar Financial Corporation and Navistar Financial Securities Corporation are incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        Each of the Bylaws with respect to Navistar International Corporation, International Truck and Engine Corporation, Navistar Financial Corporation and Navistar Financial Securities Corporation, provide, in effect, that, subject to certain limited exceptions, each such corporation will indemnify its officers and directors to the extent permitted by Delaware General Corporation Law. In addition, Navistar International Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of Navistar International Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such expense, liability or loss under the Delaware General Corporation Law).

        Insofar as indemnification by a company for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, the companies have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits.

  (a)
  Exhibits:

          The exhibits to this Registration Statement are listed in the Exhibit Index below.

  (b)
  Financial Statements Schedules: Not applicable with respect to the Registrant.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

            (ii)   To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, unless the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the Co-Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rolling Meadows, State of Illinois, on May 5, 2004.

NAVISTAR FINANCIAL SECURITIES CORPORATION
as originator of the Trusts and Co-Registrant, and as Seller on behalf of each of the Navistar Financial Dealer Note Master Owner Trust and the Navistar Financial Dealer Note Master Trust, each as Co-Registrant
By:	/s/ ANDREW J. CEDEROTH Andrew J. Cederoth Vice President and Treasurer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew J. Cederoth and Steven K. Covey, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name and stead, in any and all capacities, including his capacity as a director and/or officer of Navistar Financial Securities Corporation, to sign and file any and all amendments, including post-effective amendments, to this registration statement or any registration statement relating to any offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as he might or could do in person and hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 2 to Registration Statement and Power of Attorney have been signed on May 5, 2004, by the following persons in the capacities indicated.

Signatures	Capacity

/s/ PAMELA J. TURBEVILLE Pamela J. Turbeville	Director, Chief Executive Officer
/s/ ANDREW J. CEDEROTH Andrew J. Cederoth	Director, Vice President and Treasurer (Principal Financial Officer)
* PAUL E. MARTIN Paul E. Martin	Director, Vice President and Controller (Principal Accounting Officer)

* VERNON M. ENDO Vernon M. Endo	Director
* TERRY M. ENDSLEY Terry M. Endsley	Director
/s/ ANDREA ROBERTSON Andrea Robertson	Director
* THOMAS M. HOUGH Thomas M. Hough	Director
* ROBERT C. LANNERT Robert C. Lannert	Director
*
The undersigned by signing his name hereto, does sign and execute this Pre-Effective Amendment No. 2 to the Registration Statement pursuant to a Power of Attorney executed by the above-named officers and directors and previously filed with the Commission.
*By:	/s/ ANDREW J. CEDEROTH Andrew J. Cederoth Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement (No. 333-32960)).
3.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement (No. 33-36767)).
3.3	Form of Certificate of Trust for Navistar Financial Dealer Note Master Owner Trust (the "Issuer") (included in Exhibit 4.8).
4.1
Form of Pooling and Servicing Agreement dated as of June 8, 1995 (the "Pooling and Servicing Agreement"), among the Registrant, Navistar Financial Corporation ("NFC"), JPMorgan Chase Bank, and The Bank of New York as trustee of the Navistar Financial Dealer Note Master Trust (the "Dealer Note Trust Trustee") (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated December 12, 2003).
4.2	Amendment No. 1 to the Pooling and Servicing Agreement, dated as of September 12, 1995 (incorporated by reference to Exhibit 4.11 to the Registrant's Registration Statement (No. 333-30737)).
4.3	Amendment No. 2 to the Pooling and Servicing Agreement, dated as of March 27, 1996 (incorporated by reference to Exhibit 4.12 to the Registrant's Registration Statement (No. 333-30737)).
4.4	Amendment No. 3 to the Pooling and Servicing Agreement, dated as of July 17, 1998 (incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement (No. 333-32960)).
4.5	Amendment No. 4 to the Pooling and Servicing Agreement, dated as of June 2, 2000 (incorporated by reference to Exhibit 4.7 of the Registrant's Registration Statement (No. 333-32960)).
4.6	Amendment No. 5 to the Pooling and Servicing Agreement, dated as of July 13, 2000 (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K dated July 13, 2000).
4.7	Amendment No. 6 to the Pooling and Servicing Agreement, dated as of October 31, 2003.
4.8	Form of Series Supplement among the Registrant, NFC, JPMorgan Chase Bank and the Dealer Note Trust Trustee (including form of Collateral Certificate).
4.9	Form of Master Indenture between the Issuer and the Indenture Trustee.
4.10	Form of Series Indenture Supplement between the Issuer and the Indenture Trustee (including forms of notes).
4.11	Form of Trust Agreement between the Registrant and the Owner Trustee.
5.1	Opinion of Kirkland & Ellis LLP with respect to certain matters involving the Notes and the Collateral Certificate.

8.1	Opinion of Kirkland & Ellis LLP with respect to certain tax matters.
10.1	Form of Master Trust Purchase Agreement between Navistar Financial Corporation and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement (No. 33-87374)).
10.2
Form of Master Revolving Credit Agreement between Navistar Financial Corporation and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement (No. 33-36767)).
10.3
Interest Deposit Agreement by and among International Truck and Engine Corporation (f/k/a Navistar International Transportation Corp.), NFC, the Registrant, and the Master Trust Trustee, dated as of June 8, 1995 (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement (No. 333-32960)).
23.1	Consent of Kirkland & Ellis LLP (included in opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on signature page of this filing and the initial filing).
25.1*	Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.
99.1	Form of Administration Agreement among the Issuer, the Administrator and the Indenture Trustee.

*
To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

QuickLinks

WHERE TO FIND INFORMATION IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT
SUMMARY
RISK FACTORS
THE SELLER, THE DEALER NOTE TRUST AND THE ISSUER
USE OF PROCEEDS
THE NAVISTAR FINANCIAL DEALER FLOOR PLAN FINANCING BUSINESS
RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE CORPORATION
THE NOTES
DESCRIPTION OF THE INVESTOR CERTIFICATES ISSUED BY THE DEALER NOTE TRUST
SOURCES OF FUNDS TO PAY THE NOTES
DESCRIPTION OF THE INDENTURE
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT
DESCRIPTION OF THE PURCHASE AGREEMENT
CERTAIN MATTERS RELATING TO BANKRUPTCY
CERTAIN MATTERS RELATING TO THE DEALER NOTES AND THE COLLATERAL CERTIFICATE
MATERIAL FEDERAL INCOME TAX MATTERS
STATE TAX MATTERS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
GLOSSARY
ANNEX I

WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
THE DEALER NOTES
SERIES PROVISIONS
ALLOCATION OF FUNDS FROM THE DEALER NOTE TRUST TO THE SERIES 200 - NOTES
  Reductions and Reinstatements.
OTHER SERIES OF NOTES
OTHER SERIES OF INVESTOR CERTIFICATES ISSUED BY THE DEALER NOTE TRUST
PLAN OF DISTRIBUTION
ERISA CONSIDERATIONS
LEGAL MATTERS
GLOSSARY
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX